PROSPECTUS SUPPLEMENT
(To prospectus dated September 9, 1999)
------------------
RBMG FUNDING CO. MORTGAGE LOAN TRUST
1999-2                                                    $125,000,000
ISSUER

RBMG, INC.                                   ASSET-BACKED NOTES, SERIES 1999-2
SERVICER

RESIDENTIAL ASSET FUNDING CORPORATION
SPONSOR
------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE ACCOMPANYING PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE NOTES.

THE NOTES REPRESENT NON- RECOURSE OBLIGATIONS OF THE TRUST ONLY AND ARE NOT INTERESTS IN OR OBLIGATIONS OF ANY OTHER PERSON.

NEITHER THE NOTES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE NOTES --

o The trust will issue two classes of notes. Each class of notes will be backed primarily by a pledge of one of the two groups of mortgage loans.

o Interest and principal on the notes is scheduled to be paid monthly on the 25th day of the month, or the next business day. The first scheduled payment date is December 27, 1999.

CREDIT ENHANCEMENT --

o The notes will have the benefit of a financial guaranty insurance policy from Ambac Assurance Corporation that will guarantee timely interest payments due on the notes on each payment date and the payment of the outstanding principal balance of the notes on the final scheduled payment date.

                                  [LOGO] AMBAC

o The notes will be cross collateralized to a limited extent and will have the benefit of overcollateralization created by the application of excess interest in the early years of the transaction.


OFFERING INFORMATION:


                   AGGREGATE NOTE                         UNDERWRITING     PROCEEDS TO THE
CLASS                  BALANCE        PRICE TO PUBLIC       DISCOUNT           SPONSOR
---------------   ----------------   -----------------   --------------   ----------------
A-1 ...........     $ 85,000,000            99.75%       0.25%              $ 84,787,500
A-2 ...........     $ 40,000,000            99.75%       0.25%              $ 39,900,000
Total .........     $125,000,000            99.75%                          $124,687,500

The proceeds to the sponsor are calculated without taking into effect the expenses of this offering, which are expected to be $350,000.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             FIRST UNION SECURITIES

          The date of this prospectus supplement is November 18, 1999

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS

              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS



         We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

         This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the accompanying prospectus. You are urged to read both this prospectus supplement and the accompanying prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

         THE ACCOMPANYING PROSPECTUS CONTAINS INFORMATION WHICH DESCRIBES THE POSSIBLE CHARACTERISTICS OF DIFFERENT SERIES OF SECURITIES, AND IS NOT INTENDED TO BE CONTRADICTORY TO THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

                                TABLE OF CONTENTS


SUMMARY.............................................1

RISK FACTORS........................................5

TRANSACTION OVERVIEW...............................10
   Formation of the Trust..........................10
   The Owner Trustee...............................10
   The Indenture Trustee...........................10
   The Sponsor.....................................10
   The Servicer....................................10
   The Subservicer.................................11
   Origination, Sale and Pledge of the
     Mortgage Loans................................11
   Issuance of the Notes...........................12
   Issuance of the Financial Guaranty
     Insurance Policy..............................12
   RBMG Funding Co.................................12

DESCRIPTION OF THE MORTGAGE POOL...................12
   General.........................................12
   Difference between Statistical Calculation
     Date and Closing Date Groups..................13
   The Mortgage Pool...............................13

UNDERWRITING STANDARDS.............................59
   General.........................................59
   Application Process.............................59
   Residential Loan Programs.......................60
   Standard Documentation Programs.................61
   Specialty Residential Loan Programs.............61
   Categories and Criteria.........................62
   Exceptions......................................64
   Meri-Qwik.......................................64
   Index Applicable to the Adjustable Rate Loans...65

RBMG...............................................65

DESCRIPTION OF THE NOTES...........................67
   General.........................................67
   Book-Entry Registration and Definitive Notes....68
   Assignment of Mortgage Loans....................68
   Payments on the Notes...........................70
   Calculation of One-Month Libor..................72
   Note Accounts...................................73
   Overcollateralization Feature...................73
   Reports to Noteholders..........................75
   Redemption of the Notes.........................75
   Payments to the Holder(s) of the
      Trust certificates...........................75
   Optional Purchase of Delinquent Mortgage Loans..75
   P&I Advances....................................76
   Compensating Interest Payments..................76
   Note Events of Default..........................77
   Rights Upon Event of Default....................77
   List of Noteholders.............................78
   The Indenture Trustee...........................78

CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS........78
   General.........................................78
   Amortization of the Notes as a result of
     allocation of Excess Cash.....................79
   The effect of One-Month LIBOR...................79
   Defaults on the Mortgage Loans..................79
   Weighted Average Life of the Notes..............80

SERVICING OF THE MORTGAGE LOANS....................86
   General.........................................86
   Subservicing....................................86
   The Subservicer.................................87
   Servicing Compensation and Payment of Expenses..91
   Standard Hazard Insurance Policies..............91
   Payments on Mortgage Loans; Collection Account..92
   Realization Upon Defaulted mortgage loans.......93
   Enforcement of Due-On Sale Clauses..............93
   Evidence as to Compliance.......................94
   Certain Matters Regarding Servicer's
     Servicing Obligations.........................94
   Amendment of the Servicing Agreement............95
   Servicer Events of Default and Termination
     Event.........................................95
   Servicing Obligations; Limitation On
     Resignation of the Servicer...................96
   Termination.....................................96

THE NOTE INSURER AND THE FINANCIAL GUARANTY
   INSURANCE POLICY................................96
   The Note Insurer................................97
   The Financial Guaranty Insurance Policy.........98

ERISA CONSIDERATIONS..............................100

USE OF PROCEEDS...................................101

LEGAL INVESTMENT CONSIDERATIONS...................101

UNDERWRITING......................................101

MATERIAL FEDERAL INCOME TAX CONSEQUENCES..........102
   Treatmentof the Notes..........................102
   Treatmentof the Trust..........................104

STATE TAXES.......................................104

EXPERTS...........................................104

LEGAL MATTERS.....................................104

RATING OF THE NOTES...............................104

GLOSSARY............................................i

ANNEX I.............................................1

                                                      SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of structural provisions, calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus.

                         -------------------------------


PARTIES TO THE TRANSACTION

TITLE OF SERIES

RBMG Funding Co. Mortgage Loan Trust 1999-2,
Asset-Backed Notes, Series 1999-2.

SPONSOR

Residential Asset Funding Corporation

SERVICER

RBMG, Inc.

SUBSERVICER

Ocwen Federal Bank FSB

ISSUER

RBMG Funding Co. Mortgage Loan Trust 1999-2

INDENTURE TRUSTEE

Bankers Trust Company

OWNER TRUSTEE

Wilmington Trust Company

NOTE INSURER

Ambac Assurance Corporation


DESCRIPTION OF THE NOTES

THE NOTES

The trust will issue two classes of notes: the class A-1 notes and the class A-2 notes. The initial principal amount is as set forth on the cover of this prospectus supplement. The final scheduled payment date of each class of notes is December 25, 2030. You should be aware that it is anticipated that the actual final payment date will occur earlier than the final scheduled payment date.

The trust will issue the notes in book-entry form in integrals of $1,000.

THE ASSETS OF THE TRUST

The notes will be backed solely by a pledge of the assets of the trust. The assets of the trust will consist primarily of:

o two separate groups of fixed and adjustable rate, residential one- to four-family, first lien mortgage loans with the mortgage loans in group I securing the class A-1 notes, and those in group II securing the class A-2 notes;
o    a security interest in the underlying property;

o    principal and interest payments on the mortgage loans;

o money on deposit in any reserve account that may be established with respect to the trust; and

o an interest rate cap agreement that is designed to provide extra cashflow to be used for credit enhancement purposes.

CUT-OFF DATE

As of the opening of business on November 1, 1999 (other than those mortgage loans originated after that date).

STATISTICAL CALCULATION DATE

As of the opening of business on November 1, 1999.

CLOSING DATE

On or about November 30, 1999.

FUNDS AVAILABLE FOR PAYMENT OF INTEREST AND PRINCIPAL

The following funds will generally be available for the payment of interest and principal on a particular class of notes:

o collections on the mortgage loans in the related group, net of fees and expenses;
o any advances made by the servicer in respect of delinquent payments of principal and interest on mortgage loans in the related group;
o interest payments made by the servicer to compensate in part for any shortfall in interest payments on the notes caused by a mortgagor prepaying all or part of a mortgage loan in the related group;
o any amounts resulting from the repurchase, release, removal or substitution of a mortgage loan in the related group;
o to a limited extent, payments received by the indenture trustee under an interest rate cap agreement;
o to a limited extent, excess amounts available from the mortgage loans in the other group, or available from the reserve account; and
o amounts deposited in connection with the redemption of the particular class of notes.

NOTE INTEREST RATE AND THE AVAILABLE FUNDS CAP RATE

The rate of interest on the notes will be an annual rate of one month LIBOR plus 0.35% for the class A-1 notes and one month LIBOR plus 0.38% for the class A-2 notes. The notes are subject to a cap on the note interest rate. The note interest rate will increase on the payment date immediately following the month in which the optional redemption may first be exercised.

Although the trust will hold an interest rate cap agreement, any payments received under the cap agreement will not be available to increase the caps on the note interest rate, or to "uncap" the notes. The interest rate cap agreement is for credit enhancement purposes only and will provide an additional source of funds in certain circumstances in the event excess cash decreases as a result of an increase in LIBOR.

APPLICATION OF EXCESS CASH

Generally, because the payments of interest and principal on the mortgage loans in each group will exceed the amounts payable to the note insurer, other fees, and payments of monthly interest and principal to the noteholders of the related class of notes, there will be excess cash each month.

Excess cash for each group, plus payments received under the interest rate cap agreement, will be available to pay down the note balance of the related class of notes in order to reach the required level of overcollateralization. Any excess cash remaining after payments on the related class of notes, payments to the note insurer in respect of such notes and payment of any required reserve account deposit will be released to the holder of the residual interests and will not be available for any subsequent payments to the noteholders or the note insurer. However, if amounts payable to the note insurer and to the noteholders as interest cannot be paid in full from funds available from the related group of mortgage loans, then the shortfall shall be made up from funds available (including amounts of excess cash and amounts received under the interest rate cap agreement) from the other group.


TRUST CERTIFICATES

The trust will also issue two trust certificates that are not being offered by this prospectus supplement and the accompanying prospectus.


DISTRIBUTIONS

Owners of the notes will be entitled to receive payments of interest each month. Owners of the notes may not necessarily receive a distribution of principal in any given month. The amount of principal the owners of the notes will be entitled to receive will vary depending on a number of factors, including the payments received on the mortgage loans in the related pool. Each month, the indenture trustee will calculate the amounts to be paid to the owners of the notes.

Distributions will be made on each payment date to the owners of the notes as of the record date. So long as the notes remain in book-entry form, the record date for the notes is the most recent business day preceding the payment date. The record date for any definitive note shall be the last business day of the month preceding the month in which the payment date occurs.

Owners of notes will receive payments on the 25th day of each month, or, if such day is not a business day, on the next business day. The first payment date is December 27, 1999.


CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the owners of the notes against losses due to defaults on the mortgage loans.

The notes will have the benefit of the following types of credit enhancement:

           o the use of excess cashflow to cover losses and to distribute as principal in order to create overcollateralization;

           o payments received by the indenture trustee under an interest rate cap agreement;

           o      the financial guaranty insurance policy; and

           o      limited cross-collateralization.

NOTE INSURER

The notes will have the benefit of a financial guaranty insurance policy from Ambac Assurance Corporation that will guarantee timely interest payments due on the notes on each payment date and the payment of the outstanding principal balance of the notes on the final scheduled payment date.

PAYMENTS NOT INSURED BY THE FINANCIAL GUARANTY INSURANCE POLICY

The financial guaranty insurance policy does not insure the payment of the following:

           o any shortfall arising where the caps on the note interest rate limit the amount of interest paid on a class of notes;

           o any shortfall in interest as a result of prepayments on the mortgage loans; or

           o shortfalls in interest due to the application of the Relief Act.

Payments of these amounts may only be funded from any excess cash that would otherwise be distributed to the holders of the residual interests.


MORTGAGE LOAN POOL

THE MORTGAGE LOANS

The mortgage loans owned by the trust consist primarily of two groups of fixed-rate and adjustable rate mortgage loans secured by first lien mortgages on one- to four-family residential properties.

OPTIONAL REDEMPTION

The servicer has the option to redeem the notes, in full but not in part, on or after any payment date on which the combined principal balance of the notes of both classes has declined to less than 10% of the combined principal balance of the notes of both classes as of the date of issuance of the notes. The note insurer must give its consent, if the exercise of this option will result in a draw on the financial guaranty insurance policy.


FEDERAL TAX CONSIDERATIONS

Dewey Ballantine LLP acts as counsel to the trust and is of the opinion that:

     o   the notes will be treated as debt instruments; and
     o the trust will not be treated as an association separately taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.


ERISA CONSIDERATIONS

Subject to the considerations described under "ERISA Considerations" in this prospectus supplement, the notes may be purchased by pension, profit sharing and other employee benefit plans and retirement arrangements.


RATINGS

The notes will be rated Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by a rating agency.

                                  RISK FACTORS

                  INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS -- AS WELL AS THE FACTORS ENUMERATED UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS -- BEFORE DECIDING TO INVEST IN THE NOTES.

                  Unless otherwise indicated, any statistical information presented below is based upon the characteristics of the mortgage loans as of November 1, 1999, and assumes that all scheduled payments of principal and interest on the mortgage loans due on or before November 1, 1999 have been received by the servicer and posted to each mortgagor's account. It does not take into account the fact that certain mortgage loans may prepay in full or be removed from the mortgage pool prior to the closing date and, consequently, the characteristics of the mortgage pool as of the closing date may vary from that presented below.

DUE TO LESS STRINGENT UNDERWRITING STANDARDS, THE MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY, FORECLOSURE AND BANKRUPTCY THAT ARE HIGHER THAN THOSE EXPERIENCED BY MORTGAGE LOANS UNDERWRITTEN IN A MORE TRADITIONAL MANNER

                  Substantially all of the mortgage loans have been originated using program criteria and underwriting standards that are significantly less stringent than those used by other mortgage loan program investors such as Fannie Mae or Freddie Mac. Mortgage loans with higher loan-to-value ratios, mortgagors with higher debt-to-income ratios and less favorable credit histories, and less rigorous loan documentation than are permitted pursuant to such other programs, are included in the trust.

AS A RESULT OF BEING SERVICED BY THIRD PARTIES, SUBSTANTIAL INFORMATION IS NOT CURRENTLY AVAILABLE ON THE DELINQUENCY, FORECLOSURE, BANKRUPTCY OR LOSS EXPERIENCE OF THE ENTIRE PORTFOLIO OF MORTGAGE LOANS ORIGINATED OR ACQUIRED BY MERITAGE

                  A majority of the subprime credit risk mortgage loans which Meritage originates or acquires are serviced by RBMG on an interim basis until they are transferred to a trust in connection with a securitization, or in connection with a whole loan sale. When this happens, the servicing for such mortgage loans either is retained by RBMG until it is transferred to a subservicer, or is transferred with the mortgage loans as whole loans in the secondary mortgage market or as part of a securitization. As a result, substantial information is not currently available as to the delinquency, foreclosure, bankruptcy or loss experience of the entire portfolio of mortgage loans originated or acquired by Meritage. See "SERVICING OF THE MORTGAGE LOANS--THe SUBSERVICER."

DELINQUENT MORTGAGE LOANS IN THE MORTGAGE POOL MAY RESULT IN HIGHER LOSSES

                  Although none of the mortgage loans in group I by group balance and none of the mortgage loans in group II by group balance are 30-59 days delinquent (that is, having missed one monthly payment) as of October 22, 1999, approximately 35.35% of the mortgage loans in group I by group balance and approximately 34.35% of the mortgage loans in group II by group balance will have a first monthly payment due on or after November 1, 1999. Accordingly, there can be no assurance that these mortgagors will not be in default or that these loans will not become or continue to be delinquent.

                  Substantially all of the mortgage loans were originated within the last six months. Accordingly, no assurance can be given as to the likelihood or severity of delinquencies or defaults that the mortgage loans may experience. Nor is it possible to predict whether or when any currently delinquent mortgage loan will become current, or whether any existing delinquency will continue. Furthermore, no information is available whether a mortgagor that cures a delinquency is more likely to become delinquent again as compared with a mortgagor that has never been delinquent.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK OR INTEREST RATE RISK

                  The protection afforded by the overcollateralization provisions and by the financial guaranty insurance policy is protection for credit risk and not for prepayment risk or interest rate risk. The financial guaranty insurance policy does not guarantee or insure that any particular rate of prepayment is experienced by the trust.

GEOGRAPHIC CONCENTRATION OF PROPERTIES MAY RESULT IN HIGHER LOSSES IF PARTICULAR REGIONS EXPERIENCE DOWNTURNS

                  Of the mortgage loans in group I by group balance, approximately 21.63% are secured by mortgaged properties located in California, approximately 15.51% are secured by mortgaged properties located in Oregon, and approximately 9.76% are secured by mortgaged properties located in Washington. Of the mortgage loans in group II by group balance, approximately 30.55% are secured by mortgaged properties located in California, approximately 9.23% are secured by mortgaged properties located in Oregon, and approximately 6.53% are secured by mortgaged properties located in Washington. In general, declines in the residential real estate markets in these states may adversely affect the values of the mortgaged properties securing the mortgage loans with the result that the principal balance of the mortgage loans may likely exceed the value of the related mortgaged properties. In addition, adverse economic conditions in these states may also affect the mortgagors' ability to timely pay scheduled payments of principal and interest on their mortgage loans.

THE CHARACTERISTICS OF THE MORTGAGE LOANS AS OF NOVEMBER 1, 1999 MAY VARY FROM THOSE PRESENTED IN THIS PROSPECTUS SUPPLEMENT

                  The statistical information presented in this prospectus supplement is based solely on the characteristics of the mortgage loans as of November 1, 1999. We expect to add additional mortgage loans prior to the closing date. Additionally, the statistical information does not take into account the fact that certain mortgage loans may prepay in full or fail to satisfy the eligibility requirements for the mortgage loans and thus may not be included in the trust. As a result, the statistical characteristics of the mortgage loans on the closing date may vary from those as of November 1, 1999.

ADJUSTABLE RATE LOANS IN THE MORTGAGE POOL MAY EXPERIENCE A HIGHER RATE OF
DEFAULT

                  Because each group of mortgage loans contains adjustable rate loans, the mortgage pool may experience a higher rate of default than would a comparable mortgage pool consisting entirely of fixed rate mortgage loans. This is because increases in the monthly payments on the adjustable rate loans to amounts in excess of those applicable at their respective dates of origination may be too high for certain mortgagors to pay, resulting in a higher default rate.

YIELD TO MATURITY ON THE NOTES IS SENSITIVE TO VARIOUS FACTORS

                  The yield on each class of notes will be sensitive in varying degrees to the default and loss experience on the related mortgage loans and to the timing of any defaults or losses. Certain loss scenarios, including a default by the note insurer as described in this prospectus supplement, could lead to the failure of investors in the related class of notes to recover their initial investments.

                  In addition, the credit enhancement provisions will have the effect of accelerating the amortization of a class of notes relative to the amortization of the mortgage loans because any excess cash will generally be distributed to the noteholders as principal. This will cause overcollateralization on the notes to the extent that the balance of the mortgage loans in each group exceeds the aggregate note balance for that class. As a result of the accelerated amortization, the weighted average life of the notes will be shorter than otherwise would be the case. See "DESCRIPTION OF THE NOTES-- OVERCOLLATERALIZATION FEATURE" and "CERTAIN PREPAYMENT
                  AND YIELD CONSIDERATIONS" in this prospectus supplement.

PREPAYMENT OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE NOTES

                  Mortgagors may prepay their mortgage loans in whole or in part, at any time. However, approximately 99.07% of the mortgage loans in group I by group balance and approximately 99.24% of the mortgage loans in group II by group balance require the mortgagors to pay a fee in connection with certain prepayments, which may discourage prepayments. The rate of prepayments may also be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing, and homeowner mobility. It is, therefore, impossible to predict the rate of such prepayments.

                  The average life of each class of notes, and, if purchased at other than par, the yields realized by noteholders, will be sensitive to levels of payments, including prepayments, on the mortgage loans. In general, a higher than anticipated level of prepayments will have an adverse affect on the yield on notes purchased at a premium and a lower than anticipated level of prepayments will enhance the yield on such notes. Conversely, a higher than anticipated level of prepayments will enhance the yield on notes purchased at a discount and a lower than anticipated level will have an adverse affect. See "CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS" and "LEGAL INVESTMENT CONSIDERATIONS" in this prospectus supplement.

PAYMENTS OF EXCESS CASH MAY AFFECT THE YIELD TO MATURITY ON THE NOTES

                  Excess cash will be paid to reduce the note balance of each class on each payment date if the level of overcollateralization required at the time in question exceeds the actual level of overcollateralization on the payment date. The rate at which excess cash is paid to noteholders will affect the yield to maturity on a note, if purchased at a premium or a discount. If the actual rate of such excess cash payments is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than the investor's anticipated yield. If the actual rate of excess cash payments is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

                  The amount of excess cash on any payment date will depend on the actual amount of interest collected on the mortgage loans during the collection period, plus the amount of any payment made under the interest rate cap agreement held by the indenture trustee. In certain interest rate environments, excess cash may decrease as a result of a rise in the level of LIBOR. When certain interest rate thresholds are reached, payments will be made under the interest rate cap agreement. These payments will, in part, offset any decrease in excess cash. Collections of interest on the mortgage loans will be influenced by changes in the weighted average of the coupon rates resulting from prepayments and liquidations of mortgage loans as well as from adjustments of coupon rates on the adjustable rate loans. The amount of excess cash payments and interest rate cap payments applied in reduction of the note balance on each payment date will be based on the level of overcollateralization required at the time in question. The required level of overcollateralization may increase or decrease over time. Any increase may result in an accelerated amortization of each class of notes until the required level is reached. Any decrease will result in slower amortization of the related class of notes until the required level is reached. See "CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS" in this prospectus supplement.

NOTES ARE NON-RECOURSE OBLIGATIONS

                  The notes will be non-recourse asset-backed obligations solely of the issuer and will not represent an obligation of or interest in the sponsor, Meritage, Resource Bancshares Mortgage Group, Inc. RBMG, RBMG Asset Management Company, Inc., RBMG Funding Co., the subservicer, the servicer, or any of their respective affiliates, except as described in this prospectus supplement. The assets included in the trust and payments under the financial guaranty insurance policy will be the sole source of payments on the notes, and there will be no recourse to any other source if the assets are insufficient or otherwise unavailable to make all payments provided for under the notes.

BOOK-ENTRY REGISTRATION MAY REDUCE THE LIQUIDITY OF THE NOTES

                  Since transactions in the notes can be effected only through DTC, Cedelbank, Euroclear, participating organizations, indirect participants and certain banks, the ability of a beneficial owner to pledge a note to persons or entities that do not participate in the DTC, Cedelbank or Euroclear systems, or otherwise to take actions in respect of the note, may be limited due to lack of a physical certificate representing the note.

POTENTIAL DELAYS IN RECEIPT OF PAYMENTS ON THE NOTES

                  Beneficial owners may experience some delay in their receipt of payments of interest of and principal on the notes because the payments will be forwarded by the indenture trustee to DTC and DTC will credit the payments to the accounts of its participants, which will then credit them to the accounts of beneficial owners either directly or indirectly through indirect participants. See "DESCRIPTION OF THE NOTES--BOOK-ENTRY REGISTRATION AND DEFINITIVE NOTES" in this prospectus supplement and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES" in the annex.

AN INVESTMENT IN THE NOTES MAY BE AN ILLIQUID INVESTMENT

                  There is currently no secondary market for the notes. The underwriter currently intends to make a market in the notes, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the noteholders with liquidity of investment or that it will continue for the life of the notes.

YEAR 2000 ISSUE MAY ADVERSELY AFFECT THE DISTRIBUTIONS TO NOTEHOLDERS

                  As is the case with most companies using computers in their operations, each of the servicer, the indenture trustee and the subservicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of these parties' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Each of these parties is currently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the servicer, the indenture trustee or the subservicer, or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of their obligations of the transaction agreements could be materially and adversely affected.

                  SOME OF THE TERMS USED IN THIS PROSPECTUS SUPPLEMENT ARE CAPITALIZED. THESE CAPITALIZED TERMS HAVE SPECIFIED DEFINITIONS, WHICH ARE INCLUDED AT THE END OF THIS PROSPECTUS SUPPLEMENT UNDER THE HEADING "GLOSSARY."



                              TRANSACTION OVERVIEW


FORMATION OF THE TRUST

                  RBMG Funding Co. Mortgage Loan Trust 1999-2 is a business trust formed under the laws of the State of Delaware under a trust agreement among Residential Asset Funding Corporation, as sponsor, and Wilmington Trust Company, as owner trustee and the Bankers Trust Company, as indenture trustee and trust paying agent. Prior to formation, the trust will have no assets or obligations or any operating history. The trust will not engage in any business other than acquiring, holding and managing the mortgage loans transferred to the trust and the other assets of the trust and any proceeds from those assets, issuing the notes and trust certificates representing the ownership interest in the trust property, making payments on the notes and the trust certificates and engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to that business.


THE OWNER TRUSTEE

                  Wilmington Trust Company, the owner trustee, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's duties in connection with the issuance and sale of the notes and the trust certificates are limited solely to its express obligations set forth in the trust agreement, the indenture between the trust and the indenture trustee, and the servicing agreement among the trust, the sponsor, the servicer and the indenture trustee.


THE INDENTURE TRUSTEE

                  Bankers Trust Company, a New York banking corporation, is the indenture trustee under the indenture. Its corporate trust offices are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934. The indenture trustee's duties in connection with the notes are limited solely to its express obligations under the indenture and the servicing agreement.


THE SPONSOR

                  The sponsor, Residential Asset Funding Corporation, a North Carolina corporation, is a subsidiary of First Union National Bank and is a publicly-traded company with its principal executive offices located at 301 South College Street, Charlotte, North Carolina 28202-6001. See "THE SPONSOR" in the prospectus.


THE SERVICER

                  Prior to August 1, 1999, Resource Bancshares Mortgage Group Inc., or RESOURCE BANCSHARES MORTGAGE, had acted as servicer of mortgage loans. On August 1, 1999, Resource Bancshares Mortgage transferred its entire conventional residential mortgage loan and subprime mortgage loan servicing portfolio to RBMG, Inc., referred to as RBMG, a Delaware corporation, organized on

February 22, 1999. RBMG will act as servicer of the mortgage loans and, in this capacity, will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under the servicing agreement to be entered into among the servicer, the issuer and the indenture trustee, including the obligation to advance delinquent payments of principal and interest on the mortgage loans to the extent allowed. RBMG is a wholly-owned subsidiary of Resource Bancshares Mortgage, a publicly traded company, and its corporate offices are located at 7909 Parklane Road, Columbia, South Carolina 29223.


THE SUBSERVICER

                  RBMG has engaged Ocwen Federal Bank FSB to act as its subservicer, to perform the servicing of the mortgage loans on its behalf. The subservicer will commence servicing of the mortgage loans on or before December 15, 1999, pursuant to a sub-servicing agreement between the subservicer and the servicer.

                  Ocwen Federal Bank FSB is a federally-chartered savings bank with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida. The subservicer is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. As of September 30, 1999, the subservicer had approximately $2.26 billion in assets, approximately $2.02 billion in liabilities and approximately $244 million in equity. As of September 30, 1999, the subservicer's tangible and leveraged capital ratio was approximately 10% and its risk-based capital ratio was approximately 18.37%. For the four quarters ended September 30, 1999, the subservicer's net income from continuing operations was approximately $32.3 million.

                  The major business of the subservicer has been the resolution of non-performing single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the Department of Housing and Urban Development through the auction of defaulted Federal Housing Administration loans.


ORIGINATION, SALE AND PLEDGE OF THE MORTGAGE LOANS

                  The mortgage loans were originated or acquired directly or indirectly by Meritage Mortgage Corporation, referred to as MERITAGE or the ORIGINATOR, a wholly-owned subsidiary of Resource Bancshares Mortgage, and underwritten generally in accordance with the subprime credit risk guidelines of Meritage.

                  The originator sold certain of the mortgage loans that were originated prior to August 1, 1999 to Resource Bancshares Mortgage, pursuant to a master flow loan sale agreement, or the RESOURCE BANCSHARES MORTGAGE FLOW SALE AGREEMENT, by and between the originator and Resource Bancshares Mortgage, dated as of December 1, 1998. From time to time, certain of these mortgage loans were then contributed by Resource Bancshares Mortgage to RBMG Asset Management Company, Inc., referred to as the COMPANY, pursuant to a master mortgage loan contribution agreement, or the COMPANY CONTRIBUTION AGREEMENT, by and between Resource Bancshares Mortgage and the company, dated as of December 1, 1998.

                  Certain of these mortgage loans that were originated prior to August 1, 1999 and sold to Resource Bancshares Mortgage pursuant to the Resource Bancshares Mortgage flow sale agreement were not contributed to the company pursuant to the company contribution agreement, but were instead sold by Resource Bancshares Mortgage to the company on August 2, 1999, pursuant to a bill of sale entered into by Resource Bancshares Mortgage in favor of the company, dated as of August 1, 1999.

                  The remainder of the mortgage loans were originated on or after August 2, 1999 and the originator has sold these loans to the company pursuant to a master flow loan sale agreement, by and between the originator and the company, dated as of August 2, 1999.

                  The company will sell all of the mortgage loans to RBMG Funding Co., a wholly owned subsidiary of the company, pursuant to a mortgage loan sale agreement between the company and RBMG Funding Co. to be dated as of November 1, 1999. RBMG Funding Co. will sell the mortgage loans to the sponsor pursuant to a mortgage loan sale agreement between RBMG Funding Co. and the sponsor to be dated as of November 1, 1999. The sponsor will sell the mortgage loans to the issuer pursuant to a mortgage loan sale agreement between the sponsor and the issuer to be dated as of November 1, 1999.


ISSUANCE OF THE NOTES

                  Pursuant to the terms of an indenture, dated as of November 30, 1999, between the trust and the indenture trustee, the issuer will pledge the trust estate, including the mortgage loans and related assets, to the indenture trustee, for the benefit of the holders of the notes and the note insurer, and issue the notes.


ISSUANCE OF THE FINANCIAL GUARANTY INSURANCE POLICY

                  The note insurer will issue the financial guaranty insurance policy pursuant to the terms of an insurance and indemnity agreement, dated as of November 30, 1999, among the note insurer, the trust, the sponsor, the originator and the servicer.


RBMG FUNDING CO.

                  RBMG Funding Co. was incorporated in the State of Nevada on September 26, 1997, and is a wholly-owned subsidiary of the company. The principal executive offices of RBMG Funding Co. are located at 2820 West Charleston Boulevard, Suite 17, Las Vegas, Nevada 89102.

                  RBMG Funding Co. was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to such trusts. None of Meritage, RBMG Funding Co., Resource Bancshares Mortgage, RBMG, the company or any of RBMG Funding Co.'s affiliates will ensure or guarantee payments on the notes. It is anticipated that RBMG Funding Co. will be the holder of the trust certificates. Funding Co. may transfer or sell all or a part of its interest in the trust certificates at any time, subject to the restrictions provided in the trust agreement.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

                  The trust estate will consist primarily of a pool of fixed and adjustable rate mortgage loans evidenced by mortgage notes and secured by first liens on fee simple interests in one-to four-family residential properties.

                  The mortgage pool will be divided into two groups. The class A-1 notes will be principally secured by one group of mortgage loans, the GROUP I MORTGAGE LOANS, and the class A-2 notes will be principally secured by the other group of mortgage loans, the GROUP II MORTGAGE LOANS. Payments on the class A-1 notes will be made generally from Available Funds for group I, and payments on the class A-2 notes will be made generally from Available Funds for group II. Group I and group II are referred to together in this prospectus supplement as the GROUPS and each singularly, a GROUP.


DIFFERENCE BETWEEN STATISTICAL CALCULATION DATE AND CLOSING DATE GROUPS.

                  The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the aggregate outstanding principal balance of all mortgage loans that existed on a statistical calculation date, in this case November 1, 1999. Group I aggregated $69,955,390.15 as of the statistical calculation date and group II aggregated $30,276,432.22 as of the statistical calculation date. The actual groups on the closing date will represent approximately $85,000,000 in aggregate principal balance of mortgage loans in group I, as of the cut-off date and approximately $40,000,000 in aggregate principal balance of mortgage loans in groups II, as of the cut-off date. The cut-off date for any mortgage loan is November 1, 1999 (other than those mortgage loans originated after that date). In addition, the statistical information presented in this prospectus supplement does not take into account the fact that some amortization of the mortgage loans will occur, some mortgage loans may prepay in full or be removed from the pool and other mortgage loans substituted for them before the closing date. Consequently, the statistical distribution of characteristics as of the closing date will vary somewhat from the statistical distribution of these characteristics computed as of the statistical calculation date as presented in this prospectus supplement, although this variance is not expected to be greater than five percent.

                  The proceeds of the mortgage loans were used by the related borrowers to purchase the related mortgaged property or to refinance existing debt secured by the related mortgaged property. Substantially all of the mortgage loans were originated or acquired by Meritage in accordance with the underwriting standards for Meritage's residential sub-prime credit lending program as described below under "--UNDERWRITING STANDARDS."


THE MORTGAGE POOL

                  Approximately 16.99% of the group I mortgage loans and approximately 11.50% of the group II mortgage loans have coupon rates that are fixed at the percentages specified in the related mortgage notes, each referred to as a FIXED RATE LOAN. Approximately 0.45% of the group I mortgage loans and approximately 1.07% of the group II mortgage loans are fully amortizing, fixed rate loans with level monthly payments and original terms to maturity of not more than 15 years from the due dates of their first monthly payments, each referred to as a FIXED RATE 15-YEAR LOAN. Approximately 0.14% of the group I mortgage loans and approximately 0.11% of the group II mortgage loans are fully amortizing, fixed rate loans with level monthly payments and original terms to maturity of not more than 20 years from the due dates of their first monthly payments, each referred to as a FIXED RATE 20-YEAR LOAN. Approximately 8.58% of the group I mortgage loans and approximately 5.55% of the group II mortgage loans are fully-amortizing, fixed rate loans with level monthly payments and original terms to maturity of not more than 30 years from the due dates of their first monthly payments, each referred to as a FIXED RATE 30-YEAR LOAN. The remaining 7.82% of the group I mortgage loans and 4.77% of the group II mortgage loans that are fixed rate loans each has an original term to maturity of not more than 15 years from the due date of its first monthly payment, has level monthly payments during its term as if such mortgage loan were a fixed rate 30-year loan and have a final monthly payment equal to the outstanding principal balance of the mortgage loan on the related maturity date plus interest at the related coupon rate, referred to as a BALLOON LOAN.

                  Approximately 83.01% of the group I mortgage loans and 88.50% of the group II mortgage loans are adjustable rate loans the coupon rate of which is subject to adjustment as described below on the due dates in the months specified in the related mortgage note, the ADJUSTMENT DATE, to equal, as to any such adjustment date, the sum (rounded as applicable) of the related index as described below and the fixed percentage amount specified in such mortgage note; PROVIDED, that, except as described below, the coupon rate on any adjustable rate loan will not increase or decrease by more than the percentage specified in the related mortgage note on any related adjustment date, such coupon rate will not exceed the sum of the initial coupon rate and the percentage specified in that mortgage note and such coupon rate will not be less than the percentage specified in such mortgage note. The index for substantially all of the adjustable rate loans will be the average of interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks, as published in THE WALL STREET JOURNAL and most recently available 45 days prior to such adjustment date for which the related coupon rates will be subject to adjustment commencing either approximately six months, two years or three years after their respective dates of origination and semi-annually after that time (generally with an increase in such coupon rates of not more than 3.00% on the initial adjustment dates and for which the related periodic rate caps will range from 1.00% to 3.00% on the initial adjustment date and will range from 1.00% to 1.50% on each subsequent adjustment date. Approximately 0.47% of the group I mortgage loans and approximately 2.23% of the group II mortgage loans are adjustable rate loans for which the related index is six-month LIBOR, for which the related coupon rates will be subject to adjustment commencing approximately six months after their respective dates of origination and semi-annually after that date, and for which the original terms to maturity are not more than 30 years from the due dates of their first monthly payments. Approximately 29.24% of the group I mortgage loans and approximately 31.17% of the group II mortgage loans are adjustable rate loans for which the related index is six-month LIBOR, for which the related coupon rates will be subject to adjustment commencing approximately two years after their respective dates of origination and semi-annually after that date, and for which the original terms to maturity are not more than 30 years from the due dates of their first monthly payments. Approximately 52.92% of the group I mortgage loans and approximately 54.88% of the group II mortgage loans are adjustable rate loans for which the related index is six-month LIBOR, for which the related coupon rates will be subject to adjustment commencing approximately three years after their respective dates of origination and semi-annually after that date, and for which the original terms to maturity are not more than 30 years from the due dates of their first monthly payments. Effective with the first monthly payment due on an adjustable rate loan after any related adjustment date, the amount of the monthly payment on that mortgage loan will be adjusted to an amount that will fully amortize the principal balance of the mortgage loan over its remaining term and pay interest at the related coupon rate as adjusted on the adjustment date.

                  The weighted average remaining term to maturity of the group I mortgage loans and the group II mortgage loans is approximately 343 months and 347 months, respectively. All of the mortgage loans will have original terms to maturity from the due date of the first monthly payment of not more than 30 years. None of the group I mortgage loans have a first payment date prior to May 1, 1996, and none of the group II mortgage loans have a first payment date prior to May 1, 1996. None of the group I mortgage loans have a remaining term to maturity of less than approximately 14 years and 6 months, and none of the group II mortgage loans have a remaining term to maturity of less than approximately 14 years and 5 months. The latest maturity date of any of the group I mortgage loans is October 1, 2029. The latest maturity date of any of the group II mortgage loans is October 1, 2029.

                  A substantial number of adjustable rate loans will have initial coupon rates that are less than the related fully indexed rates at their respective dates of origination. In addition, the coupon rate on any adjustable rate loan may be less than the fully indexed rate with respect to any adjustment date because the periodic rate cap and maximum rate will have the effect of limiting any increase in such coupon rate.

                  Each mortgage loan will contain a customary "due-on-sale" clause. None of the group I mortgage loans are 30 to 59 days past due in their monthly payments as of October 22, 1999. None of the group II mortgage loans by are 30 to 59 days past due in their monthly payments as of October 22, 1999. Investors in the notes should be aware, however, that only approximately 35.35% of the group I mortgage loans and only approximately 34.35% of the group II mortgage loans had a first monthly payment due on or after November 1, 1999 and, therefore, such mortgage loans could not have been more than thirty days past due in payment as of November 1, 1999. Approximately 99.07% of the group I mortgage loans and approximately 99.24% of the group II mortgage loans provide for payment of a prepayment charge. Under the subservicing agreement and the servicing agreement, respectively, the subservicer is entitled to all late payment charges received on the mortgage loans and the servicer is entitled to all prepayment charges received on the mortgage loans as additional servicing compensation and accordingly, such amounts will not be available as security for, or for payment on, the notes.

                  Pursuant to its terms, each mortgage loan is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the original principal balance of the mortgage loan and the replacement value of the improvements on the related mortgaged property, but in no event lower than the amount necessary to avoid the application of a co-insurance clause in the insurance policy. In addition, the servicing agreement will require the servicer to cause to be maintained for each mortgaged property acquired upon foreclosure of any mortgage loan, or upon deed in lieu of foreclosure, a fire insurance policy with extended coverage in an amount equal to the replacement value of the improvements on the mortgaged property. See "SERVICING OF THE MORTGAGE LOANS--STANDARD HAZARD INSURANCE POLICIES" in this prospectus supplement.

                  Not more than approximately 0.98% of the group I mortgage loans and not more than approximately 2.39% of the group II mortgage loans are secured by mortgaged properties located in any particular five digit zip code area.

                  The mortgage loans have been originated using underwriting standards that are significantly less stringent than the underwriting standards applied by other first mortgage loan purchase programs such as those of Fannie Mae or Freddie Mac. See "DESCRIPTION OF THE MORTGAGE POOL--UNDERWRITING STANDARDS" and "RISK FACTORS" in this prospectus supplement.

                  The following tables set forth characteristics of the mortgage loans on an approximate basis with respect to all the mortgage loans in each group as of the cut-off date. With respect to any mortgage loan, as of any date of determination, the loan-to-value ratio or LTV will be the ratio, expressed as a percentage, of:

         o    the original principal balance of such mortgage loan to

         o the value of the related mortgaged property as defined in the servicing agreement.

ALL OF THE GROUP I MORTGAGE LOANS

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of all the group I mortgage loans having the coupon rates in each given range. The sums of amounts and percentages in the table below may not be equal to the totals due to rounding.




                   COUPON RATES OF THE GROUP I MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP I
       RANGE OF COUPON                   NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
          RATES (%)                   MORTGAGE LOANS              PRINCIPAL BALANCE           PRINCIPAL BALANCE
--------------------------         -------------------        ------------------------    ---------------------------
 7.501 -  8.000                               3                   $       270,959.62                   0.39%
 8.001 -  8.500                              82                        10,734,740.78                  15.35
 8.501 -  9.000                              71                         8,302,939.68                  11.87
 9.001 -  9.500                              70                         8,607,755.09                  12.30
 9.501 - 10.000                             112                        13,232,835.53                  18.92
10.001 - 10.500                             109                        11,801,153.13                  16.87
10.501 - 11.000                              94                         8,663,787.06                  12.38
11.001 - 11.500                              47                         3,991,149.64                   5.71
11.501 - 12.000                              27                         2,211,705.68                   3.16
12.001 - 12.500                              13                           951,412.17                   1.36
12.501 - 13.000                              12                         1,089,738.16                   1.56
13.001 - 13.500                               1                            51,788.80                   0.07
13.501 - 14.000                               1                            45,424.81                   0.06
--------------------------       ---------------------           ---------------------        ----------------------
Totals                                      642                   $    69,955,390.15                 100.00%
==========================       =====================           =====================        ======================

                   WEIGHTED AVERAGE COUPON RATE OF THE GROUP I
                                 MORTGAGE LOANS

                                             WEIGHTED AVERAGE COUPON RATE
         TYPE OF MORTGAGE LOAN                         (APPROX.)
----------------------------------------     -----------------------------------
All Group I Mortgage Loans                                      9.87%
All Fixed Rate Loans                                           10.63%
- Fixed Rate 15-Year Loans                                     10.55%
- Fixed Rate 20-Year Loans                                     11.38%
- Fixed Rate 30-Year Loans                                     10.51%
- Balloon Loans                                                10.76%
All Adjustable Rate Loans                                       9.71%
- 6 month LIBOR Loans                                          10.10%
- 2/6 LIBOR Loans                                               9.92%
- 3/6 LIBOR Loans                                               9.61%
- One Year CMT Loans                                            7.71%



A 6 MONTH LIBOR loan is an adjustable rate loan that has a six-month LIBOR index and has a coupon rate subject to adjustment approximately six months after origination and every following six months. Its original term to maturity is not more than 30 years from the due date of its first monthly payment.

A 2/6 LIBOR loan is an adjustable rate loan that has a six-month LIBOR index and has a coupon rate subject to adjustment approximately two years after its origination and every following six months. Its original term to maturity is not more than 30 years from the due date of its first monthly payment.

A 3/6 LIBOR loan is an adjustable rate loan that has a six-month LIBOR index and has a coupon rate subject to adjustment approximately three years after its origination and every following six months. Its original term to maturity is not more than 30 years from the due date of its first monthly payment.

A ONE YEAR CMT loan is an adjustable rate loan that has an index of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, and has a coupon rate subject to adjustment approximately one year after its origination and every following twelve months. Its original term to maturity is not more than 30 years from the due date of its first monthly payment.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of all the group I mortgage loans having cut-off date principal balances in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


          CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP I
                                           NUMBER OF                 AGGREGATE           MORTGAGE LOANS BY AGGREGATE
 RANGE OF PRINCIPAL BALANCES ($)        MORTGAGE LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------        ---------------        ---------------------      ---------------------------
 15,000.01  - 25,000.00                          5            $          108,511.82                      0.16%
 25,000.01 -  50,000.00                         62                     2,510,281.44                      3.59
 50,000.01 -  75,000.00                         96                     6,245,522.25                      8.93
 75,000.01 - 100,000.00                        168                    14,866,038.10                     21.25
100,000.01 - 125,000.00                        111                    12,558,758.53                     17.95
125,000.01 - 150,000.00                         68                     9,382,346.55                     13.41
150,000.01 - 175,000.00                         58                     9,341,778.73                     13.35
175,000.01 - 200,000.00                         39                     7,259,586.58                     10.38
200,000.01 - 225,000.00                         25                     5,355,687.20                      7.66
225,000.01 - 250,000.00                         10                     2,326,878.95                      3.33
--------------------------------         ----------------      ---------------------     ----------------------------
Totals                                         642            $       69,955,390.15                   100.00%
================================         ================      =====================     =============================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of all the group I mortgage loans having the remaining terms to maturity in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.




                         REMAINING TERMS TO MATURITY OF
                                   THE GROUP I

                                                                                             PERCENTAGE OF GROUP I
           RANGE OF                      NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
   REMAINING TERM (MONTHS)            MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
---------------------------           ----------------        -----------------------      ----------------------------
171 - 175                                      8             $           611,790.33                    0.87%
176 - 180                                     73                       5,171,498.95                    7.39
236 - 240                                      2                          99,444.64                    0.14
316 - 320                                      1                          92,876.11                    0.13
321 - 325                                      1                          95,858.30                    0.14
326 - 330                                      1                          82,225.21                    0.12
341 - 345                                      2                         163,233.16                    0.23
351 - 355                                     48                       4,806,040.94                    6.87
356                                           32                       3,473,049.58                    4.96
357                                           44                       5,398,204.63                    7.72
358                                          235                      28,179,605.40                   40.28
359                                          195                      21,781,562.90                   31.14
------------------------------- ---------------------------- ----------------------------  --------------------------


Totals                                       642             $        69,955,390.15                  100.00%
=============================== ===========================  ============================  ==========================


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I mortgage loans having loan-to-value ratios in each given range at origination. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


                       LOAN-TO-VALUE RATIOS OF THE GROUP I
                                 MORTGAGE LOANS

                                                                          PERCENTAGE OF GROUP I
 RANGE OF LOAN-TO-VALUE                                                     MORTGAGE LOANS BY
 RATIOS AT ORIGINATION          NUMBER OF              AGGREGATE           AGGREGATE PRINCIPAL
          (%)                MORTGAGE LOANS        PRINCIPAL BALANCE             BALANCE
----------------------       ---------------       -----------------      -----------------------
 20.01 -  25.00                      2           $         84,551.72                 0.12%
 30.01 -  35.00                      3                    160,855.63                 0.23
 40.01 -  45.00                      1                     50,518.31                 0.07
 45.01 -  50.00                      3                    165,751.09                 0.24
 50.01 -  55.00                      8                    738,631.52                 1.06
 55.01 -  60.00                     11                  1,087,264.64                 1.55
 60.01 -  65.00                     24                  1,962,877.76                 2.81
 65.01 -  70.00                     46                  4,405,805.45                 6.30
 70.01 -  75.00                    194                 22,255,501.72                31.81
 75.01 -  80.00                    167                 17,893,334.66                25.58
 80.01 -  85.00                    101                 11,110,736.26                15.88
 85.01 -  90.00                     79                  9,768,601.77                13.96
 95.01 - 100.00                      3                    270,959.62                 0.39
-----------------------      ---------------     -------------------      ----------------------
         Totals                    642           $     69,955,390.15               100.00%
=======================      ===============     ====================     ======================

                  The weighted average loan-to-value ratio, at origination, of the group I mortgage loans was approximately 78.53%.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I mortgage loans having each indicated risk classification under Meritage's subprime credit risk residential lending program. For a description of Meritage's subprime underwriting risk categories, see "--UNDERWRITING STANDARDS" in this prospectus supplement. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


                           RISK CLASSIFICATIONS OF THE
                             GROUP I MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                         NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
     RISK CLASSIFICATION              MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
---------------------------          ------------------       ------------------------     ---------------------------
         A                                    326            $        38,244,106.93                     54.67%
         A-                                   135                     15,289,602.15                     21.86
         B                                    115                     10,831,270.55                     15.48
         C                                     57                      4,626,017.14                      6.61
         C-                                     7                        715,280.18                      1.02
         D                                      2                        249,113.20                      0.36
---------------------------          ------------------       ------------------------     ---------------------------
         Totals                               642            $        69,955,390.15                    100.00%
===========================          ==================       ========================     ===========================

(1) Under the "A" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment and no 60-day late payments, within the last 12 months, is acceptable on an existing mortgage loan.
(2) Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments and no 60-day late payments within the last 12 months, is acceptable on an existing mortgage loan.
(3) Under the "B" risk category, an applicant may have generally repaid installment or revolving debt according to its terms. A maximum of three 30-day late payments or two 30-day late payments and one 60-day late payment, within the last 12 months, is acceptable on an existing mortgage loan.
(4) Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of six 30-day late payments, two 60-day late payments or one 90-day late payment, within the last 12 months, is acceptable on an existing mortgage loan.
(5) Under the "C-" or "D" risk categories, an applicant will have experienced significant credit problems in the past. As to mortgage credit, the applicant may have had a history of being generally 30, 60, 90 or a maximum of 120 days late within the last 12 months.


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I mortgage loans under each of Meritage's documentation programs. For a description of Meritage's subprime underwriting program classifications, see "UNDERWRITING STANDARDS" in this prospectus supplement. The sums of the amounts and percentages in the table below may not equal the total amount due to rounding.


                         PROGRAM CLASSIFICATIONS OF THE
                             GROUP I MORTGAGE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                             NUMBER OF                  AGGREGATE           MORTGAGE LOANS BY AGGREGATE
       PROGRAM CLASSIFICATION              MORTGAGE LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------------------------       ------------------    ------------------------    ----------------------------
Full Documentation                               512           $        56,209,241.71                    80.35%
Alternate Documentation                           23                     2,679,880.54                     3.83
No Income Verification                           107                    11,066,267.90                    15.82
-----------------------------------       ------------------    ------------------------     ---------------------------
Totals                                           642           $        69,955,390.15                  100.00%
===================================       ==================    ========================     ===========================


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I mortgage loans having mortgaged properties of each given type. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


                      TYPES OF MORTGAGED PROPERTIES OF THE
                             GROUP I MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP I
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
        PROPERTY TYPE                MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------       -----------------       -----------------------     ---------------------------
2-4 Family Home                              28             $          3,106,810.42                    4.44%
Condominium                                  12                        1,187,900.64                    1.70
Manufactured Home (1)                        25                        2,049,385.69                    2.93
Single Family Home                          577                       63,611,293.40                   90.93
------------------------------       -----------------       -----------------------     ---------------------------
Totals                                      642             $         69,955,390.15                  100.00%
==============================       =================       =======================     ===========================

(1) Manufactured housing units must be legally classified as real estate and be permanently fixed to their site.


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I mortgage loans having mortgaged properties with each given occupancy status. The sums of amounts and percentages in the table below may not equal the totals due to rounding.

               OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES OF THE
                             GROUP I MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP I
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
      OCCUPANCY STATUS               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------       ----------------         ---------------------      ----------------------------
Investment                                   36             $        2,764,185.96                    3.95%
Owner-Occupied                              598                     66,464,816.31                   95.01
Second Home                                   8                        726,387.88                    1.04
------------------------------       ----------------         ---------------------      ---------------------------
Totals                                      642             $       69,955,390.15                  100.00%
==============================       ================         =====================      ===========================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I mortgage loans having each indicated purpose. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


                  USE OF PROCEEDS OF THE GROUP I MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                        NUMBER OF                     AGGREGATE           MORTGAGE LOANS BY AGGREGATE
       USE OF PROCEEDS                MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------       ----------------         ---------------------      ----------------------------
Purchase                                    321              $        37,478,617.02                   53.58%
Refinance (Cash Out)                        212                       21,816,604.40                   31.19
Refinance (Rate/Term)                       109                       10,660,168.73                   15.24
------------------------------       ----------------         ---------------------      ----------------------------
Totals                                      642              $        69,955,390.15                  100.00%
==============================       ================         =====================      ===========================


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I mortgage loans having each indicated number of months from the date of origination to the cut-off date. The sums of amounts and percentages in the table below may not equal the totals due to rounding.

          NUMBER OF MONTHS ELAPSED FROM THE DATE OF ORIGINATION OF THE
                             GROUP I MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP I
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
       RANGE OF MONTHS               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------       ----------------         ---------------------      ----------------------------
 0-11                                          637          $        69,521,197.37                   99.38%
12-23                                            2                      163,233.16                    0.23
24-35                                            1                       82,225.21                    0.12
36-47                                            2                      188,734.41                    0.27
                                     ----------------         ---------------------      ----------------------------
Totals                                         642          $        69,955,390.15                  100.00%
==============================       ================         =====================      ============================

                  The weighted average number of months since the date of origination of the group I mortgage loans, as of the cut-off date, was approximately 3 months.

The table below sets forth as of the cut-off date the geographic distribution of all the group I mortgage loans by location and the related number, aggregate principal balance and percentage of the mortgage loans secured by mortgaged properties in such locations. The sum of amounts and percentages in the table below may not equal the totals due to rounding.

           GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE
                             GROUP I MORTGAGE LOANS

                                                                                       PERCENTAGE OF MORTGAGE GROUP
                                       NUMBER OF                  AGGREGATE                I LOANS BY AGGREGATE
          LOCATION                  MORTGAGE LOANS            PRINCIPAL BALANCE             PRINCIPAL BALANCE
------------------------------      ------------------     -----------------------     ----------------------------
Alabama                                      10           $            724,345.92                   1.04%
Arizona                                      45                      4,869,085.02                   6.96
California                                   99                     15,133,714.58                  21.63
Colorado                                     39                      4,725,220.61                   6.75
Connecticut                                   1                        114,619.23                   0.16
Delaware                                      2                        168,305.52                   0.24
District of Columbia                          1                         76,433.82                   0.11
Florida                                      18                      1,544,647.64                   2.21
Georgia                                      11                        984,691.62                   1.41
Idaho                                         5                        351,797.51                   0.50
Illinois                                     41                      4,627,517.21                   6.61
Indiana                                       9                        634,207.36                   0.91
Kansas                                        1                         79,738.70                   0.11
Kentucky                                      5                        405,571.60                   0.58
Louisiana                                     1                         36,691.71                   0.05
Maryland                                     15                      1,684,354.94                   2.41
Massachusetts                                 1                        221,882.52                   0.32
Michigan                                     14                      1,114,475.10                   1.59
Minnesota                                     7                        679,038.69                   0.97
Missouri                                      9                        542,380.58                   0.78
New Hampshire                                 1                         39,987.21                   0.06
New Mexico                                   22                      1,885,088.83                   2.69
New York                                      7                        459,789.07                   0.66
North Carolina                               15                      1,592,841.04                   2.28
Ohio                                         40                      2,999,095.80                   4.29
Oklahoma                                      1                         31,480.92                   0.05
Oregon                                       96                     10,853,292.64                  15.51
Pennsylvania                                 23                      1,660,663.78                   2.37
South Carolina                                5                        351,652.75                   0.50
South Dakota                                  1                         94,776.29                   0.14
Tennessee                                    14                      1,185,562.01                   1.69
Texas                                         3                        367,349.48                   0.53
Utah                                         11                      1,388,372.05                   1.98
Virginia                                      5                        744,478.31                   1.06
Washington                                   56                      6,827,718.38                   9.76
West Virginia                                 3                        137,701.24                   0.20
Wisconsin                                     3                        364,195.66                   0.52
Wyoming                                       2                        252,624.81                   0.36
------------------------------      ------------------     -----------------------     ----------------------------
Totals                                      642           $         69,955,390.15                 100.00%
==============================      ==================     =======================     ============================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of all the group I mortgage loans having a prepayment charge for the years indicated. The sum of amounts and percentages in the table below may not equal the totals due to rounding.


                   PREPAYMENT CHARGES WITH RESPECT TO ALL THE
                             GROUP I MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                        NUMBER OF                  AGGREGATE           MORTGAGE LOANS BY AGGREGATE
      PREPAYMENT CHARGE               MORTGAGE LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------      ------------------     -----------------------     ----------------------------
1 Year                                    13                 $       1,400,230.17                     2.00%
2 Year                                   109                        14,621,850.36                    20.90
3 Year                                   501                        52,510,583.73                    75.06
5 Year                                     8                           769,816.10                     1.10
None                                      11                           652,909.79                     0.93
------------------------------      ------------------     -----------------------     ----------------------------
Totals                                   642                 $      69,955,390.15                   100.00%
==============================      ==================     =======================     ============================

FIXED RATE LOANS IN GROUP I

                  The following table sets forth information with respect to all the fixed rate loans in group I as of the cut-off date.


                          GROUP I FIXED RATE LOANS

       Number of Group I Fixed Rate Loans                                  152
       Percentage of All Mortgage Loans in
       group I (by number of loans)                                     23.68%
       Aggregate Principal Balance                              $11,883,117.04
       Percentage of All Mortgage Loans in
       group I (by aggregate principal
       balance)                                                         16.99%
       Principal Balance of Mortgage Loans as
       of the Cut-Off Date
                         Average                                    $78,178.40
                         Range                        $15,194.43 - $211,526.40
       Coupon Rates
                         Weighted Average                              10.632%
                         Range                                8.990% - 13.990%
       Remaining Term to Maturity
       (in months)
                         Weighted Average                                  269
                         Range                                         174-359
       Loan-to-Value Ratio at Origination
                         Weighted Average                               78.40%
                         Range                                 30.68% - 90.00%

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I fixed rate loans having the coupon rates in each given range. The sums of amounts and percentages in the table below may not be equal to the totals due to rounding.


                  COUPON RATES OF THE GROUP I FIXED RATE LOANS

                                                                                           PERCENTAGE OF FIXED GROUP
                                         NUMBER OF                    AGGREGATE            I RATE LOANS BY AGGREGATE
  RANGE OF COUPON RATES (%)          FIXED RATE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------      ------------------     -----------------------     ----------------------------
 8.501 -  9.000                               2              $           156,469.59                     1.32%
 9.001 -  9.500                               8                          980,879.10                     8.25
 9.501 - 10.000                              17                        1,629,696.34                    13.71
10.001 - 10.500                              45                        3,868,576.05                    32.56
10.501 - 11.000                              30                        2,065,667.90                    17.38
11.001 - 11.500                              20                        1,345,955.80                    11.33
11.501 - 12.000                              13                          841,908.23                     7.08
12.001 - 12.500                               7                          347,712.58                     2.93
12.501 - 13.000                               8                          549,037.84                     4.62
13.001 - 13.500                               1                           51,788.80                     0.44
13.501 - 14.000                               1                           45,424.81                     0.38
------------------------------      ------------------     ------------------------     ----------------------------
Totals                                      152              $        11,883,117.04                   100.00%
==============================      ==================     ========================     ============================


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I fixed rate loans having cut-off date principal balances in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.




         CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I FIXED RATE LOANS

                                                                                              PERCENTAGE OF GROUP I
                                                                                               FIXED RATE LOANS BY
 RANGE OF PRINCIPAL BALANCES             NUMBER OF                     AGGREGATE                    AGGREGATE
             ($)                      FIXED RATE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------      ------------------     --------------------------     ----------------------------
  15,000.01 -   25,000.00                       2             $           36,514.70                      0.31%
  25,000.01 -   50,000.00                      40                      1,756,764.64                     14.78
  50,000.01 -   75,000.00                      49                      2,993,366.63                     25.19
  75,000.01 -  100,000.00                      32                      2,778,669.17                     23.38
 100,000.01 -  125,000.00                       9                      1,015,714.46                      8.55
 125,000.01 -  150,000.00                       7                        956,257.64                      8.05
 150,000.01 -  175,000.00                       5                        794,907.75                      6.69
 175,000.01 -  200,000.00                       5                        922,408.81                      7.76
 200,000.01 -  225,000.00                       3                        628,513.24                      5.29
------------------------------      ------------------     -------------------------     ----------------------------
Totals                                        152             $       11,883,117.04                    100.00%
==============================      ==================     =========================     ============================


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I fixed rate loans having the remaining terms to maturity in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


                   REMAINING TERMS TO MATURITY OF THE GROUP I
                                FIXED RATE LOANS

                                                                                        PERCENTAGE OF GROUP I FIXED
                                         NUMBER OF                  AGGREGATE              RATE LOANS BY AGGREGATE
   REMAINING TERM (MONTHS)           FIXED RATE LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------      ------------------      -----------------------     ----------------------------
171 - 175                                     8              $           611,790.33                    5.15%
176 - 180                                    73                        5,171,498.95                   43.52
236 - 240                                     2                           99,444.64                    0.84
351 - 355                                     8                          608,100.66                    5.12
356                                           3                          194,762.05                    1.64
357                                           6                          483,217.68                    4.07
358                                          30                        3,001,274.37                   25.26
359                                          22                        1,713,028.36                   14.42
------------------------------      ------------------     ------------------------     ----------------------------
Totals                                      152              $        11,883,117.04                  100.00%
===============================     ==================     ========================     ============================

ADJUSTABLE RATE LOANS IN GROUP I

                  The following table sets forth information with request to all the group I adjustable rate loans of the cut-off date.


                              GROUP I ADJUSTABLE RATE LOANS

   Number of Group I Adjustable Rate Loans                                         490
   Percentage of All Mortgage Loans in group I (by
   number of loans)                                                             76.32%
   Aggregate Principal Balance                                          $58,072,273.11
   Percentage of All  Mortgage Loans in group I (by
   aggregate principal balance)                                                 83.01%
   Principal Balance as of the Cut-Off Date
                         Average                                           $118,514.84
                         Range                                $22,664.38 - $239,769.12
   Coupon Rates
                         Weighted Average                                       9.715%
                         Range                                        7.625% - 12.990%
   Remaining Term to Maturity (in months)
                         Weighted Average                                          358
                         Range                                                 317-359
   Loan-to-Value Ratio at Origination
                         Weighted Average                                       78.55%
                         Range                                         24.89% - 97.00%


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I adjustable rate loans having the gross margins in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.




               GROSS MARGINS OF THE GROUP I ADJUSTABLE RATE LOANS

                                                                                               PERCENTAGE OF GROUP I
                                                                                             ADJUSTABLE RATE LOANS BY
                                            NUMBER OF            AGGREGATE PRINCIPAL                AGGREGATE
    RANGE OF GROSS MARGINS (%)        ADJUSTABLE RATE LOANS            BALANCE                   PRINCIPAL BALANCE
---------------------------------     ----------------------     -----------------------     ----------------------------
 2.501 -  3.000                                   3           $         270,959.62                     0.47%
 5.001 -  5.500                                   2                     255,808.74                     0.44
 5.501 -  6.000                                 152                  19,208,445.75                    33.08
 6.001 -  6.500                                 104                  12,328,877.56                    21.23
 6.501 -  7.000                                 146                  17,028,894.39                    29.32
 7.001 -  7.500                                  59                   6,469,919.04                    11.14
 7.501 -  8.000                                  21                   2,224,723.38                     3.83
 8.001 -  8.500                                   3                     284,644.63                     0.49
---------------------------------     ---------------------     -----------------------     ----------------------------
Totals                                          490           $      58,072,273.11                   100.00%
=================================     =====================     =======================     ============================

                  The weighted average gross margin on the group I adjustable rate loans, as of the cut-off date, was approximately 6.44% per annum.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I adjustable rate loans having the current coupon rates in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.



            CURRENT COUPON RATES OF THE GROUP I ADJUSTABLE RATE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
  RANGE OF COUPON RATES (%)        ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ---------------------     -----------------------     ----------------------------
 7.501 -  8.000                               3              $            270,959.62                   0.47%
 8.001 -  8.500                              82                        10,734,740.78                  18.49
 8.501 -  9.000                              69                         8,146,470.09                  14.03
 9.001 -  9.500                              62                         7,626,875.99                  13.13
 9.501 - 10.000                              95                        11,603,139.19                  19.98
10.001 - 10.500                              64                         7,932,577.08                  13.66
10.501 - 11.000                              64                         6,598,119.16                  11.36
11.001 - 11.500                              27                         2,645,193.84                   4.56
11.501 - 12.000                              14                         1,369,797.45                   2.36
12.001 - 12.500                               6                           603,699.59                   1.04
12.501 - 13.000                               4                           540,700.32                   0.93
-------------------------------    ---------------------     -----------------------     ----------------------------
         Totals                             490              $         58,072,273.11                 100.00%
===============================    =====================     =======================     ============================

                  The weighted average of the coupon rates on the group I adjustable rate loans, as of the cut-off date, was approximately 9.71% per annum.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I adjustable rate loans having the maximum rates in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


               MAXIMUM RATES OF THE GROUP I ADJUSTABLE RATE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
  RANGE OF MAXIMUM RATES (%)       ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ---------------------     -----------------------     ----------------------------
10.501 - 11.000                                 1            $            92,876.11                   0.16%
11.001 - 11.500                                 1                         82,225.21                   0.14
11.501 - 12.000                                 1                         95,858.30                   0.17
15.001 - 15.500                                82                     10,734,740.78                  18.49
15.501 - 16.000                                69                      8,146,470.09                  14.03
16.001 - 16.500                                62                      7,626,875.99                  13.13
16.501 - 17.000                                95                     11,603,139.19                  19.98
17.001 - 17.500                                64                      7,932,577.08                  13.66
17.501 - 18.000                                64                      6,598,119.16                  11.36
18.001 - 18.500                                27                      2,645,193.84                   4.56
18.501 - 19.000                                14                      1,369,797.45                   2.36
19.001 - 19.500                                 6                        603,699.59                   1.04
19.501 - 20.000                                 4                        540,700.32                   0.93
-------------------------------    ---------------------     -----------------------     ----------------------------
        Totals                                490            $        58,072,273.11                 100.00%
===============================    =====================     =======================     ============================


                  The weighted average maximum rate of the group I adjustable rate loans, as of the cut-off date, was 16.70% per annum.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I adjustable rate loans having the minimum rates in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


               MINIMUM RATES OF THE GROUP I ADJUSTABLE RATE LOANS

                                                                                           PERCENTAGE OF ADJUSTABLE
                                         NUMBER OF                    AGGREGATE             RATE LOANS BY AGGREGATE
  RANGE OF MINIMUM RATES (%)       ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ---------------------     -----------------------     ----------------------------
 5.501 -  6.000                                1             $             92,876.11                  0.16%
 6.001 -  6.500                                1                           82,225.21                  0.14
 6.501 -  7.000                                1                           95,858.30                  0.17
 8.001 -  8.500                               82                       10,734,740.78                 18.49
 8.501 -  9.000                               69                        8,146,470.09                 14.03
 9.001 -  9.500                               62                        7,626,875.99                 13.13
 9.501 - 10.000                               95                       11,603,139.19                 19.98
10.001 - 10.500                               64                        7,932,577.08                 13.66
10.501 - 11.000                               64                        6,598,119.16                 11.36
11.001 - 11.500                               27                        2,645,193.84                  4.56
11.501 - 12.000                               14                        1,369,797.45                  2.36
12.001 - 12.500                                6                          603,699.59                  1.04
12.501 - 13.000                                4                          540,700.32                  0.93
-------------------------------    ---------------------     ---------------------------- ---------------------------
        Totals                               490             $         58,072,273.11                100.00%
===============================    =====================     ============================ ===========================


                  The weighted average minimum rate of the adjustable rate loans in group I, as of the cut-off date, was 9.708% per annum.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I adjustable rate loans having cut-off date principal balances in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


                       CUT-OFF DATE PRINCIPAL BALANCES OF
                        THE GROUP I ADJUSTABLE RATE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
RANGE OF PRINCIPAL BALANCES ($)    ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ---------------------     -----------------------     ----------------------------
 15,000.01  - 25,000.00                         3            $            71,997.12                     0.12%
 25,000.01 -  50,000.00                        22                        753,516.80                     1.30
 50,000.01 -  75,000.00                        47                      3,252,155.62                     5.60
 75,000.01 - 100,000.00                       136                     12,087,368.93                    20.81
100,000.01 - 125,000.00                       102                     11,543,044.07                    19.88
125,000.01 - 150,000.00                        61                      8,426,088.91                    14.51
150,000.01 - 175,000.00                        53                      8,546,870.98                    14.72
175,000.01 - 200,000.00                        34                      6,337,177.77                    10.91
200,000.01 - 225,000.00                        22                      4,727,173.96                     8.14
225,000.01 - 250,000.00                        10                      2,326,878.95                     4.01
-------------------------------    ---------------------     -----------------------     ----------------------------
Totals                                        490            $        58,072,273.11                   100.00%
===============================    =====================     =======================     ============================


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group I adjustable rate loans having the remaining terms to maturity in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.




                   REMAINING TERMS TO MATURITY OF THE GROUP I
                              ADJUSTABLE RATE LOANS

                                                                                             PERCENTAGE OF GROUP I
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
   REMAINING TERMS (MONTHS)        ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ---------------------     -----------------------     ----------------------------
316 - 320                                     1              $            92,876.11                    0.16%
321 - 325                                     1                           95,858.30                    0.17
326 - 330                                     1                           82,225.21                    0.14
341 - 345                                     2                          163,233.16                    0.28
351 - 355                                    40                        4,197,940.28                    7.23
356                                          29                        3,278,287.53                    5.65
357                                          38                        4,914,986.95                    8.46
358                                         205                       25,178,331.03                   43.36
359                                         173                       20,068,534.54                   34.56
-------------------------------    ---------------------     -----------------------     ----------------------------
   Totals                                   490              $        58,072,273.11                  100.00%
===============================    =====================     =======================     ============================


                  The table below sets forth the number, aggregate principal balance and percentage of the group I adjustable rate loans as of the cut-off date having the next interest adjustment date on each date set forth below.




                  NEXT INTEREST ADJUSTMENT DATE OF THE GROUP I
                              ADJUSTABLE RATE LOANS

                                                                                    PERCENTAGE OF GROUP I
                                                                                    ADJUSTABLE RATE LOANS
                                      NUMBER OF                 AGGREGATE                BY AGGREGATE
NEXT INTEREST ADJUSTMENT DATE   ADJUSTABLE RATE LOANS       PRINCIPAL BALANCE         PRINCIPAL BALANCE
-----------------------------   ---------------------     -----------------------  --------------------------
          10/01/99                            1          $         95,858.30                   0.17%
          11/01/99                            1                   184,616.32                   0.32
          12/01/99                            1                    77,959.70                   0.13
          02/01/00                            1                    82,225.21                   0.14
          04/01/00                            1                    65,162.49                   0.11
          07/01/00                            2                   211,427.72                   0.36
          08/01/00                            1                    44,681.55                   0.08
          05/01/01                            4                   453,323.98                   0.78
          06/01/01                            3                   433,485.12                   0.75
          07/01/01                           12                 1,276,416.48                   2.20
          08/01/01                           18                 2,387,351.39                   4.11
          09/01/01                           83                10,591,918.70                  18.24
          10/01/01                           44                 5,146,182.33                   8.86
          03/01/02                            2                   240,939.33                   0.41
          05/01/02                           19                 1,837,308.45                   3.16
          06/01/02                           10                   970,307.38                   1.67
          07/01/02                           17                 2,001,871.05                   3.45
          08/01/02                           21                 2,634,133.01                   4.54
          09/01/02                          121                14,479,914.88                  24.93
          10/01/02                          128                14,857,189.72                  25.58
-------------------------------    ---------------------     -----------------------   ---------------------
       Totals                               490          $     58,072,273.11                 100.00%
===============================    =====================     =======================   =====================


ALL OF THE GROUP II MORTGAGE LOANS

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of all the group II mortgage loans having the coupon rates in each given range. The sums of amounts and percentages in the table below may not be equal to the totals due to rounding.


                   COUPON RATES OF THE GROUP II MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP II
       RANGE OF COUPON                   NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
          RATES (%)                   MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------    ---------------------     -----------------------     ----------------------------
 7.501 -  8.000                               1              $          66,059.14                      0.22%
 8.001 -  8.500                              25                      4,123,003.41                     13.62
 8.501 -  9.000                              25                      3,621,370.19                     11.96
 9.001 -  9.500                              33                      4,466,575.72                     14.75
 9.501 - 10.000                              61                      7,039,831.91                     23.25
10.001 - 10.500                              38                      3,974,717.05                     13.13
10.501 - 11.000                              37                      3,415,123.85                     11.28
11.001 - 11.500                              28                      1,688,266.17                      5.58
11.501 - 12.000                              16                        975,211.65                      3.22
12.001 - 12.500                               7                        313,104.74                      1.03
12.501 - 13.000                               4                        199,937.13                      0.66
13.001 - 13.500                               1                        241,400.84                      0.80
13.501 - 14.000                               3                        151,830.42                      0.50
-------------------------------    ---------------------     -----------------------     ----------------------------
        Totals                              279              $      30,276,432.22                    100.00%
===============================    =====================     =======================     ============================

             WEIGHTED AVERAGE COUPON RATE OF GROUP II MORTGAGE LOANS

                                             WEIGHTED AVERAGE COUPON RATE
         TYPE OF MORTGAGE LOAN                         (APPROX.)
----------------------------------------     -----------------------------
All Group II Mortgage Loans                                     9.87%
All Fixed Rate Loans                                            9.87%
- Fixed Rate 15-Year Loans                                      9.35%
- Fixed Rate 20-Year Loans                                      9.88%
- Fixed Rate 30-Year Loans                                      9.79%
- Balloon Loans                                                10.07%
All Adjustable Rate Loans                                       9.87%
- 6 month LIBOR Loans                                           9.69%
- 2/6 LIBOR Loans                                               9.99%
- 3/6 LIBOR Loans                                               9.82%
- One Year CMT Loans                                            7.63%

A 6 MONTH LIBOR loan is an adjustable rate loan that has a six-month LIBOR index and has a coupon rate subject to adjustment approximately six months after origination and every following six months. Its original term to maturity is not more than 30 years from the due date of its first monthly payment.

A 2/6 LIBOR loan is an adjustable rate loan that has a six-month LIBOR index and has a coupon rate subject to adjustment approximately two years after its origination and every following six months. Its original term to maturity is not more than 30 years from the due date of its first monthly payment.

A 3/6 LIBOR loan is an adjustable rate loan that has a six-month LIBOR index and has a coupon rate subject to adjustment approximately three years after its origination and every following six months. Its original term to maturity is not more than 30 years from the due date of its first monthly payment.

A ONE YEAR CMT loan is an adjustable rate loan that has an index of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, and has a coupon rate subject to adjustment approximately one year after its origination and every following twelve months. Its original term to maturity is not more than 30 years from the due date of its first monthly payment.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of all the group II mortgage loans having cut-off date principal balances in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


         CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS

                                                                                             PERCENTAGE OF GROUP II
 RANGE OF PRINCIPAL BALANCES             NUMBER OF                    AGGREGATE            MORTGAGE LOANS BY AGGREGATE
             ($)                      MORTGAGE LOANS              PRINCIPAL BALANCE             PRINCIPAL BALANCE
----------------------------          ---------------         -----------------------      -----------------------------
      0.01  - 15,000.00                        1             $          11,994.09                       0.04%
 15,000.01  - 25,000.00                        4                        82,110.69                       0.27
 25,000.01 -  50,000.00                       86                     3,425,916.29                      11.32
 50,000.01 -  75,000.00                      111                     6,749,913.39                      22.29
 75,000.01 - 100,000.00                        2                       171,080.05                       0.57
100,000.01 - 125,000.00                        8                       863,043.14                       2.85
125,000.01 - 150,000.00                        1                       130,353.14                       0.43
175,000.01 - 200,000.00                        2                       369,560.77                       1.22
200,000.01 - 225,000.00                        3                       645,849.80                       2.13
225,000.01 - 250,000.00                       17                     4,068,464.39                      13.44
250,000.01 - 275,000.00                       13                     3,354,484.58                      11.08
275,000.01 - 300,000.00                       11                     3,170,878.75                      10.47
300,000.01 - 325,000.00                        4                     1,254,549.28                       4.14
325,000.01 - 350,000.00                        4                     1,377,465.90                       4.55
350,000.01 - 375,000.00                        6                     2,177,487.22                       7.19
375,000.01 - 400,000.00                        4                     1,591,897.22                       5.26
400,000.01 - 425,000.00                        2                       831,383.52                       2.75
----------------------------          ---------------         -----------------------      -----------------------------
Totals                                       279             $      30,276,432.22                     100.00%
============================          ===============         =======================      =============================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of all the group II mortgage loans having the remaining terms to maturity in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.




                         REMAINING TERMS TO MATURITY OF
                           THE GROUP II MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP II
           RANGE OF                      NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
   REMAINING TERM (MONTHS)            MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
----------------------------          ---------------         -----------------------      -----------------------------
171 - 175                                     3              $            94,632.97                    0.31%
176 - 180                                    34                        1,673,287.94                    5.53
236 - 240                                     1                           34,453.82                    0.11
316 - 320                                     1                           66,059.14                    0.22
346 - 350                                     3                          791,121.31                    2.61
351 - 355                                    30                        3,307,037.29                   10.92
356                                          14                        1,617,581.35                    5.34
357                                          23                        3,421,334.92                   11.30
358                                          85                        9,728,876.54                   32.13
359                                          85                        9,542,046.94                   31.52
----------------------------          ---------------         -----------------------      -----------------------------
Totals                                      279              $        30,276,432.22                  100.00%
============================          ===============         =======================      =============================


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II mortgage loans having loan-to-value ratios in each given range at origination. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


                      LOAN-TO-VALUE RATIOS OF THE GROUP II
                                 MORTGAGE LOANS

                                                                         PERCENTAGE OF GROUP II
 RANGE OF LOAN-TO-VALUE                                                     MORTGAGE LOANS BY
 RATIOS AT ORIGINATION          NUMBER OF              AGGREGATE           AGGREGATE PRINCIPAL
          (%)                MORTGAGE LOANS        PRINCIPAL BALANCE             BALANCE
------------------------     ---------------    -----------------------   -----------------------
 10.01 -  15.00                        1         $          22,490.81                0.07%
 20.01 -  25.00                        1                    29,977.92                0.10
 25.01 -  30.00                        3                    82,583.56                0.27
 35.01 -  40.00                        3                   358,580.20                1.18
 40.01 -  45.00                        1                    64,975.52                0.21
 45.01 -  50.00                        3                   137,824.77                0.46
 50.01 -  55.00                        5                   277,697.57                0.92
 55.01 -  60.00                        7                   269,891.68                0.89
 60.01 -  65.00                       19                 1,112,659.59                3.68
 65.01 -  70.00                       34                 2,966,443.88                9.80
 70.01 -  75.00                       70                 8,970,880.40               29.63
 75.01 -  80.00                       67                 6,569,308.84               21.70
 80.01 -  85.00                       38                 5,004,429.06               16.53
 85.01 -  90.00                       26                 4,342,629.28               14.34
 95.01 - 100.00                        1                    66,059.14                0.22
------------------------     ---------------    -----------------------   -----------------------
Totals                               279         $      30,276,432.22              100.00%
========================     ===============    =======================   =======================


                  The weighted average loan-to-value ratio, at origination, of the group II mortgage loans was approximately 77.56%.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II mortgage loans having each indicated risk classification under Meritage's subprime credit risk residential lending program. For a description of Meritage's subprime underwriting risk categories, see "--UNDERWRITING STANDARDS" in this prospectus supplement. The sums of amounts and percentages in the table below may not equal the totals due to rounding.



                           RISK CLASSIFICATIONS OF THE
                             GROUP II MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                         NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
 RISK CLASSIFICATION                  MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------------              ---------------            ---------------------     ----------------------------
         A                                  131              $         17,808,303.60                    58.82%
         A-                                  59                         6,156,164.23                    20.33
         B                                   49                         3,548,813.50                    11.72
         C                                   27                         1,908,233.11                     6.30
         C-                                  11                           741,848.78                     2.45
         D                                    2                           113,069.00                     0.37
------------------------             ---------------           ----------------------     ---------------------------
         Totals                             279              $         30,276,432.22                   100.00%
========================             ===============           ======================     ===========================


(1) Under the "A" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment and no 60-day late payments, within the last 12 months, is acceptable on an existing mortgage loan.
(2) Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments and no 60-day late payments, within the last 12 months, is acceptable on an existing mortgage loan.
(3) Under the "B" risk category, an applicant may have generally repaid installment or revolving debt according to its terms. A maximum of three 30-day late payments or two 30-day late payments and one 60-day late payment, within the last 12 months, is acceptable on an existing mortgage loan.
(4) Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of six 30-day late payments, two 60-day late payments or one 90-day late payment, within the last 12 months, is acceptable on an existing mortgage loan.
(5) Under the "C-" or "D" risk categories, an applicant will have experienced significant credit problems in the past. As to mortgage credit, the applicant may have had a history of being generally 30, 60, 90 or a maximum of 120 days late within the last 12 months.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II mortgage loans under each of Meritage's documentation programs.

                  For a description of Meritage's subprime underwriting program classifications, see "--UNDERWRITING STANDARDS" in this prospectus supplement. The sums of the amounts and percentages in the table below may not equal the total amount due to rounding.


                         PROGRAM CLASSIFICATIONS OF THE
                             GROUP II MORTGAGE LOANS

                                                                                              PERCENTAGE OF GROUP II
                                             NUMBER OF                  AGGREGATE           MORTGAGE LOANS BY AGGREGATE
   PROGRAM CLASSIFICATION                 MORTGAGE LOANS           PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------------    ---------------        --------------------        ---------------------------
Alternate Documentation                            8           $        1,098,739.96                     3.63%
Full Documentation                               221                   23,257,106.00                    76.82
No Income Verification                            50                    5,920,586.26                    19.56
--------------------------------------    ---------------        --------------------        ---------------------------
Totals                                           279           $       30,276,432.22                   100.00%
======================================    ===============        ====================        ===========================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II mortgage loans having mortgaged properties of each given type. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


                      TYPES OF MORTGAGED PROPERTIES OF THE
                             GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE OF GROUP II
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
        PROPERTY TYPE                MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------      ---------------            --------------------     ---------------------------
2-4 Family Home                                10           $            806,653.33                2.66%
Condominium                                     2                        105,199.54                0.35
Manufactured Home(1)                           16                      1,158,827.00                3.83
Single Family Home                            251                     28,205,752.35               93.16
------------------------------      ---------------            --------------------     ---------------------------
Totals                                        279           $         30,276,432.22              100.00%
==============================      ===============            ====================     ===========================


(1) Manufactured housing units must be legally classified as real estate and be permanently fixed to their site.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II mortgage loans having mortgaged properties with each given occupancy status. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


               OCCUPANCY STATUS OF THE MORTGAGED PROPERTIES OF THE
                             GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE OF GROUP II
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
      OCCUPANCY STATUS               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------      ---------------            --------------------     ---------------------------
Investment                                22                $          937,296.54                   3.10%
Owner-Occupied                           256                        29,281,580.46                  96.71
Second Home                                1                            57,555.22                   0.19
------------------------------      ---------------            --------------------     ---------------------------
Totals                                   279                $       30,276,432.22                 100.00%
==============================      ===============            ====================     ===========================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II mortgage loans having each indicated purpose. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


                 USE OF PROCEEDS OF THE GROUP II MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                        NUMBER OF                     AGGREGATE           MORTGAGE LOANS BY AGGREGATE
       USE OF PROCEEDS                MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------      ---------------            ----------------------     ---------------------------
Purchase                                 112                 $          13,089,478.20               43.23%
Refinance (Cash Out)                     114                            11,427,390.07               37.74
Refinance (Rate/Term)                     53                             5,759,563.95               19.02
------------------------------      ---------------            -----------------------     ---------------------------
Totals                                   279                 $          30,276,432.22              100.00%
==============================      ===============            =======================     ===========================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II mortgage loans having each indicated number of months from the date of origination to the cut-off date. The sums of amounts and percentages in the table below may not equal the totals due to rounding.



          NUMBER OF MONTHS ELAPSED FROM THE DATE OF ORIGINATION OF THE
                             GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE OF GROUP II
                                        NUMBER OF                    AGGREGATE           MORTGAGE LOANS BY AGGREGATE
       RANGE OF MONTHS               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------      ---------------            --------------------     ---------------------------
 0-11                                       276             $         29,769,541.13                 98.33%
12-23                                         2                          440,831.95                  1.46
36-47                                         1                           66,059.14                  0.22
------------------------------      ---------------            --------------------     ---------------------------
Totals                                      279             $         30,276,432.22                100.00%
==============================      ===============            ====================     ===========================

                  The weighted average number of months since the date of origination of the group II mortgage loans, as of the cut-off date, was approximately 3 months.

                  The table below sets forth as of the cut-off date, the geographic distribution of all the group II mortgage loans by location and the related number, aggregate principal balance and percentage of the mortgage loans secured by mortgaged properties in such locations. The sum of amounts and percentages in the table below may not equal the totals due to rounding.


           GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE
                            GROUP II MORTGAGE LOANS

                                                                                           PERCENTAGE OF MORTGAGE
                                        NUMBER OF                    AGGREGATE                GROUP II LOANS BY
          LOCATION                   MORTGAGE LOANS              PRINCIPAL BALANCE       AGGREGATE PRINCIPAL BALANCE
------------------------------      ---------------            --------------------     ---------------------------
Alabama                                       4             $            210,039.29                 0.69%
Arizona                                      19                        1,365,038.47                 4.51
California                                   36                        9,248,126.90                30.55
Colorado                                      8                          867,882.53                 2.87
Delaware                                      2                           95,979.49                 0.32
Florida                                      10                        1,082,758.93                 3.58
Georgia                                       2                          110,024.97                 0.36
Idaho                                         3                          162,042.30                 0.54
Illinois                                     15                          819,819.29                 2.71
Indiana                                       8                          363,932.74                 1.20
Kansas                                        2                          301,822.64                 1.00
Kentucky                                      7                          501,163.16                 1.66
Louisiana                                     3                          160,326.92                 0.53
Maryland                                      7                        1,424,348.57                 4.70
Michigan                                     10                          734,756.55                 2.43
Minnesota                                     4                          397,045.70                 1.31
Missouri                                     17                          811,500.68                 2.68
Nevada                                        3                          174,819.85                 0.58
New Mexico                                   15                        2,169,391.57                 7.17
New York                                      3                          130,458.54                 0.43
North Carolina                                8                          576,238.07                 1.90
North Dakota                                  1                           44,950.55                 0.15
Ohio                                         31                        1,593,646.23                 5.26
Oregon                                       18                        2,793,656.84                 9.23
Pennsylvania                                 16                          999,909.33                 3.30
Tennessee                                     4                          163,039.84                 0.54
Texas                                         1                           55,863.46                 0.18
Utah                                          3                          763,608.64                 2.52
Virginia                                      1                           65,568.57                 0.22
Washington                                   15                        1,978,181.10                 6.53
West Virginia                                 2                           67,407.09                 0.22
Wisconsin                                     1                           43,083.41                 0.14
------------------------------      ---------------            --------------------     ---------------------------
Totals                                      279             $         30,276,432.22               100.00%
==============================      ===============            ====================     ===========================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of all the group II mortgage loans having a prepayment charge for the years indicated. The sum of amounts and percentages in the table below may not equal the totals due to rounding.



                   PREPAYMENT CHARGES WITH RESPECT TO ALL THE
                             GROUP II MORTGAGE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                        NUMBER OF                     AGGREGATE           MORTGAGE LOANS BY AGGREGATE
      PREPAYMENT CHARGE               MORTGAGE LOANS              PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------      ---------------            --------------------     ---------------------------
1 Year                                        6              $         1,565,778.46                   5.17%
2 Year                                       36                        6,856,674.92                  22.65
3 Year                                      224                       21,000,788.15                  69.36
5 Year                                        7                          621,999.03                   2.05
None                                          6                          231,191.66                   0.76
------------------------------      ---------------            --------------------     ---------------------------
Totals                                      279              $        30,276,432.22                 100.00%
==============================      ===============            ====================     ===========================

FIXED RATE LOANS IN GROUP II

                  The following table sets forth information with respect to all the fixed rate loans in group II as of the cut-off date.


                       GROUP II FIXED RATE LOANS

    Number of Group II Fixed Rate Loans                                  64
    Percentage of All Mortgage Loans in
    group II (by number of loans)                                    22.94%
    Aggregate Principal Balance                               $3,482,042.34
    Percentage of All Mortgage Loans in
    group II (by aggregate principal
    balance)                                                         11.50%
    Principal Balance of Mortgage Loans as
    of the Cut-Off Date
                      Average                                    $54,406.91
                      Range                        $16,916.67 - $243,565.63
    Coupon Rates
                      Weighted Average                               9.869%
                      Range                                8.250% - 12.875%
    Remaining Term to Maturity
    (in months)
                      Weighted Average                                  265
                      Range                                         173-359
    Loan-to-Value Ratio at Origination
                      Weighted Average                               71.20%
                      Range                                 11.03% - 85.00%

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II fixed rate loans having the coupon rates in each given range. The sums of amounts and percentages in the table below may not be equal to the totals due to rounding.


                  COUPON RATES OF GROUP II THE FIXED RATE LOANS

                                                                                           PERCENTAGE OF FIXED GROUP
                                         NUMBER OF                    AGGREGATE           II RATE LOANS BY AGGREGATE
  RANGE OF COUPON RATES (%)          FIXED RATE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------      -----------------         ----------------------      --------------------------
 8.001 -  8.500                               1              $            43,153.81                      1.24%
 8.501 -  9.000                               8                          625,895.67                     17.97
 9.001 -  9.500                              12                          729,338.71                     20.95
 9.501 - 10.000                              20                        1,146,818.35                     32.94
10.001 - 10.500                               4                          106,924.97                      3.07
10.501 - 11.000                               6                          423,967.27                     12.18
11.001 - 11.500                               5                          160,093.45                      4.60
11.501 - 12.000                               4                          131,180.53                      3.77
12.001 - 12.500                               3                           86,083.13                      2.47
12.501 - 13.000                               1                           28,586.45                      0.82
------------------------------      ---------------            --------------------     ---------------------------
Totals                                       64              $         3,482,042.34                    100.00%
==============================      ===============            ====================     ===========================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II fixed rate loans having cut-off date principal balances in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II FIXED RATE LOANS

                                                                                             PERCENTAGE OF GROUP II
                                                                                               FIXED RATE LOANS BY
 RANGE OF PRINCIPAL BALANCES             NUMBER OF                     AGGREGATE                    AGGREGATE
             ($)                      FIXED RATE LOANS             PRINCIPAL BALANCE            PRINCIPAL BALANCE
------------------------------        ---------------            --------------------     ---------------------------
 15,000.01  - 25,000.00                         4                         $ 82,110.69                       2.36%
 25,000.01 -  50,000.00                        39                        1,402,328.92                      40.27
 50,000.01 -  75,000.00                        12                          755,371.15                      21.69
 75,000.01 - 100,000.00                         2                          171,080.05                       4.91
100,000.01 - 125,000.00                         3                          327,671.99                       9.41
125,000.01 - 150,000.00                         1                          130,353.14                       3.74
175,000.01 - 200,000.00                         2                          369,560.77                      10.61
225,000.01 - 250,000.00                         1                          243,565.63                       6.99
------------------------------        ---------------            --------------------     ---------------------------
Totals                                         64                      $ 3,482,042.34                     100.00%
==============================        ===============            ====================     ===========================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II fixed rate loans having the remaining terms to maturity in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.

                   REMAINING TERMS TO MATURITY OF THE GROUP II
                                FIXED RATE LOANS

                                                                                             PERCENTAGE OF GROUP II
                                         NUMBER OF                    AGGREGATE               FIXED RATE LOANS BY
   REMAINING TERM (MONTHS)           FIXED RATE LOANS             PRINCIPAL BALANCE       AGGREGATE PRINCIPAL BALANCE
------------------------------       -----------------           --------------------     ---------------------------
171 - 175                                       3                        $ 94,632.97                      2.72%
176 - 180                                      34                       1,673,287.94                     48.05
236 - 240                                       1                          34,453.82                      0.99
351 - 355                                       3                         143,068.64                      4.11
356                                             2                          71,551.00                      2.05
357                                             1                          33,769.85                      0.97
358                                             9                         722,538.83                     20.75
359                                            11                         708,739.29                     20.35
------------------------------       ---------------            --------------------     ---------------------------
Totals                                         64                     $ 3,482,042.34                    100.00%
==============================       ===============            ====================     ============================

ADJUSTABLE RATE LOANS IN GROUP II

                  The following table sets forth information with request to all the group II adjustable rate loans as of the cut-off date.


                             GROUP II ADJUSTABLE RATE LOANS

   Number of Group II Adjustable Rate Loans                                        215
   Percentage of All Mortgage Loans in group II (by
   number of loans)                                                             77.06%
   Aggregate Principal Balance                                          $26,794,389.88
   Percentage of All  Mortgage Loans in group II
   (by aggregate principal balance)                                             88.50%
   Principal Balance as of the Cut-Off Date
                         Average                                           $124,625.07
                         Range                                $11,994.09 - $422,403.11
   Coupon Rates
                         Weighted Average                                       9.870%
                         Range                                        7.625% - 13.750%
   Remaining Term to Maturity (in months)
                         Weighted Average                                          357
                         Range                                                 317-359
   Loan-to-Value Ratio at Origination
                         Weighted Average                                       78.38%
                         Range                                         36.81% - 96.50%


                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II adjustable rate loans having the Gross Margins in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.



               GROSS MARGINS OF THE GROUP II ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                                                                           ADJUSTABLE RATE LOANS BY
                                            NUMBER OF            AGGREGATE PRINCIPAL              AGGREGATE
    RANGE OF GROSS MARGINS (%)        ADJUSTABLE RATE LOANS            BALANCE                PRINCIPAL BALANCE
--------------------------------      ----------------------    ----------------------      -----------------------
 2.501 -  3.000                                 1             $             66,059.14                    0.25%
 5.001 -  5.500                                 4                          432,489.29                    1.61
 5.501 -  6.000                                50                        8,084,375.54                   30.17
 6.001 -  6.500                                38                        4,781,427.02                   17.84
 6.501 -  7.000                                78                        9,207,922.43                   34.37
 7.001 -  7.500                                19                        2,302,222.39                    8.59
 7.501 -  8.000                                23                        1,809,063.02                    6.75
 8.001 -  8.500                                 2                          110,831.05                    0.41
--------------------------------      ----------------------    ----------------------      -----------------------
         Totals                               215             $         26,794,389.88                  100.00%
================================      ======================    ======================      =======================


                  The weighted average gross margin on the group II adjustable rate loans, as of the cut-off date, was approximately 6.49% per annum.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II adjustable rate loans having the current coupon rates in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


           CURRENT COUPON RATES OF THE GROUP II ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
  RANGE OF COUPON RATES (%)        ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------      ----------------------    ----------------------      -----------------------
 7.501 -  8.000                               1              $             66,059.14                   0.25%
 8.001 -  8.500                              24                         4,079,849.60                  15.23
 8.501 -  9.000                              17                         2,995,474.52                  11.18
 9.001 -  9.500                              21                         3,737,237.01                  13.95
 9.501 - 10.000                              41                         5,893,013.56                  21.99
10.501 - 11.000                              31                         2,991,156.58                  11.16
11.001 - 11.500                              23                         1,528,172.72                   5.70
11.501 - 12.000                              12                           844,031.12                   3.15
12.001 - 12.500                               4                           227,021.61                   0.85
12.501 - 13.000                               3                           171,350.68                   0.64
13.001 - 13.500                               1                           241,400.84                   0.90
13.501 - 14.000                               3                           151,830.42                   0.57
--------------------------------      ----------------------    ----------------------      -----------------------
        Totals                              215              $         26,794,389.88                 100.00%
================================     =======================    ======================      =======================

                  The weighted average of the coupon rates on the group II adjustable rate loans, as of the cut-off date, was approximately 9.87% per annum.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II adjustable rate loans having the maximum rates in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.




               MAXIMUM RATES OF THE GROUP II ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
  RANGE OF MAXIMUM RATES (%)       ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------      ----------------------    ----------------------      -----------------------
10.001 - 10.500                               1              $           66,059.14                      0.25%
15.001 - 15.500                              24                       4,079,849.60                     15.23
15.501 - 16.000                              17                       2,995,474.52                     11.18
16.001 - 16.500                              21                       3,737,237.01                     13.95
16.501 - 17.000                              41                       5,893,013.56                     21.99
17.001 - 17.500                              34                       3,867,792.08                     14.44
17.501 - 18.000                              31                       2,991,156.58                     11.16
18.001 - 18.500                              23                       1,528,172.72                      5.70
18.501 - 19.000                              12                         844,031.12                      3.15
19.001 - 19.500                               4                         227,021.61                      0.85
19.501 - 20.000                               3                         171,350.68                      0.64
20.001 - 20.500                               1                         241,400.84                      0.90
20.501 - 21.000                               3                         151,830.42                      0.57
--------------------------------      ----------------------    ----------------------      -----------------------
        Totals                              215              $       26,794,389.88                    100.00%
================================      ======================    ======================      =======================

                  The weighted average maximum rate of the group II adjustable rate loans, as of the cut-off date, was 16.86% per annum.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II adjustable rate loans having the minimum rates in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


               MINIMUM RATES OF THE GROUP II ADJUSTABLE RATE LOANS

                                                                                           PERCENTAGE OF ADJUSTABLE
                                         NUMBER OF                    AGGREGATE             RATE LOANS BY AGGREGATE
  RANGE OF MINIMUM RATES (%)       ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
--------------------------------      ----------------------    ----------------------      -----------------------
 5.001 -  5.500                               1              $           66,059.14                      0.25%
 8.001 -  8.500                              24                       4,079,849.60                     15.23
 8.501 -  9.000                              17                       2,995,474.52                     11.18
 9.001 -  9.500                              21                       3,737,237.01                     13.95
 9.501 - 10.000                              41                       5,893,013.56                     21.99
10.001 - 10.500                              34                       3,867,792.08                     14.44
10.501 - 11.000                              31                       2,991,156.58                     11.16
11.001 - 11.500                              23                       1,528,172.72                      5.70
11.501 - 12.000                              12                         844,031.12                      3.15
12.001 - 12.500                               4                         227,021.61                      0.85
12.501 - 13.000                               3                         171,350.68                      0.64
13.001 - 13.500                               1                         241,400.84                      0.90
13.501 - 14.000                               3                         151,830.42                      0.57
--------------------------------      ----------------------    ----------------------      -----------------------
        Totals                              215              $       26,794,389.88                    100.00%
================================      ======================    ======================      =======================


                  The weighted average minimum rate of the adjustable rate loans in group II, as of the cut-off date, was 9.865% per annum.

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II adjustable rate loans having Cut-off Date principal balances in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.


                 CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II
                              ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                          NUMBER OF                                        ADJUSTABLE RATE LOANS BY
                                       ADJUSTABLE RATE               AGGREGATE                     AGGREGATE
   RANGE OF PRINCIPAL BALANCES              LOANS                PRINCIPAL BALANCE             PRINCIPAL BALANCE
-----------------------------------  ----------------------    ----------------------    -----------------------
      0.01 -  15,000.00                       1                  $      11,994.09                     0.04%
 25,000.01 -  50,000.00                      46                      1,973,588.55                     7.37
 50,000.01 -  75,000.00                     100                      6,044,541.06                    22.56
100,000.01 - 125,000.00                       5                        535,371.15                     2.00
200,000.01 - 225,000.00                       3                        645,849.80                     2.41
225,000.01 - 250,000.00                      16                      3,824,898.76                    14.27
250,000.01 - 275,000.00                      13                      3,354,484.58                    12.52
275,000.01 - 300,000.00                      11                      3,170,878.75                    11.83
300,000.01 - 325,000.00                       4                      1,254,549.28                     4.68
325,000.01 - 350,000.00                       4                      1,377,465.90                     5.14
350,000.01 - 375,000.00                       6                      2,177,487.22                     8.13
375,000.01 - 400,000.00                       4                      1,591,897.22                     5.94
400,000.01 - 425,000.00                       2                        831,383.52                     3.10
--------------------------------      ----------------------    ----------------------    -----------------------
         Totals                             215                   $ 26,794,389.88                   100.00%
================================      ======================    ======================    ========================

                  The table below sets forth as of the cut-off date the number, aggregate principal balance and percentage of the group II adjustable rate loans having the remaining terms to maturity in each given range. The sums of amounts and percentages in the table below may not equal the totals due to rounding.



                   REMAINING TERMS TO MATURITY OF THE GROUP II
                              ADJUSTABLE RATE LOANS

                                                                                            PERCENTAGE OF GROUP II
                                                                                           ADJUSTABLE RATE LOANS BY
                                         NUMBER OF                    AGGREGATE                    AGGREGATE
   REMAINING TERMS (MONTHS)        ADJUSTABLE RATE LOANS          PRINCIPAL BALANCE            PRINCIPAL BALANCE
-------------------------------   ----------------------     ----------------------        -----------------------
316 - 320                                     1              $          66,059.14                         0.25%
346 - 350                                     3                        791,121.31                         2.95
351 - 355                                    27                      3,163,968.65                        11.81
356                                          12                      1,546,030.35                         5.77
357                                          22                      3,387,565.07                        12.64
358                                          76                      9,006,337.71                        33.61
359                                          74                      8,833,307.65                        32.97
--------------------------------      ----------------------    ----------------------      -----------------------
   Totals                                   215              $      26,794,389.88                       100.00%
================================      ======================    ======================      =======================

                  The table below sets forth the number, aggregate principal balance and percentage of the group II adjustable rate loans as of the cut-off date having the next interest adjustment date on each date set forth below.


                                   NEXT INTEREST ADJUSTMENT DATE OF THE GROUP II
                                               ADJUSTABLE RATE LOANS

                                                                                     PERCENTAGE OF GROUP II
                                                                                      ADJUSTABLE RATE LOANS
                                        NUMBER OF                 AGGREGATE              BY AGGREGATE
NEXT INTEREST ADJUSTMENT DATE     ADJUSTABLE RATE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----------------------------      ----------------------    ---------------------- -----------------------
          01/01/00                           1           $       354,828.42                     1.32%
          02/01/00                           2                   321,533.41                     1.20
          07/01/00                           1                    66,059.14                     0.25
          09/01/00                           2                   440,831.95                     1.65
          05/01/01                           4                   207,015.93                     0.77
          06/01/01                           2                   369,760.75                     1.38
          07/01/01                           4                   638,803.42                     2.38
          08/01/01                           9                 1,923,235.37                     7.18
          09/01/01                          25                 4,117,842.18                    15.37
          10/01/01                          19                 1,738,253.92                     6.49
          01/01/02                           1                   350,289.36                     1.31
          05/01/02                          11                 1,398,879.28                     5.22
          06/01/02                          10                 1,188,312.69                     4.43
          07/01/02                           7                   552,398.51                     2.06
          08/01/02                          11                 1,142,796.29                     4.27
          09/01/02                          51                 4,888,495.53                    18.24
          10/01/02                          55                 7,095,053.73                    26.48
------------------------------     -------------------    ----------------------      -----------------------
    Totals                                 215           $    26,794,389.88                   100.00%
==============================     ===================    ======================      =======================

                             UNDERWRITING STANDARDS

GENERAL

                  The mortgage loans were originated or acquired directly or indirectly by Meritage, a wholly-owned subsidiary of Resource Bancshares Mortgage and an affiliate of RBMG, and underwritten generally in accordance with the subprime credit risk guidelines of Meritage. On a case-by-case basis, exceptions to the guidelines are made where compensating factors exist.

                  The guidelines are primarily intended to assess the value of the related mortgaged property and to evaluate the adequacy of such property as collateral for a mortgage loan and to assess the mortgagor's ability and willingness to pay creditors. The subprime credit mortgage loans originated or acquired by Meritage will have been underwritten with a view toward the sale of such mortgage loans in the secondary market. This type of mortgage loan entails a greater degree of risk for prospective investors than mortgage loans eligible to be purchased by Fannie Mae or Freddie Mac, and bear higher rates of interest than mortgage loans that are originated in accordance with the underwriting standards of Fannie Mae or Freddie Mac. The combination of these factors may result in rates of delinquency, foreclosure, bankruptcy, and losses that are higher, and which may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.


APPLICATION PROCESS

                  Each applicant completes a loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, collections, judgments, charge-offs or tax liens. Mortgaged properties that are to secure mortgage loans generally are appraised by state licensed, qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that it is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and Freddie Mac. The guidelines require a desk or field review of all appraisals by a qualified appraiser employed or retained by Meritage. The value of a mortgaged property as determined by the appraisal is used for purposes of establishing the maximum permissible loan-to-value ratio of the mortgage loan. If the value of any mortgaged property as determined in the review is more than 5% lower than the appraised value, then Meritage uses such review value for purposes of establishing the maximum permissible loan-to-value ratio of the related mortgage loan for purposes of Meritage's quality control procedures. If the value is between 5% and 10% lower than the appraised value, then Meritage may contact the appraiser for an explanation of the difference or may reconcile the difference on its own. If the value is more than 10% lower than the appraised value, then Meritage contacts the appraiser for an explanation of the difference. Meritage refuses to accept appraisals from an appraiser who does not provide a satisfactory explanation of any such difference.

RESIDENTIAL LOAN PROGRAMS

                  The following are the residential loan programs under the Meritage subprime credit risk guidelines:

o        Full Documentation

o        Limited Documentation

o        Stated Income Documentation

o        No Qualifier

o        Mortgage Only

o        No Ratio.

                  Under each of these programs, Meritage reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the description of the property for program eligibility. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the guidelines that, with respect to a 6-month adjustable rate mortgage loan, generally is equal to 2% above the initial interest rate on the loan for which the applicant has applied; however, if the LTV is 80% or less, or if the loan for which the applicant has applied is a 2/6 LIBOR loan or a 3/6 LIBOR loan, the guidelines allow the applicant to qualify at the initial interest rate.

                  The guidelines require that mortgage loans be underwritten in a standardized procedure that complies with applicable federal and state laws and regulations and requires the underwriters to be satisfied that the income of the applicant and the value of the property being financed, as indicated by an appraisal and review of the appraisal, currently supports the outstanding anticipated loan balance of the mortgage loan for which the applicant has submitted an application. The maximum loan amount for mortgage loans originated under the guidelines is $500,000. The guidelines permit single family loans to have LTV's at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. The guidelines generally limit all types of loans to a maximum 90% LTV, other than condominium loans, manufactured home loans and loans secured by 3-4 family properties, which are each limited to a maximum 85% LTV, and non-owner occupied loans, which are limited to a maximum 80% LTV. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the LTV of the related mortgage loan is based on the lower of the appraised value of such mortgaged property at the time of origination, or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 24 months prior to origination, and is based on the appraised value at the time of origination if the "lease option purchase price" was set more than 24 months prior to origination.

STANDARD DOCUMENTATION PROGRAMS

                     The three standard documentation programs are:

          o FULL DOCUMENTATION PROGRAM, where applicants are required to submit two written forms of verification of stable income for the preceding 24 months;

          o LIMITED DOCUMENTATION PROGRAM, where one form of verification of stable income is required for the preceding 12 months (6 months if the LTV is 80% or less); and

          o STATED INCOME DOCUMENTATION PROGRAM, where an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets specific criteria.

                  These programs require that, with respect to each applicant, there be a telephone verification of each applicant's employment within 24 hours prior to closing. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required. On a case-by-case basis, exceptions to the guidelines may be made, as described below under "--EXCEPTIONs."


SPECIALTY RESIDENTIAL LOAN PROGRAMS

                  The three specialty residential loan programs are:

           o NO QUALIFIER PROGRAM, where applicants are not required to document employment or income, and no debt service-to-income ratios are calculated; the loan application is to be completed with only basic information, such as name, address, social security number, telephone number, and property address; a minimum property value of $50,000 is required, and a maximum of 70% LTV and 80% combined loan-to-value, CLTV, is permitted. The combined CLTV of a mortgage loan is equal to the ratio expressed as a percentage of the sum of:

                           o the principal balance of the mortgage loan as of the date of origination and

                           o the outstanding principal balances of any mortgage loans junior in lien priority and secured by the related mortgaged property as of the date of origination to the value of the mortgaged property as defined in the servicing agreement at the time of origination of the mortgage loan.

           o MORTGAGE ONLY PROGRAM, where the overall credit profile of an applicant may be poor; applicants must provide a previous twelve month mortgage history aside from rental history; a maximum 90% CLTV and a maximum 50% debt service-to-income ratio are permitted; all existing mortgage loans must be verified through the lender, a third party servicer, a credit reporting agency, or canceled checks; private mortgage loans held by an individual and verified are acceptable if twelve months of cancelled checks are provided; an applicant cannot have experienced any rolling mortgage late payments or foreclosures; discharged bankruptcies are acceptable, and those applicants with mortgage loans that are currently delinquent may still be eligible if the mortgage loan is brought current prior to closing, and the cause of such delinquency is well documented and satisfactorily explained; and open charge-offs, collection accounts and judgments may exist if they are not currently or likely to attach to the property.

           o NO RATIO PROGRAM, where applicants are not required to document employment or income, and no debt service-to-income ratios are calculated; a minimum property value of $50,000 is required, and a maximum 75% LTV and 90% CLTV is permitted; the applicant must have an overall good, established credit history, and meet credit depth requirements of at least five trade lines, with minimum balances of $1,000, with activity dating back at least five years; a maximum of two 30-day late payments within the last 12 months is acceptable on an existing mortgage loan.

                  These three specialty residential loan programs permit only owner-occupied, single family residences, with loan amounts between $25,000 to $350,000, unless otherwise specified. Attached and detached planned unit developments or PUD'S, condominiums, two-to-four family properties and manufactured homes are permitted on a case by case basis. These specialty programs may be used only for purchases or rate and term or cash-out refinances. In the case of a refinance mortgage loan, the applicant must have owned the property for at least twelve months, or if the applicant has owned the property for less than twelve months, the lesser of the sales price or appraised value is used to calculate the LTV.


CATEGORIES AND CRITERIA

                  The guidelines include the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

           o Under the "A" RISK CATEGORY, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months, is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Generally, no more than $500 of open charge-offs or collection accounts shall have occurred within the last 12 months. Charge-offs or collection accounts not affecting title may remain open if they are over two years old or the LTV of the mortgage loan is 70% or less. No bankruptcy or notice of default filings may have occurred during the preceding 24 months. The mortgaged property must be in at least average condition. A maximum LTV of up to 90% for a mortgage loan originated under the Full Documentation program, 85% for the Limited Documentation program and 85% for the Stated Income Documentation program is permitted on a single family, owner-occupied property. A maximum LTV of 80% is permitted for a mortgage loan originated under the Full Documentation program (or 75% and 70% for mortgage loans originated under the Limited Documentation or Stated Income Documentation programs, respectively) for a non-owner occupied property. The debt service-to-income ratio is generally 45% or less. The guidelines permit a 50% debt service-to-income ratio with a $500 disposable monthly income per family member.

           o Under the "A-" RISK CATEGORY, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments, and no 60-day late payments, within the last 12 months, is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Minor derogatory items are allowed on non-mortgage credit, and a letter of explanation may be required. Generally, no more than $1,000 of open charge-offs or collection accounts shall have occurred within the last 12 months. Charge-offs, judgments or collection accounts not affecting title may remain open after funding of the loan if they are over two years old or the LTV of the mortgage loan is 70% or less. No bankruptcy or notice of default filings may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum LTV of 90% for a mortgage loan originated under the Full Documentation program, 85% for a mortgage loan originated under the Limited Documentation program, or 80% for a mortgage loan originated under the Stated Income Documentation program, is permitted on owner-occupied property. A maximum LTV of 80% (or 75% and 70% for a mortgage loan originated under the Limited Documentation or Stated Income Documentation programs, respectively) is permitted on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less.

           o Under the "B" RISK CATEGORY, an applicant may have generally repaid installment or revolving debt according to its terms. A maximum of three 30-day late payments, or two 30-day late payments and one 60-day late payment, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, some prior defaults may have occurred, and a letter of explanation may be required. Generally, no more than $2,000 of open charge-offs or collection accounts shall have occurred within the last 12 months. Charge-offs, judgments or open collection accounts not affecting title may remain open after funding of the loan if they are over two years old or the LTV of the mortgage loan is 80% or less. No bankruptcy or notice of default filing may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum LTV of 85% (or 80% and 75% for a mortgage loan originated under the Limited Documentation and Stated Income Documentation programs, respectively) is permitted on an owner-occupied property under the Full Documentation program. A maximum LTV of 75% (or 70% and 65% for a mortgage loan originated under the Limited Documentation or Stated Income Documentation programs, respectively) is permitted on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less. The guidelines permit a 55% debt service-to-income ratio with a $500 disposable monthly income per family member.

           o Under the "C" RISK CATEGORY, an applicant may have experienced significant credit problems in the past. A maximum of six 30-day late payments, two 60-day late payments or one 90-day late payment, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. Generally, no more than $4,000 of open charge-offs, judgments or collection accounts shall have occurred within the last 12 months. Charge-offs or collection accounts not affecting title may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding 12 months. The mortgaged property must be in average condition. Generally, a maximum LTV of 80% for a mortgage loan on an owner-occupied property under the Full Documentation program (or 70% and 65% for a mortgage loan originated under the Limited Documentation and Stated Income

                      Documentation programs, respectively) is permitted. A maximum LTV of 70% (or 65% and 60% for a mortgage loan originated under the Limited Documentation or Stated Income Documentation programs, respectively) is permitted on a non-owner-occupied property under the Full Documentation program. The debt service-to-income ratio is generally 55% or less. The guidelines require a 50% debt service-to-income ratio at greater than 75% LTV.

           o Under the "C-" OR "D" RISK CATEGORIES, an applicant will have experienced significant credit problems in the past. As to mortgage credit, the applicant may have had a history of being generally 30, 60 or 90 days delinquent, and a maximum of 119 days late within the last 12 months is acceptable. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. No open collection accounts or open charge-offs affecting title may remain open after funding of the loan. A bankruptcy, notice of default, notice of sale filing or foreclosure is permitted in the last 12 months, but must be discharged or completed, on a case-by-case basis. The mortgaged property must be in average or better condition. A maximum LTV of 70% is permitted on an owner-occupied property under the Full Documentation program (the Limited Documentation and Stated Income programs are not offered). A maximum LTV of 60% is permitted on a non-owner occupied property under the Full Documentation program. The debt service-to-income ratio generally is 60% or less.


EXCEPTIONS

                  As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category, referred to as an UPGRADE or an EXCEPTION. An upgrade or exception may generally be allowed if the application reflects certain compensating factors, including, among other things: low LTV; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment; or ownership of current residence for five or more years; or, if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. An upgrade or exception may be permitted if the applicant has no 30 day mortgage late payments in the past 24 months. Accordingly, certain applicants may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category. In no event, however, will any applicant be granted an upgrade into a risk category more than one level or grade higher than the category into which the applicant, in the absence of the compensating factor, would have qualified.


MERI-QWIK

                  Some mortgage loans may have been originated in accordance with the Meri-Qwik upgrade and exception program. Using the Meri-Qwik program credit scoring upgrade program, a proposed mortgage loan is underwritten and graded according to the guidelines, without the use of any type of formal or informal upgrade due to compensating factors. The applicant's maximum debt service-to-income ratio must qualify at the upgraded credit level. The Meri-Qwik program can improve the applicant's credit grade by only one level. The Meri-Qwik upgrade cannot be combined with any other risk upgrade point system. Only 6 Month adjustable rate mortgage loans, 2/6 LIBOR mortgage loans, 3/6

LIBOR mortgage loans and fixed rate mortgage loans are eligible. Only mortgage loans underwritten in accordance with the standard documentation programs are eligible for Meri-Qwik upgrade; mortgage loans underwritten in accordance with the specialty residential loan programs are not eligible for Meri-Qwik upgrade.


                  INDEX APPLICABLE TO THE ADJUSTABLE RATE LOANS

                  With respect to substantially all of the adjustable rate loans and as of any related adjustment date, the index is six-month LIBOR, as published in THE WALL STREET JOURNAL and most recently available 45 days prior to such adjustment date. If the index becomes unpublished or is otherwise unavailable, the servicer will select an alternative index that is based upon comparable information.
                                      RBMG

                  A majority of the subprime credit risk mortgage loans originated or acquired by Meritage are serviced by RBMG on an interim basis pending the disposition to a trust in connection with a securitization, or other disposition on a whole loan basis, of such mortgage loans. Upon the disposition of such mortgage loans, the servicing for such mortgage loans either is retained by RBMG, pending transfer, pursuant to arrangements currently in effect, to a subservicer in accordance with an existing subservicing agreement by and between RBMG and the subservicer, or is transferred as part of such mortgage loans as whole loans in the secondary mortgage market or concurrently with the securitization of the related mortgage loans. As a result of being serviced by third parties, substantial information is not currently available as to the delinquency, foreclosure, bankruptcy or loss experience of the entire portfolio of mortgage loans originated or acquired by Meritage and serviced by RBMG. However, see "SERVICING OF THE MORTGAGE LOANS--THE SUBSERVICER" below for information regarding the delinquency, foreclosure, bankruptcy and REO Property experience of the subservicer.

                  The following table sets forth information relating to the delinquency experience at the end of the indicated periods for the subprime mortgage loans originated or acquired by Meritage or Resource Bancshares Mortgage and serviced by the subservicer. However, because many of the subprime mortgage loans originated or acquired by Meritage or Resource Bancshares Mortgage during the indicated periods may have been sold to third parties and are not serviced by RBMG or the subservicer, the following information does not relate to all the subprime mortgage loans originated or acquired by Meritage or Resource Bancshares Mortgage during the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis and for these purposes the number of days it is reported as being delinquent is the same number of days it is contractually past due. The information contained in the monthly remittance reports that will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.




                         DELINQUENCIES AND FORECLOSURES
                             (Dollars in Thousands)

                                   As of December 31, 1997                         As of December 31, 1998
                         --------------------------------------------  -----------------------------------------------
                                                       Percent                                          Percent
                         ---------------------   --------------------  --------------------   ------------------------
                         By                      By        By
                         Number     By Dollar    Number    Dollar      By Number   By Dollar   By Number    By Dollar
                         of Loans     Amount     of Loans   Amount     of Loans      Amount     of Loans      Amount
                         ----------  ---------  ---------- ---------   ----------  ---------   ---------    ----------
Total Portfolio          1,590          $178,427  100.00%    100.00%        2,548    $281,286    100.00%       100.00%
Period of
Delinquency(1)
    30-59 days              28            2,631     2.00       1.79            96       8,841      3.77          3.14
    60-89 days              22            1,532     0.78       0.77            30       3,224      1.18          1.15
    90 days or more         10              914     1.38       1.59           125      13,196      4.91          4.69
                         ----------   ---------  ---------- ---------   ----------  ---------   ---------    ----------
Total Delinquent Loans      60           $5,077     4.17%      4.15%          251     $25,261      9.85%         8.98%
                         ----------   ---------  ---------- ---------   ----------  ---------   ---------    ----------
Loans in foreclosure(2)      1              $35     1.29%      1.50%           55      $5,778      2.16%         2.05%
                         ==========   =========  ========== =========   ==========  =========   =========    ==========




                                          As of September 30, 1999
                               ------------------------------------------------
                                                               Percent
                               ----------------------  ------------------------

                               By Number   By Dollar   By Number    By Dollar
                                of Loans     Amount     of Loans     Amount
                               ----------  ----------  ----------   -----------
Total Portfolio                     3,657    $404,213    100.00%     100.00%
Period of
Delinquency(1)
    30-59 days                         94      10,261      2.57        2.54
    60-89 days                         48       5,839      1.31        1.44
    90 days or more                   161      16,312      4.40        4.04
                                ----------  ----------  ----------   -----------
Total Delinquent Loans                303     $32,412      8.29%       8.02%
                                ----------  ----------  ----------   -----------
Loans in foreclosure(2)                79      $8,452      2.16%       2.09%
                                ==========  ==========  ==========   ===========

--------------------
           (1) Includes 58 loans totaling $5,707,983 for September 30,
         1999, which were more than 30 days past due at the time of transfer to the subservicer.

           (2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                            DESCRIPTION OF THE NOTES

                  The following summaries describe particular provisions of the indenture applicable to the notes. The description of the notes and the indenture that follows is a summary of terms and provisions relating specifically to the notes, and does not purport to be complete. Such description is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the indenture (including the form of the notes). For more details regarding the terms of the indenture, prospective investors in the notes are advised to review the indenture, a copy of which Meritage will provide (without exhibits) without charge upon written request addressed to Meritage c/o Resource Bancshares Mortgage Group, Inc. at 7909 Parklane Road, Columbia, South Carolina 29223, Attention: Jordan Dorchuck.


GENERAL

                  The notes will be issued under an indenture, to be dated as of November 1, 1999, the INDENTURE, between the issuer and the indenture trustee. Two classes of notes will be issued: the class A-1 notes and the class A-2 notes. The class A-1 notes will be principally secured by the group I mortgage loans, and the class A-2 notes will be principally secured by the group II mortgage loans. Payments on the class A-1 notes will be made generally from Available Funds for group I, and payments on the class A-2 notes will be made generally from Available Funds for group II. The notes represent non-recourse, asset-backed obligations of the issuer, and proceeds of the assets of the trust will be the sole source of payments on the notes. The notes will not represent an interest in or obligation of the sponsor, the company, the servicer, the indenture trustee, the owner trustee, the note insurer, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of the issuer.

                  All payments on the notes will be distributed by or on behalf of the indenture trustee to each noteholder of record on the record date for the related payment date. Payments on notes issued in book-entry form will be made by or on behalf of the indenture trustee to The Depository Trust Company, referred to as DTC. Payments on definitive notes generally will be made either:

         o by check mailed to the address of each noteholder as it appears in the register maintained by the indenture trustee or

         o by wire transfer of immediately Available Funds to the account of a noteholder, if such noteholder (a) is the registered holder of definitive notes having an initial principal amount of at least $1,000,000 and (b) has provided the indenture trustee with wiring instructions in writing five business days prior to the record date or has provided the indenture trustee with such instructions for any previous payment date. A fee may be charged by the indenture trustee to a noteholder holding definitive notes for any payment made by wire transfer.

Notwithstanding the above, the final payment in redemption of any definitive note will be made only upon presentation and surrender of such definitive note at the office or agency designated by the indenture trustee for that purpose.

                  The notes will be issued in denominations of not less than $1,000 principal amount and in integral dollar multiples, with the exception of one note of each class which may be issued in a lesser amount.

                  The class A-1 notes in the aggregate will have an aggregate original Note Balance of $85,000,000. The class A-2 notes in the aggregate will have an aggregate original Note Balance of $40,000,000. The Note Interest Rate for each class is adjustable and is calculated as described under the section "--PAYMENT On THE NOTES" in this prospectus supplement. The aggregate class A-1 original Note Balance equals approximately 100% of the sum of the group I initial balance. The aggregate class A-2 original Note Balance equals approximately 100% of the sum of the group II initial balance. The primary source of funds for payment to the noteholders of each class of notes will be the mortgage loans as described under the section "--PAYMENTS ON THe NOTES."


BOOK-ENTRY REGISTRATION AND DEFINITIVE NOTES

                  Persons in whose name a note is registered in the register maintained by the indenture trustee are the OWNERS of the notes. For so long as the notes are in book-entry form with DTC, the only owner under the indenture will be Cede & Co., the nominee of DTC. Beneficial owners will receive all payments of principal of and interest on, the notes from the indenture trustee through DTC. No person acquiring a beneficial interest in a note will be entitled to receive a definitive note, except in the event that physical notes are issued because DTC becomes unable or unwilling to act as depository and no suitable replacement can be found. All references to the owners of notes mean and include the rights of the beneficial owners. See "DESCRIPTION OF THE SECURITIES--FORM OF SECURITIES" in the prospectus.


ASSIGNMENT OF MORTGAGE LOANS

                  The mortgage loans were originated or acquired by Meritage. On or prior to the closing date, the company will acquire the mortgage loans and will sell the mortgage loans to RBMG Funding Co., RBMG Funding Co. will sell the mortgage loans to the sponsor, the sponsor will sell the mortgage loans to the issuer, and the issuer will pledge the mortgage loans to the indenture trustee as security for the notes.

                  At the time of issuance of the notes, the issuer will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off date, together with its right, title and interest in and to the proceeds of any insurance policies received after the cut-off date, without recourse, to the indenture trustee pursuant to the indenture as security for the notes; PROVIDED, HOWEVER, that Meritage, the company, RBMG Funding Co. or the sponsor, as applicable, will reserve and retain all its right, title and interest in and to principal and interest payments due on such mortgage loan on or prior to the cut-off date (whether or not received on or prior to such cut-off date), and to prepayments and prepayment charges received on or prior to the cut-off date. The indenture trustee, concurrently with the pledge of the mortgage loans to the indenture trustee as security for the notes, will authenticate and deliver the notes at the direction of the issuer in exchange for, among other things, the mortgage loans.

                  The indenture will require the issuer to deliver to the indenture trustee or a custodian on behalf of the indenture trustee the mortgage loans, the mortgage notes endorsed by Meritage, or the last holder of record, without recourse to the indenture trustee, the related mortgages or deeds of trust with evidence of recording, all intervening mortgage assignments, if any, and other documents relating to the mortgage loans.

                  The indenture trustee or a custodian on behalf of the indenture trustee will review the mortgage files delivered to it on behalf of the indenture trustee on the closing date and within 180 days and 270 days after the closing date and if any document required to be included in any mortgage file is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification of the defect to the indenture trustee, the issuer, the sponsor, the company, the note insurer and Meritage by the indenture trustee, the indenture trustee will require either that the related mortgage loan be removed from the mortgage pool or that a mortgage loan conforming to the requirements of the indenture be substituted for the mortgage loan in the manner described below.

                  In connection with the sale of the mortgage loans to RBMG Funding Co. pursuant to the company sale agreement, the company will make representations and warranties as to the accuracy in all material respects of the information set forth on a schedule identifying and describing each mortgage loan. In addition, the company will make other representations and warranties regarding the mortgage loans, including, for instance, that each mortgage loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first priority lien, that, as of the cut-off date, no mortgage loan included in the mortgage pool as of the closing date was more than 59 days past due, that each mortgaged property consists of a one- to four-family residential property or unit in a condominium or planned unit development, that the company had good title to each mortgage loan prior to such transfer and that the originator was authorized to originate each mortgage loan. The rights of RBMG Funding Co. to enforce remedies for breaches of such representations and warranties in the sale agreement against the company will be assigned by RBMG Funding Co. to the sponsor pursuant to the RBMG Funding Co. sale agreement, by the sponsor to the issuer pursuant to the sponsor sale agreement, and by the issuer to the indenture trustee pursuant to the indenture. Meritage will guarantee to the sponsor, the issuer, and the indenture trustee the accuracy of the representations and warranties made by the company in the company sale agreement.

                  If with respect to any mortgage loan:

                  o a defect in any document constituting a part of the related mortgage file remains uncured within the period specified above and materially and adversely affects the value of any such mortgage loan or materially and adversely affects the interest of the indenture trustee, the noteholders or the note insurer, or

                  o a breach of any representation or warranty made by RBMG Funding Co. relating to such mortgage loan occurs and such breach materially and adversely affects the value of any such mortgage loan or materially and adversely affects the interests of the indenture trustee, the noteholders or the note insurer,

then, the indenture trustee will enforce the remedies for such defects or breaches against Meritage under its guarantee by requiring Meritage to remove the related mortgage loan from the trust by remitting to the indenture trustee an amount equal to the stated principal balance of the defective mortgage loan (plus Realized Losses) together with interest accruing at the coupon rate (net of the applicable Servicing Fee Rate) on the defective mortgage loan from the date interest was last paid by the mortgagor to the end of the collection period preceding the 18th day of the month in which the payment date occurs, or if the day is not a business day, then the next succeeding business day, less any payments received during the related collection period in respect of such defective mortgage loan.

A BUSINESS DAY is any day other than:

                  o   a Saturday or Sunday or

                  o a day on which banking institutions in the State of Nevada, the State of Delaware, the State of New Jersey, the State of New York, the State of South Carolina or the city in which the corporate trust office of the indenture trustee or in which the note insurer's principal office is located are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

                  Meritage will also have the option, but not the obligation, to substitute for such defective mortgage loan a qualified replacement mortgage loan. Upon delivery of a qualified replacement mortgage loan and deposit of certain amounts in the note account as set forth in the indenture, or deposit of the purchase price in the note account and receipt by the indenture trustee and the note insurer of written notification of any substitution or removal, as the case may be, the indenture trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of the defective mortgage loan (including any property acquired or proceeds of any insurance policy) in Meritage and release the defective mortgage loan from the trust.

                  The obligation of Meritage to cure, remove or substitute any mortgage loan as described above will constitute the sole remedy available to noteholders, the note insurer, with some exceptions, or the indenture trustee for a defective mortgage loan.


PAYMENTS ON THE NOTES

                  Payments on the notes will be distributed by the indenture trustee, in its capacity as the paying agent, on each payment date, commencing with the payment date in December 1999, to noteholders as of the related record date in an amount equal to the product of such noteholders' percentage interest and the amount paid in respect of the notes of the related class. Payments on the class A-1 notes will be made generally from Available Funds for group I, and payments on the class A-2 notes will be made generally from Available Funds for group II. The percentage interest represented by any note will be equal to the percentage obtained by dividing the aggregate principal balance of such note by the related Note Balance.

                  On each payment date, the paying agent will be required to distribute with respect to each class of notes, the following amounts, in the following order of priority, out of Available Funds in the related note account for such class unless otherwise specified:

         o FIRST, to the payment of the premiums due to the note insurer, as well as any unreimbursed Insured Payments;

         o SECOND, to the payment of Note Interest to the noteholders of such class;

         o THIRD, to the payment of Monthly Principal to the noteholders of such class;

         o FOURTH, to the payment of any Note Interest for the other class that remains unpaid after the payment described in clause SECOND above, to the noteholders of that other class;

         o FIFTH, to the payment of any Overcollateralization Deficit for such class, after taking into account the payment of the Monthly Principal for that class, to the noteholders of such class;

         o SIXTH, to the payment of any remaining Overcollateralization Deficit for such class, out of the note account for the other class, after taking into account the payments described in clauses FIRST through FIFTH for that other class;

         o SEVENTH, to reduce the Note Balance of such class by an amount equal to the lesser of:

                  (a) Excess Cash with respect to the related group for such payment date, and

                  (b) either the amount necessary for the Overcollateralization Amount for such class to equal the Required Overcollateralization Amount for such class on such payment date (after paying the Monthly Principal and any Overcollateralization Deficit of such class for such payment date) or the amount necessary to reduce the Note Balance of such class to zero, whichever is less;

         o EIGHTH, to reimburse the note insurer for any amounts due and owing under the insurance agreement;

         o NINTH, to the reserve account, in the event that the Overcollateralization Amount of such class is less than the Required Overcollateralization Amount for such class, out of amounts on deposit in the note account of the other class, to the extent of any such shortfall;

         o TENTH, to the payment of any Available Funds Cap Carry-Forward Amounts of such class;

         o ELEVENTH, to the payment of any amounts due the noteholders of such class as result of shortfalls in interest resulting from prepayments and application of the Soldiers' and Sailors' Civil Relief Act of 1940, with respect to mortgage loans in the related group;

         o TWELFTH, to the payment of an amount equal to any remaining shortfall in the amounts described in the previous two clauses, in that order, to the noteholders of such class out of amounts on deposit in the note account related to the other class; and

         o THIRTEENTH, to reimburse the indenture trustee, the owner trustee, the servicer and the issuer for certain advances and expenses not previously reimbursed.

                  Any Available Funds remaining after application in the manner specified above will be released to the holder(s) of the trust certificates on such payment date, free from the lien of the indenture, and such amounts will not be available to make payments on the Note Balances or payments to the note insurer on any subsequent payment date to the extent of any draws on the financial guaranty insurance policy as to which the note insurer is subrogated to the rights of that noteholder to interest and principal.

                  In the event that, with respect to a particular payment date, Available Funds for a group or, to the limited extent provided in this prospectus supplement, Available Funds for the other group on such date, are not sufficient to pay any portion of Note Interest for the related class of notes, the indenture trustee will file a claim on the financial guaranty insurance policy in an amount equal to such deficiency and apply the insured payment under the financial guaranty insurance policy in respect of such claim to the payment of the deficiency in such Note Interest. In addition, the indenture trustee will file a claim on the financial guaranty insurance policy in an amount equal to any Overcollateralization Deficit for a class on a payment date (after taking into account payments in respect of Monthly Principal and Excess Cash on such payment date from either group and funds applied from the reserve account) and apply the portion of the insured payment under the financial guaranty insurance policy related to such Overcollateralization Deficit to reduce the Note Balance on such payment date by the amount of such Overcollateralization Deficit. Any insured payment paid under the financial guaranty insurance policy in respect of a class of notes to make up any Overcollateralization Deficit will be paid to the related noteholders, to reduce the related Note Balance, until such Note Balance is reduced to zero.

                  In no event will the aggregate payments of principal to noteholders of a class exceed the original Note Balance of such class. All calculations of interest on the notes will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

                  On any payment date, the Available Funds Cap Rate may limit the related Note Interest rate because the rate set by the related Available Funds Cap Rate is less than the interest rate on the notes for each interest period after the initial interest period. If this occurs, and if the amount of any resulting shortfall is not covered by payments of Excess Cash from the other group, the shortfall will be carried forward and be due and payable on the following payment date and shall accrue interest, at the Note Interest rate, until paid. This shortfall is referred to as the Available Funds Cap Carry-Forward Amount. The financial guaranty insurance policy does not cover the Available Funds Cap Carry-Forward Amount; the payment of such amount may be funded only from any excess cash that would otherwise be paid to the holder(s) of the trust certificates. The ratings assigned to the notes do not address the payment of the Available Funds Cap Carry-Forward Amount.


CALCULATION OF ONE-MONTH LIBOR

                  On each INTEREST DETERMINATION DATE, which is the second business day preceding each payment date or, in the case of the first payment date, the second business day preceding the closing date, the indenture trustee will determine the London interbank offered rate for one-month U.S. dollar deposits, or LIBOR, for the next accrual period for the notes. LIBOR will be established on the basis of the offered rates of the rEFERENCE BANKS for one-month U.S. dollar deposits, as they appear on the Telerate Page 3750, as of 11:00 a.m., London time, on the interest determination date. As used in this section, BUSINESS DAY means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and rEFERENCE BANKS means leading banks which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London, which have been selected by the indenture trustee after consultation with the servicer and which are not controlling, controlled by, or under common control with the sponsor.

                  On each interest determination date, the indenture trustee will determine LIBOR for the next accrual period for the notes as follows:

                  FIRST, on the basis of the offered rate for one-month United States dollar deposits, as this rate appears on Telerate Page 3750, as of 11:00 a.m., London time.

                  SECOND, if the rate does not appear on Telerate Page 3750 as of 11:00 a.m. London time, LIBOR will be the arithmetic mean of the offered quotations of two or more reference banks, rounded to the nearest whole multiple of 1/16%.

                  THIRD, if fewer than two reference banks provide offered quotations, LIBOR will be the higher of:

                  o LIBOR as determined on the previous interest determination date and

                  o   the reserve interest rate.

                  The RESERVE INTEREST RATE is the rate per annum that the indenture trustee determines to be either the arithmetic mean, rounded to the nearest whole multiple of 1/16%, of the one-month U.S. dollar lending rates which New York City banks, selected by the indenture trustee, are quoting on the interest determination date to the principal London offices of leading banks in the London interbank market or, in the event that the indenture trustee cannot determine the arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks, selected by the indenture trustee, are quoting on the interest determination date to leading European banks.

                  The establishment of LIBOR on each interest determination date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the accrual period will, in the absence of manifest error, be final and binding. Each rate of interest may be obtained by telephoning the indenture trustee at 1-800-735-7777.


NOTE ACCOUNTS

                  Pursuant to the indenture, the indenture trustee shall establish and maintain an account with respect to each class of Note Balances from which all payments with respect to the related note will be made. As described below, not later than the servicer remittance date, the servicer will be required pursuant to the servicing agreement to wire transfer to the indenture trustee for deposit in the appropriate note account the sum (without duplication) of all amounts on deposit in the collection account that constitute any portion of Available Funds for the related payment date.

                  All or a portion of each note account may be invested and reinvested by the indenture trustee in one or more Permitted Investments bearing interest or sold at a discount. The indenture trustee or any affiliate may be the obligor on any investment in the note accounts which otherwise qualifies as a Permitted Investment. No investment in the note accounts may mature later than the business day preceding the payment date.

                  The indenture trustee will not in any way be held liable by reason of any insufficiency in the note accounts resulting from any loss on any Permitted Investment unless the indenture trustee is the obligor on the investment.

                  All income or other gain from investments in each note account will not be available to noteholders or otherwise subject to any claims or rights of the noteholders and will be held in the note account for the benefit of the issuer, subject to withdrawal from time to time as permitted by the indenture. Any loss resulting from the investments will be for the account of the issuer. The issuer will be required to deposit the amount of any loss immediately upon the realization of the loss to the extent the loss will not be offset by other income or gain from investments in the note account and then available for such application.

                  The indenture trustee may purchase from or sell Permitted Investments to itself or an affiliate, as principal or agent. All Permitted Investments in a trust account under the indenture shall be made in the name of the indenture trustee for the benefit of the noteholders and the note insurer.


OVERCOLLATERALIZATION FEATURE

                  Credit enhancement with respect to each class of notes will be provided in part by overcollateralization resulting from the principal balance for each mortgage group as of the end of each due period exceeding the related note principal balance for the related payment date.

                  The notes are secured by a pool of mortgage loans. The mortgage loans have coupon rates which on average are higher than the sum of:

                  o   the Note Interest Rate, and

                  o the fees payable by the trust to the servicer, the indenture trustee, the owner trustee and the note insurer.

                  In the absence of losses and delinquencies on the mortgage loans, the trust will have excess cashflow available to provide credit enhancement. The overcollateralization available to absorb losses on the mortgage loans is the difference between:

o        the aggregate principal balance of the mortgage loans, and

o        the aggregate outstanding principal balance of the notes.

                  The amount of overcollateralization must be maintained at specified required levels, which are permitted to reduce or step down over time.

                  Monthly Excess Cash plus any amounts received under the cap agreement with respect to a group are applied to accelerate the pay down of the Note Balance for that group until the specified required level of overcollateralization is reached. Excess cash for each group, plus payments received under the interest rate cap agreement, will be available to pay down the note balance of the related class of notes in order to reach the required level of overcollateralization. Any Excess Cash remaining after payments on the related class of notes, payments to the note insurer in respect of such notes and payment of any required reserve account deposit will be released to the holder of the residual interests and will not be available for any subsequent payments to the noteholders or the note insurer. However, if amounts payable to the note insurer and to the noteholders as interest cannot be paid in full from funds available from the related group of mortgage loans, then the shortfall shall be made up from funds available (including amounts of Excess Cash and amounts received under the interest rate cap agreement) from the other group.

                  The trust will use the Excess Cash described above to make payments of principal on the notes for the purpose of maintaining the overcollateralization at its required amount. Using mortgage loan coupon payments received by the trust to pay principal on the notes has the effect of amortizing the notes more quickly, and to a greater degree, than the mortgage loans amortize. This feature thus builds up overcollateralization, or replenishes overcollateralization which would otherwise be reduced as a result of losses on the mortgage loans. If, on any payment date, the amount of overcollateralization with respect to a group is below the specified required level for that group, after taking into account the application of Excess Cash from that group, the other group's Available Funds remaining after application of the first seven items under "PAYMENTS ON NOTES", may be deposited into a reserve account. Once an amount is deposited into the reserve account, it may be used for the benefit of either group to fund fees, Note Interest, or any Overcollateralization Deficit, as directed by the Note Insurer.

                  OVERCOLLATERALIZATION AND THE CAP AGREEMENT. The cap agreement has been entered into for the benefit of the indenture trustee on behalf of the noteholders and the note insurer for the purpose of increasing the amount of Excess Cash for each group that will be available to support the overcollateralization feature. Amounts received under the cap agreement are not available to increase the available funds cap rate for either class of notes, or to "uncap" either class of notes. However, the interest rate cap agreement will provide an additional source of funds in certain circumstances in the event excess cash decreases as a result of an increase in LIBOR.

                  OVERCOLLATERALIZATION AND THE FINANCIAL GUARANTY INSURANCE POLICY. The indenture will require the indenture trustee to file a claim for an insured payment under the financial guaranty insurance policy not later than 12:00 noon (New York City time) on the third business day prior to any payment date as to which the indenture trustee has determined that an Overcollateralization Deficit will occur.

                  Accordingly, the financial guaranty insurance policy is similar to the provisions described above with respect to the overcollateralization provisions insofar as the financial guaranty insurance policy guarantees ultimate payment of the full amount of the related Note Balance, rather than current payments of the amounts of any Realized Losses to the noteholders. Investors in the notes should realize that, under certain loss or delinquency scenarios, they may temporarily receive no payments to reduce the related Note Balance.


REPORTS TO NOTEHOLDERS

                  Monthly reports concerning the trust and the notes will be made available to the noteholders.

                  Note factor information may be obtained from the indenture trustee by placing a telephone call to (800) 735-7777.


REDEMPTION OF THE NOTES

                  The notes will be subject to redemption, in whole but not in part, at the option of the servicer, on or after the payment date on which the aggregate outstanding Note Balance of the notes has declined to less than 10% of the aggregate Note Balance of the notes as of the closing date. The note insurer must give its consent if the exercise of this option will result in a draw on the financial guaranty insurance policy. The date upon which such option may be exercised is referred to as the REDEMPTION DATE.

                  The notes will be redeemed at a redemption price of 100% of the then outstanding Note Balance of the notes plus accrued but unpaid interest (including any Available Funds Cap Carry-Forward Amount) through the end of the Interest Period preceding the related payment date, plus any amounts owing to the indenture trustee and the servicer; PROVIDED, HOWEVER, that no redemption may take place unless, in connection with such redemption, any amounts due and owing to the note insurer under the insurance agreement are paid in full. There will be no prepayment premium due in connection with such a redemption. Notice of an optional redemption of the notes must be mailed by the indenture trustee to the noteholders and the note insurer at least ten days prior to the payment date set for such redemption.

                  The payment on the final payment date in connection with the redemption of the notes shall be in lieu of the payment otherwise required to be made on such payment date in respect of the notes.


PAYMENTS TO THE HOLDER(S) OF THE TRUST CERTIFICATES

                  On each payment date, any portion of Available Funds for each group remaining after making payments of interest and principal due on the related notes and other payments required on the payment date will be released to the holder(s) of the trust certificates, free of the lien of the indenture. These amounts will not be available to make payments on the notes or payments to the note insurer on any subsequent payment date.


OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

                  The servicer will have the option to purchase any mortgage loan that is 90 days or more delinquent, that is, any mortgage loan on which the related mortgagor has failed to make three or more consecutive monthly payments, upon a determination and notice by the servicer that the mortgage loan will otherwise become subject to foreclosure proceedings. The purchase price to be paid to the indenture trustee to release any mortgage loan from the trust will equal the stated principal balance of such mortgage loan, plus accrued and unpaid interest to the due date related to, but not including, the payment date on which the amount of the purchase price will be paid to the Holders of the related class of notes plus unreimbursed P&I Advances and servicing advances.


P&I ADVANCES

                  Subject to the following limitations, the servicer will be obligated to advance or cause to be advanced on or before each servicer remittance date from its own funds, or funds in the collection account that are Payments Ahead, in an amount equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related due period on the mortgage loans and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, commonly referred to as REO Property. Notwithstanding the foregoing, the servicer is not required to make an advance of any delinquent balloon payment owing on a balloon loan. The servicer will, however, make monthly P&I Advances with respect to balloon loans with delinquent balloon payments, in each case in an amount equal to the assumed monthly principal and interest payment that would have been due on the related due date based on the original assumed hypothetical principal amortization schedule for the applicable balloon loan.

                  DETERMINATION DATE means, with reference to any payment date, the fifteenth (15th) day of the month in which such payment date occurs, or if this is not a business day, then the preceding business day.

                  P&I Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds or Liquidation Proceeds. The purpose of making such P&I Advances is to maintain a regular cashflow to the noteholders, rather than to guarantee or insure against losses. The servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

                  All P&I Advances will be reimbursable to the servicer from late collections, insurance proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds or Liquidation Proceeds may be reimbursed to the servicer out of any funds in the collection account prior to the payments on the notes. In the event the servicer fails in its obligation to make any P&I Advance, the indenture trustee, to the extent it has been appointed as successor to the servicer, will be obligated to make the P&I Advance to the extent required in the servicing agreement. In this case, the indenture trustee will be reimbursed for P&I Advances in the same manner described above with respect to the servicer.


COMPENSATING INTEREST PAYMENTS

                  With respect to any mortgage loan as to which a prepayment in whole or in part was received, the servicer will be required with respect to the payment date to remit to the related note account, no later than the related servicer remittance date, from amounts otherwise payable to the servicer as its servicing fee for the related collection period, a COMPENSATING INTEREST PAYMENT, which is an amount equal to the excess, if any, of:

         o 30 days' interest on the stated principal balance of each such mortgage loan (immediately prior to such payment) at the related coupon rate, less

         o the amount of interest actually received on the mortgage loan during the related due period for payment on the related notes on such payment date to insure that the related noteholders do not incur a shortfall in interest as a result of such prepayment. The servicer will not be entitled to be reimbursed from collections on the mortgage loans or any assets of the trust for any compensating interest payments made.


NOTE EVENTS OF DEFAULT

                  An Event of Default with respect to each class of notes will occur:

         o if, on any payment date, the interest on the class of notes or the Monthly Principal with respect to the class of notes on the payment date remains unpaid or the notes of the class are not paid in full on or before the final scheduled payment date;

         o if negative covenants in the indenture or covenants relating to redemption of the notes are not observed;

         o if any other covenant of the issuer set forth in the indenture, the servicing agreement, the sponsor sale agreement, or the insurance agreement is not observed and the failure continues for a period of sixty days after notice to the issuer by the indenture trustee or to the issuer and the indenture trustee by the noteholders evidencing at least 25% in aggregate Note Balance of the related class;

         o if any representation or warranty made by the issuer in the indenture, the servicing agreement, the sponsor sale agreement, or the insurance agreement or in any certificate delivered pursuant to these agreements is incorrect in a material respect as of the time made, and the circumstance in respect of which the representation or warranty is incorrect is not cured within thirty days after notice is given to the issuer by the indenture trustee or by the noteholders evidencing at least 25% in aggregate Note Balance of the related class; or

         o upon the occurrence of events of bankruptcy, insolvency, receivership or reorganization of the issuer.


RIGHTS UPON EVENT OF DEFAULT

                  In case an Event of Default should occur and be continuing, the indenture trustee or the note insurer may, and on request of noteholders evidencing more than 50% in aggregate Note Balance of the related class of notes shall, declare the principal of such class of notes to be due and payable. Such declaration may under certain circumstances be rescinded by the noteholders evidencing a majority in Note Balance of the related class of notes.

                  If the principal balance of the notes has been declared due and payable as described in the preceding paragraph, the indenture trustee, at the direction of the insurer, so long as a default by the insurer shall not have occurred and be continuing, may institute proceedings to collect all amounts payable on the notes, sell the assets of the trust or refrain from selling the assets of the trust.

LIST OF NOTEHOLDERS

                  Three or more noteholders (each of whom has owned a note for at least six months) may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of the requesting noteholders, to all noteholders.


THE INDENTURE TRUSTEE

                  The indenture trustee is entitled to the Indenture Trustee's Fee and reimbursement of certain expenses. The indenture trustee will, upon termination of the servicer under the servicing agreement, be obligated to succeed to the obligations of the servicer or to appoint an eligible successor servicer.

                  The indenture trustee may, upon written notice to the servicer, the issuer, the note insurer and all noteholders, resign at any time, in which event the servicer will be obligated to appoint a successor indenture trustee. If no successor indenture trustee has been appointed and has accepted appointment within 30 days after giving its notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for appointment of a successor indenture trustee. Any such successor indenture trustee must be approved by the note insurer and each rating agency. The indenture trustee may also be removed at any time:

         o by the issuer or the note insurer, if the indenture trustee ceases to be eligible to continue or if the indenture trustee is adjudged bankrupt or insolvent or a receiver with respect to it or its property is appointed,

         o by noteholders evidencing at least 51% of the aggregate Note Balance with the consent of the note insurer or

         o    by the note insurer.

Any removal or resignation of the indenture trustee and appointment of a successor indenture trustee as described above will not become effective until acceptance of appointment by the successor indenture trustee.

                   CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS


GENERAL

                  The yield to maturity and the aggregate amount of payments on each class of notes will be affected by, among other things, the rate and timing of principal payments on the mortgage loans in the related group, and the amount and timing of mortgagor defaults resulting in Realized Losses in the group. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the related group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties, and purchases by the note insurer or the servicer. The timing of changes in the rate of prepayments, liquidations, repurchases and purchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Certain loss scenarios could lead to the failure of noteholders to fully recover their initial investments. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement), no assurance can be given as to the rate or as to the timing of principal prepayments on the notes.

                  The mortgage loans may be prepaid by the mortgagors at any time; however, in most circumstances, the mortgage loans will be subject to a prepayment charge. See "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement. All of the mortgage loans contain due-on-sale clauses. Prepayments, liquidations, repurchases and purchases of the mortgage loans by the note insurer or the servicer will result in payments to noteholders of the related class of notes of principal amounts that otherwise would be paid over the remaining terms of the related mortgage loans.


AMORTIZATION OF THE NOTES AS A RESULT OF ALLOCATION OF EXCESS CASH

                  In addition to the foregoing, the allocation of Excess Cash for a group in respect of principal will have the effect of accelerating the amortization of the related notes relative to the amortization of the related mortgage loans. This will cause the related notes to be overcollateralized by the related mortgage loans to the extent that the aggregate stated principal balance of the mortgage loans exceeds the outstanding Note Balance of the related notes, and as a result of the accelerated amortization, the weighted average life of the notes will be shorter than otherwise would be the case.


THE EFFECT OF ONE-MONTH LIBOR

                  The yield to maturity on the notes will be affected by the level of one-month LIBOR, which bears no relationship to the coupon rates applicable to the fixed rate loans and which is different than the index applicable to the adjustable rate loans. To the extent that the amount of interest otherwise payable in respect of the notes is greater than the amount of available interest on the mortgage loans with respect to any payment date, shortfalls may occur in respect of the notes. Although the noteholders will be entitled to be reimbursed for any shortfalls as and to the extent described in this prospectus supplement, the yield to noteholders may be adversely affected by the occurrence of such shortfalls. See "RISK FACTORS--PREPAYMENT OF THe MORTGAGE LOANS MAY AFFECT THE YIELD TO MATURITY OF THE NOTES" in this prospectus supplement.


DEFAULTS ON THE MORTGAGE LOANS

                  The rate of defaults on the mortgage loans also will affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the monthly payments on the adjustable rate loans to an amount in excess of the monthly payment required at their respective dates of origination may result in a default rate higher than that on level payment mortgage loans. In addition, there is a risk that the balloon loans may default at maturity because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to refinance the related balloon loan or to sell the related mortgaged property. Furthermore, the rate of default on mortgage loans that are refinancings or that were not originated under Meritage's Full Documentation program also may be higher than for other types of mortgage loans. See "RISK FACTORS" in this prospectus supplement. As a consequence of the underwriting standards for Meritage's subprime credit risk residential lending program, the mortgage loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and, that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the guidelines of Fannie Mae and FHLMC. See "DESCRIPTION OF THE MORTGAGE POOL--UNDERWRITING STANDARDS" in this prospectus supplement. Because of the underwriting criteria, the mortgage loans will be serviced in a manner intended to result in a faster exercise of remedies, including foreclosure, in the event mortgage loan delinquencies and defaults occur than would be the case if the mortgage loans were serviced in a more conventional manner. The rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy or real estate market exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.


WEIGHTED AVERAGE LIFE OF THE NOTES

                  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in reduction of principal of the security (assuming no losses). The weighted average life of each class of notes will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

                  The model used in this prospectus supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The tables relating to the fixed rate loans are modeled at various Home Equity Prepayment, or HEP, assumptions. HEP assumes that a pool of loans prepays in the first month in the life of such loan at a constant prepayment rate, or CPR, that corresponds in CPR to one-tenth the given HEP percentage and increases by an additional one-tenth each month after that time until the tenth month, where it remains at a CPR equal to the given HEP percentage. With respect to fixed rate loans, the "100% Prepayment Assumption" assumes a CPR of 2.5% of the then outstanding principal balance of the respective fixed rate loans in the first month of the life of the mortgage loans and an additional 2.5% per annum, respectively, in each month after that time until the tenth month. Beginning in the tenth month and in each month after that time during the life of the respective mortgage loans, the "100% Prepayment Assumption" with respect to the fixed rate loans assumes a CPR of 25% per annum. With respect to the adjustable rate loans, the "100% Prepayment Assumption" assumes a CPR of 27% per annum of the then outstanding principal balance of the adjustable rate loans each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the related Prepayment Assumption, 125% Prepayment Assumption assumes 125% of each of the rates described above; and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool, including the related mortgage loans.

                  The tables below have been prepared assuming

         o all distributions with respect to the notes will be made at the scheduled times as described in this prospectus supplement under "DESCRIPTION OF THE NOTES--PAYMENTS ON THE NOTEs,"

         o distributions on the notes are received in cash on the 25th day of each month, commencing in December 1999

         o prepayments represent payment in full of individual mortgage loans and are received on the last day of each month (commencing in November 1999) and include 30 days' interest on the mortgage loan,

         o Scheduled payments of principal and interest are received on the first day of each month starting in December 1999.

         o the servicing fee for each mortgage loan will be 0.44% per annum of the principal balance of the mortgage loan and that all other fees will be as set forth in the servicing agreement,

         o no delinquencies or defaults in payments by mortgagors of principal and interest on the mortgage loans are experienced,

         o no right of optional termination is exercised except as noted in the tables below,

         o    the notes are purchased on November 30, 1999,

         o with respect to the adjustable rate mortgage loans, six-month LIBOR and one-year CMT remain constant at 6.015%, and 5.550%, respectively,

         o with respect to the notes, one-month LIBOR remains constant at 5.4725%,

         o the coupon rates on the adjustable rate loans in each type are adjusted on the respective due dates specified in the columns entitled "Number of Months until Next Interest Rate Adjustment," and after that time with the frequency indicated in the columns entitled "Frequency of Rate Adjustment in Months," to equal the sum of the related index and gross margin, subject to the related periodic rate caps, maximum rates and minimum rates,

         o all of the mortgage loans prepay at the indicated percentage of the related prepayment assumption,

         o    no payments are made under the interest rate cap agreement, and

         o    no amounts are withdrawn from the reserve account.

           GROUP I MORTGAGE LOANS: ASSUMED COLLATERAL CHARACTERISTICS




                                      Remaining  Remaining     Original
                Aggregate              Term to  Amortization Amortization            Initial    Subsequent
                Principal      Gross   Maturity   Term in       Term in   Minimum    Periodic   Periodic   Maximum    Gross
Loan Type        Balance      Coupon   in Months   Months       Months     Rate      Rate Cap   Rate Cap     Rate     Margin
-------------------------------------------------------------------------------------------------------------------------------
15 Yr Fixed   $   311,951.04  10.5505%     178       178         180        N/A        N/A        N/A        N/A        N/A
20 Yr Fixed        99,444.64  11.3822      238       238         240        N/A        N/A        N/A        N/A        N/A
30 Yr Fixed     6,000,383.12  10.5112      358       358         360        N/A        N/A        N/A        N/A        N/A
30 Yr Balloon   5,471,338.24  10.7550      178       358         360        N/A        N/A        N/A        N/A        N/A
6 Mth LIBOR       327,738.51  10.0988      355       355         360      10.0988%   1.5000%    1.5000%    17.0988%   6.8581%
1 Yr CMT          270,959.62   7.7134      321       321         360       6.3314     1.0000     1.0000    11.3314    2.7500
2 Yr/6 Mth    20,451,911.16    9.9173      358       358         360       9.9173     3.0000     1.5000    16.9173    6.7194
LIBOR
3 Yr/6 Mth    37,021,663.82    9.6143      358       358         360       9.6143     3.0000     1.5000    16.6143    6.3119
LIBOR
2 Yr/6 Mth     5,353,608.58    9.9173      360       360         360       9.9173     3.0000     1.5000    16.9173    6.7194
LIBOR
3 Yr/6 Mth     9,691,001.27    9.6143      360       360         360       9.6143     3.0000     1.5000    16.6143    6.3119
LIBOR



                                  Number of
                                  Months
                                  Until
                                  Next        Frequency
                                  Interest     of Rate
                                  Rate        Adjustment
Loan Type                         Adjustment  in Months
--------------                    ------------------------
15 Yr Fixed                          N/A         N/A
20 Yr Fixed                          N/A         N/A
30 Yr Fixed                          N/A         N/A
30 Yr Balloon                        N/A         N/A
6 Mth LIBOR                           1           6
1 Yr CMT                              8           12
2 Yr/6 Mth                            22          6
LIBOR
3 Yr/6 Mth                            34          6
LIBOR
2 Yr/6 Mth                            24          6
LIBOR
3 Yr/6 Mth                            36          6
LIBOR



















           GROUP II MORTGAGE LOANS: ASSUMED COLLATERAL CHARACTERISTICS




                                     Remaining   Remaining    Original
                Aggregate            Term to    Amortization Amortization            Initial   Subsequent
                Principal   Gross    Maturity     Term in      Term in   Minimum    Periodic   Periodic   Maximum    Gross
Loan Type        Balance     Coupon  in Months     Months      Months      Rate     Rate Cap    Rate Cap     Rate     Margin
------------------------------------------------------------------------------------------------------------------------------
15 Yr Fixed   $   324,620.51  9.3500%   177         177          180        N/A        N/A        N/A        N/A        N/A
20 Yr Fixed        34,453.82  9.8750    239         239          240        N/A        N/A        N/A        N/A        N/A
30 Yr Fixed     1,679,667.61  9.7943    358         358          360        N/A        N/A        N/A        N/A        N/A
30 Yr Balloon   1,443,300.40 10.0736    178         358          360        N/A        N/A        N/A        N/A        N/A
6 Mth LIBOR       676,361.83  9.6937    356         356          360      9.6937%    1.5000%    1.5000%    16.6937%   7.0954%
1 Yr CMT           66,059.14  7.6250    317         317          360      5.5000     1.0000      1.0000    10.5000    2.7500
2 Yr/6 Mth      9,435,743.52  9.9920    357         357          360      9.9920     3.0000      1.5000    16.9920    6.7139
LIBOR
3 Yr/6 Mth    16,616,225.39   9.8168    358         358          360      9.8168     3.0000      1.5000    16.8168    6.3559
LIBOR
2 Yr/6 Mth     3,521,771.89   9.9920    360         360          360      9.9920     3.0000      1.5000    16.9920    6.7139
LIBOR
3 Yr/6 Mth     6,201,795.89   9.8168    360         360          360      9.8168     3.0000      1.5000    16.8168    6.3559
LIBOR

                               Number of
                               Months
                               Until
                               Next        Frequency
                               Interest     of Rate
                               Rate        Adjustment
Loan Type                      Adjustment  in Months
--------------                -------------------------
15 Yr Fixed                       N/A         N/A
20 Yr Fixed                       N/A         N/A
30 Yr Fixed                       N/A         N/A
30 Yr Balloon                     N/A         N/A
6 Mth LIBOR                        2           6
1 Yr CMT                           8           12
2 Yr/6 Mth                         21          6
LIBOR
3 Yr/6 Mth                         34          6
LIBOR
2 Yr/6 Mth                         24          6
LIBOR
3 Yr/6 Mth                         36          6
LIBOR


                  The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios. For example, the servicer might exercise its option to purchase the mortgage loans as described under "SERVICING OF THE MORTGAGE LOANS--TERMINATION" in this prospectus supplement, and it is very unlikely that the mortgage loans will prepay at a constant prepayment assumption until maturity or that all of the mortgage loans will prepay at the same percentage of the related Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal payments than indicated in the tables at the various prepayment assumptions specified, even if the various weighted average remaining terms to maturity of the mortgage loans are as assumed. Any difference between these assumptions and the actual characteristics and performance of the mortgage loans, or the actual prepayment or loss experience, will affect the percentages of original Note Balance outstanding over time and the weighted average life of the notes.

                  Subject to the foregoing discussion and assumptions, the tables below indicate the weighted average life of the notes and sets forth the percentages of the original Note Balance that would be outstanding after each of the payment dates shown at various percentages of the related Prepayment Assumption.




               CLASS A-1 NOTES PERCENTAGE OF ORIGINAL NOTE BALANCE
             OUTSTANDING AT THE FOLLOWING PERCENTAGE OF THE RELATED
                             PREPAYMENT ASSUMPTIONS

                                 PPA (1)         0%           75%           100%          125%          150%          175%
Payment Date
------------------------------ ------------- ------------ ------------- ------------- ------------- ------------- -------------
Initial Percentage                               100          100           100           100           100           100
November 25, 2000                                96            77            71            64            58            52
November 25, 2001                                94            59            49            40            31            24
November 25, 2002                                93            46            34            25            17            10
November 25, 2003                                93            36            26            18            12            7
November 25, 2004                                92            29            19            12            7             4
November 25, 2005                                91            23            14            8             4             2
November 25, 2006                                91            18            10            5             2             1
November 25, 2007                                90            14            7             3             1             0
November 25, 2008                                89            11            5             2             0             0
November 25, 2009                                88            9             4             1             0             0
November 25, 2010                                87            7             3             1             0             0
November 25, 2011                                85            6             2             0             0             0
November 25, 2012                                84            4             1             0             0             0
November 25, 2013                                82            3             1             0             0             0
November 25, 2014                                75            2             0             0             0             0
November 25, 2015                                73            2             0             0             0             0
November 25, 2016                                70            1             0             0             0             0
November 25, 2017                                68            1             0             0             0             0
November 25, 2018                                65            0             0             0             0             0
November 25, 2019                                62            0             0             0             0             0
November 25, 2020                                58            0             0             0             0             0
November 25, 2021                                54            0             0             0             0             0
November 25, 2022                                49            0             0             0             0             0
November 25, 2023                                44            0             0             0             0             0
November 25, 2024                                38            0             0             0             0             0
November 25, 2025                                32            0             0             0             0             0
November 25, 2026                                25            0             0             0             0             0
November 25, 2027                                17            0             0             0             0             0
November 25, 2028                                 9            0             0             0             0             0
November 25, 2029                                 0            0             0             0             0             0

Weighted Average Life to                        20.46         4.00          2.95          2.28          1.82          1.49
Maturity in Years (2)
Weighted Average Life To                        20.42         3.65          2.68          2.08          1.66          1.35
Call in Years (2)



---------------------------
(1) The PPA is the percentage of the related prepayment assumption for the fixed rate mortgage loans and the adjustable rate mortgage loans.
(2) The weighted average life of a note is determined by (i) multiplying the amount of each payment in reduction of the Note Balance by the number of years from the date of issuance of the note to the related payment date,
     (ii) adding the results and (iii) dividing the sum by the original Note Balance of the note.



               CLASS A-2 NOTES PERCENTAGE OF ORIGINAL NOTE BALANCE
             OUTSTANDING AT THE FOLLOWING PERCENTAGE OF THE RELATED
                             PREPAYMENT ASSUMPTIONS

                                 PPA (1)         0%           75%           100%          125%          150%          175%
Payment Date
------------------------------ ------------- ------------ ------------- ------------- ------------- ------------- -------------

Initial Percentage                               100          100           100           100           100           100
November 25, 2000                                96            77            70            64            57            51
November 25, 2001                                94            58            48            39            31            24
November 25, 2002                                93            45            34            24            16            10
November 25, 2003                                93            36            25            17            11            7
November 25, 2004                                92            29            18            11            7             4
November 25, 2005                                91            23            13            8             4             2
November 25, 2006                                91            18            10            5             2             1
November 25, 2007                                90            14            7             3             1             0
November 25, 2008                                89            11            5             2             0             0
November 25, 2009                                88            9             4             1             0             0
November 25, 2010                                86            7             2             1             0             0
November 25, 2011                                85            6             2             0             0             0
November 25, 2012                                84            4             1             0             0             0
November 25, 2013                                82            3             1             0             0             0
November 25, 2014                                77            2             0             0             0             0
November 25, 2015                                75            2             0             0             0             0
November 25, 2016                                72            1             0             0             0             0
November 25, 2017                                70            1             0             0             0             0
November 25, 2018                                67            0             0             0             0             0
November 25, 2019                                63            0             0             0             0             0
November 25, 2020                                60            0             0             0             0             0
November 25, 2021                                55            0             0             0             0             0
November 25, 2022                                51            0             0             0             0             0
November 25, 2023                                45            0             0             0             0             0
November 25, 2024                                39            0             0             0             0             0
November 25, 2025                                33            0             0             0             0             0
November 25, 2026                                26            0             0             0             0             0
November 25, 2027                                18            0             0             0             0             0
November 25, 2028                                 9            0             0             0             0             0
November 25, 2029                                 0            0             0             0             0             0

Weighted Average Life to                        20.67         3.98          2.92          2.26          1.80          1.47
Maturity in Years (2)
Weighted Average Life To                        20.63         3.63          2.66          2.06          1.64          1.33
Call in Years (2)


---------------------------
(1) The PPA is the percentage of the related prepayment assumption for the fixed rate mortgage loans and the adjustable rate mortgage loans.
(2) The weighted average life of a note is determined by (i) multiplying the amount of each payment in reduction of the Note Balance by the number of years from the date of issuance of the note to the related payment date,
     (ii) adding the results and (iii) dividing the sum by the original Note Balance of the note.

                         SERVICING OF THE MORTGAGE LOANS


GENERAL

                  Generally, servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations. The servicer in its own name may:

                  o waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees that may be collected in the ordinary course of servicing a mortgage loan,

                  o arrange a schedule for the payment of delinquent payments on the related mortgage loan, subject to conditions set forth in the servicing agreement, if a mortgagor is in default or about to be in default because of such mortgagor's financial condition, or

                  o modify monthly payments on mortgage loans in accordance with the servicer's general policy on mortgage loans subject to the Relief Act.

However, the servicer may not, without the prior consent of the note insurer, permit any waiver, modification or variance of a mortgage loan which would:

                  o   change the coupon rate,

                  o   forgive the payment of any principal or interest,

                  o   lessen the lien priority of the mortgage loan or

                  o extend the final maturity date on a mortgage loan past twelve months prior to the maturity date of the notes, in any case except to the extent required under the Relief Act.

                  The servicer, acting as agent for the indenture trustee, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any mortgaged property that is of equal or higher priority to that of the lien securing the related mortgage loan unless such mortgage loan is prepaid in full and thereby removed from the related group.


SUBSERVICING

                  The servicing agreement permits the servicer to enter into subservicing agreements. The servicer will enter into a subservicing agreement with Ocwen Federal Bank FSB, as subservicer. Under this agreement, Ocwen will undertake the servicing and administration of the mortgage loans on behalf of the servicer on or about December 15, 1999.

                  As part of its servicing activities under the servicing agreement, the servicer is required to enforce the obligations of Ocwen under the subservicing agreement. The servicer may, with consent of the note insurer, terminate the subservicing agreement pursuant to the terms and conditions of that agreement. In the event of a termination, all servicing obligations of Ocwen will be assumed either by the servicer directly or by a successor subservicer designated by the servicer, in either case with the approval of the note insurer and the rating agencies. The subservicing agreement includes a provision permitting it to be terminated by the indenture trustee or the issuer in the event the servicer shall, for any reason, no longer be the servicer, in which case Ocwen will become the servicer, unless the servicer was terminated as a result of Ocwen's failure to perform under its subservicing agreement, in which case the indenture trustee will become the servicer.


THE SUBSERVICER

                  The following table sets forth, for the non-conforming credit mortgage loans serviced by the subservicer, information relating to the delinquency experience (including loans in foreclosure included in the subservicer's servicing portfolio (which portfolio does not include mortgage loans that are sub-serviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis and for these purposes the number of days it is being reported as delinquent is the same number of days it is contractually past due. The information contained in the monthly remittance reports that will be sent to investors will be compiled using the same methodology as that used to compile the information contained in the table below.




                                          DELINQUENCIES AND FORECLOSURES
                                              (Dollars in Thousands)

                                       As of December 31, 1997                            As of December 31, 1998
                             ----------------------------------------------     -----------------------------------------------
                                                              Percent                                           Percent
                             ---------------------   ----------------------     ----------------------   ----------------------
                                             By                       By                       By                          By
                             By Number     Dollar     By Number     Dollar      By Number    Dollar      By Number      Dollar
                             of Loans      Amount      of Loans     Amount      of Loans     Amount       of Loans     Amount
                             ---------- ----------   -----------    --------    ---------   -----------  ---------     ---------
Total Portfolio                21,827   $2,318,261      100.00%     100.00%      68,274     $6,099,336    100.00%      100.00%

Period of Delinquency

       30-59 days                 437      $41,429        2.00%       1.79%       3,325       $265,396      4.87%        4.35%

       60-89 days                 171      $17,803        0.78%       0.77%       1,555       $129,439      2.28%        2.12%

       90 days or more            302      $36,878        1.38%       1.59%       6,322       $561,709      9.26%        9.21%

Total Delinquent Loans (1)        910      $96,110        4.17%       4.15%      11,202       $956,545     16.41%       15.68%

Loans in Foreclosure (2)          281      $34,663        1.29%       1.50%       3,158       $297,859      4.63%        4.88%



                                                 As of September 30, 1999
                                       -----------------------------------------------
                                                                        Percent
                                       ------------------------  ---------------------
                                                        By                       By
                                        By Number     Dollar     By Number     Dollar
                                        of Loans      Amount     of Loans      Amount
                                        ----------  -----------  ----------    --------
Total Portfolio                           86,255    $7,525,480    100.00%      100.00%

Period of Delinquency

       30-59 days                          3,987     $333,963       4.62%        4.44%

       60-89 days                          2,069     $179,535       2.40%        2.39%

       90 days or more                    12,416    $1,054,233     14.39%       14.01%

Total Delinquent Loans (1)                18,472    $1,567,731     21.41%       20.84%

Loans in Foreclosure (2)                   5,514     $499,447       6.39%        6.64%



------------------
                   (1) Includes 13,521 loans totaling $1,078,734,361 for September 30, 1999 which were more than 30 days past due at the time of transfer to the subservicer.

                  (2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."



                  The following tables set forth, for the B, C and D mortgage loan servicing portfolio serviced by the subservicer, information relating to the foreclosure experience of the mortgage loans included in the portfolio (which portfolio does not include mortgage loans that are sub-serviced by others) at the end of the indicated periods.



                                                                    REAL ESTATE OWNED
                                                                  (Dollars in Thousands)


                                       As of December 31, 1997        As of December 31, 1998         As of September 30, 1999
                                     ---------------------------    ---------------------------   ------------------------------
                                     By Number of     By Dollar     By Number of     By Dollar    By Number of      By Dollar
                                         Loans         Amount          Loans          Amount          Loans           Amount
                                     -------------  -------------   ------------   -------------   ------------   --------------
       Total Portfolio                    21,827    $  2,318,261        68,274     $  6,099,336         86,255   $   7,525,480

       Foreclosed Loans (1)                   66    $      7,387           808     $     70,592          2,454   $     202,071

       Foreclosure Ratio (2)               0.30%           0.32%         1.18%            1.16%           2.85           2.69%


------------------------

(1)For the purposes of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the subservicer.

(2)The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                                            LOAN GAIN/(LOSS) EXPERIENCE
                                              (Dollars in Thousands)


                                                           As of                       As of                       As of
                                                       December 31, 1997           December 31, 1998          September 30, 1999
                                                       ------------------          -------------------         -----------------
        Total Portfolio (1)                                 $2,318,261                $6,099,336                   $7,525,480

        Net Gain/(Losses) (2, 3)                              ($1,209)                 ($26,068)                    ($95,487)

        Net Gain/(Losses) as a Percentage of
        Total Portfolio                                         -0.05%                    -0.43%                        -1.27%


--------------------

(1)"Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.
(2)"Net Gain/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.
(3)Includes $32,802,259 as of September 30, 1999 of losses attributable to loans which were delinquent at the time of transfer to the subservicer.

                           MERITAGE SUBPRIME PORTFOLIO
                         DELINQUENCIES AND FORECLOSURES
                             (Dollars in Thousands)




                                     As of December 31, 1997                     As of December 31, 1998
                            --------------------------------------------- -----------------------------------------
                             By                      Percent    Percent                          Percent   Percent
                             No.                     By         By         By No.                By        By
                             of        By Dollar     Number     Dollar     of        By Dollar   Number    Dollar
                           Loans       Amount      of Loans    Amount     Loans     Amount     of Loans   Amount
                           --------   ----------  -----------  -------  ---------  ----------- ---------- ---------
Total Portfolio             1,590  $    178,427      100.00%    100.00%   3,513   $   392,766   100.00%   100.00%

Period of Delinquency(1)
     30-59 Days                28  $      2,631        2.00%      1.79%      96   $     8,841     2.73%    2.25%
     60-89 Days                22  $      1,532        0.78%      0.77%      30   $     3,224     0.85%    0.82%
     90 Days or More           10  $        914        1.38%      1.59%     125   $    13,196     3.56%    3.36%

Total Delinquent Loans         60  $      5,077        4.17%      4.15%     251   $    25,261     7.14%    6.43%

Loans in Foreclosure (2)        1  $         35        1.29%      1.50%      55   $     5,778     1.57%    1.47%



                                                As of September 30, 1999
                                       ----------------------------------------------

                                                               Percent    Percent By
                                       By No.    By Dollar     By Number    Dollar
                                       Loans      Amount       of Loans     Amount
                                   --------    -----------    ---------  ------------
Total Portfolio                      4,138    $   447,970      100.00%     100.00%

Period of Delinquency(1)
     30-59 Days                       137    $   12,934       3.31%         2.89%
     60-89 Days                        68    $    7,070       1.64%         1.58%
     90 Days or More                  252    $   24,683       6.09%         5.51%

Total Delinquent Loans                457    $   44,687      11.04%         9.98%
Loans in Foreclosure (2)              128    $   12,102       3.09%         2.70%



-------------------
(1) Includes 58 loans totaling $5,707,983 for September 30, 1999 which were delinquent at the time of transfer to the subservicer

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                  It is unlikely that the delinquency experience of the mortgage loans will correspond to the delinquency experience of the subservicer's B, C and D mortgage loan Portfolio set forth in the foregoing tables. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the subservicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest and payments of arrearages on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

                  The primary compensation payable to the servicer on each payment date will equal one-twelfth (1/12) of the product of (a) the Servicing Fee Rate and (b) the aggregate mortgage pool of both groups as of the first day of the related due period. The servicer shall be entitled to retain the servicing fee from amounts to be deposited in the collection account. As additional servicing compensation, the servicer will be entitled to retain all assumption fees, prepayment charges and late payment charges and other amounts and charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any escrow accounts. The subservicing agreement shall provide for the compensation of the subservicer.

                  For any payment date for so long as RBMG is the servicer, the Servicing Fee Rate is equal to 0.44% per annum on the aggregate loan balances of the mortgage loans as of the first day of the prior calendar month, or as of the cut-off date for the first remittance period; PROVIDED, HOWEVER, that if necessary to obtain the appointment of a successor servicer or successor subservicer, the Servicing Fee Rate may increase up to 0.50% per annum. The payment of any increased servicing fee would reduce the amount of Excess Cash.

                  The servicer will pay the ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the servicing agreement. In addition, the servicer will be entitled to reimbursement for its expenses incurred in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties; the right of reimbursement shall be prior to the rights of the noteholders to receive any Net Liquidation Proceeds.


STANDARD HAZARD INSURANCE POLICIES

                  The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy. Additionally, the servicing agreement will require the servicer to cause to be maintained on property acquired upon foreclosure, or in deed-in-lieu of foreclosure, of any mortgage loan, fire insurance with extended coverage in an amount at least equal to the lesser of the unpaid principal balance of the mortgage loan and the replacement value of the improvements securing the mortgage loan, but in no event lower than the amount necessary to avoid the application of a co-insurance clause in the related insurance policy.

                  As set forth in the servicing agreement, all amounts collected by the servicer under any insurance policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures) will be deposited initially in the collection account, subject to withdrawal in accordance with the servicing agreement. The servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans.

If the blanket policy contains a deductible clause the servicer will deposit in the collection account all sums that would have been deposited in the collection account but for the clause.


PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT

                  The servicer will establish and maintain one or more accounts, referred to collectively as the COLLECTION ACCOUNT, in which the servicer will deposit or cause to be deposited on a daily basis, or as and when received from subservicers or deposited directly by subservicers, the following payments and collections received or made by or on behalf of it subsequent to the cut-off date, or received by it prior to the cut-off date but allocable to a period subsequent to that cut-off date (other than in respect of principal and interest on the mortgage loans due on or before the cut-off date):

                  o all payments on account of principal, including principal prepayments, on the mortgage loans in each group;

                  o all payments on account of interest on the mortgage loans, net of the related servicing fee in each group;

                  o all insurance proceeds and Liquidation Proceeds, other than proceeds that represent reimbursement of costs and expenses incurred by the servicer in connection with presenting claims under the related Insurance Policies, Liquidation Proceeds and REO Proceeds;

                  o all proceeds of any mortgage loan or REO Property in each group repurchased or purchased in accordance with the servicing agreement;

                  o any amounts required to be deposited pursuant to the servicing agreement; and

                  o all amounts transferred from the note accounts to the collection account in accordance with the servicing agreement.

                  Notwithstanding the foregoing, the servicer may make withdrawals from the collection account (or net amounts prior to making deposits in the collection account) only for the following purposes:

                  o to make deposits into the note accounts on each servicer remittance date as described in the servicing agreement;

                  o to pay itself any related monthly servicing fees and other items of servicing compensation and investment income on Permitted Investments to the extent permitted by the servicing agreement;

                  o to make any servicing advance to the extent permitted by the servicing agreement or to reimburse itself for any servicing advance or P&I Advance previously made to the extent permitted by the servicing agreement;

                  o to withdraw amounts that have been deposited into the collection account in error;

                  o   to clear and terminate the collection account and

                  o to reimburse the indenture trustee, the servicer and the issuer for amounts to the extent permitted under the servicing agreement or the indenture.

                  All or a portion of the collection account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount, at the servicer's direction. The indenture trustee, the servicer or any of their affiliates may be the obligor on any investment in any collection account that otherwise qualifies as a Permitted Investment. No investment in the collection account may mature later than the servicer remittance date next succeeding the date of investment.

                  The indenture trustee will not in any way be held liable by reason of any insufficiency in the collection account resulting from any loss on any Permitted Investment (except to the extent the indenture trustee is the obligor on the investment).

                  All income or other gain from investments in the collection account will be held in the collection account for the benefit of the servicer and will be subject to withdrawal from time to time as permitted by the servicing agreement. Any loss resulting from the investments will be for the account of the servicer. The servicer will be required to deposit the amount of any loss immediately upon the realization of the loss to the extent the loss will not be offset by other income or gain from investments in the collection account and then available for application.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

                  The servicing agreement will require the servicer, acting as agent of the indenture trustee, to foreclose upon or otherwise comparably convert to ownership in the name of the indenture trustee, on behalf of the noteholders and the note insurer, mortgaged properties securing the mortgage loans which come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and which the servicer has not reacquired pursuant to the option described below; PROVIDED, HOWEVER, that if the servicer has actual knowledge or cause to believe that any mortgaged property is contaminated by hazardous or toxic wastes or substances, the servicer will cause an environmental inspection of the mortgaged property that complies with Fannie Mae's selling and servicing guide applicable to single family homes and its servicing procedures to be conducted.

                  In servicing the mortgage loans, the servicer will be required to determine, with respect to each defaulted mortgage loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of the defaulted mortgage loan, at which time such mortgage loan will be charged off and will become a liquidated mortgage loan.


ENFORCEMENT OF DUE-ON SALE CLAUSES

                  In any case in which the servicer becomes aware that a mortgaged property has been or is about to be voluntarily conveyed by the related mortgagor, the servicer may enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable under the related promissory note and, to the extent permitted by applicable law or the mortgage documents, the mortgagor remains liable on the note. In addition, the servicer may enter into a substitution of liability agreement with the person, pursuant to which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the mortgage note. The servicing agreement will prohibit the servicer from entering into an assumption or substitution of liability agreement unless permitted by applicable law and unless the servicer determines that the assuming party would not fall within a lower Meritage risk category than the original mortgagor and the assumption or substitution of liability agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such mortgage loan. In the event the servicer does not approve an assumption, the servicing agreement will require the servicer to enforce the rights of the indenture trustee as the mortgagee of record to accelerate the maturity of the related mortgage loan under any due-on-sale clause contained in the related Mortgage or mortgage note to the extent permitted by the related mortgage note and Mortgage and applicable law or regulation, but only to the extent the servicer does not believe that the enforcement will:

                  o adversely affect or jeopardize coverage under any related insurance policy,

                  o   result in legal action by the mortgagor or

                  o materially increase the risk of default or delinquency on, or materially impair the security for, the mortgage loan.


EVIDENCE AS TO COMPLIANCE

                  The servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish to the servicer a report to the effect that:

                  o on the basis of an examination by such firm conducted substantially in compliance with industry standards, the servicer has complied with specific minimum residential mortgage loan servicing standards, and such examination disclosed no significant exceptions or errors, except for the exceptions that will be referred to in the report, and

                  o on the basis of an examination conducted by the firm in accordance with industry standards, this representation is fairly stated in all material respects subject to any exceptions and other qualifications that may be appropriate.

                  The servicing agreement will provide that the servicer will be required to deliver the report to the indenture trustee, the rating agencies and the note insurer on or before a specified date in each year.


CERTAIN MATTERS REGARDING SERVICER'S SERVICING OBLIGATIONS

                  The servicing agreement will also provide that neither the servicer, nor any of its directors, officers, employees or agents, will be liable to the indenture trustee, the trust or the noteholders for any action taken or for refraining from the taking of any action by the servicer pursuant to the servicing agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by the servicer, or by reason of reckless disregard of obligations and duties of the servicer provided under the servicing agreement.

                  In addition, the servicing agreement will provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the mortgage loans under the servicing agreement and which in its opinion may involve it in any expense or liability.

AMENDMENT OF THE SERVICING AGREEMENT

                  The servicing agreement may be amended from time to time by the issuer, the servicer and the indenture trustee without the consent of any of the noteholders but with the prior written consent of the note insurer, for the purpose of curing any ambiguity, or correcting or supplementing any provisions in the agreement; PROVIDED that such action will not, as evidenced by an opinion of counsel delivered to the indenture trustee and the note insurer, adversely affect in any material respect the interests of any noteholders or the note insurer.

                  The servicing agreement may also be amended from time to time by the issuer, the servicer and the indenture trustee with the consent of the note insurer and of the holders of the notes evidencing at least 66% of the aggregate Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the noteholders; PROVIDED, HOWEVER, that no amendment will:

                  o reduce the amount of, or delay the timing of, payments which are required to be distributed to any noteholders without the consent of each affected noteholder, or

                  o modify the percentage of noteholders which is required to consent to any amendment, without the consent of the note insurer and all the noteholders affected.


 SERVICER EVENTS OF DEFAULT AND TERMINATION EVENT

                  Events of default under the servicing agreement will consist of:

                  o any failure by the servicer to remit to the indenture trustee for payment to the noteholders any required payment that continues unremedied for one business day after the giving of written notice of the failure to the servicer by the indenture trustee, the issuer, or the note insurer, or to the servicer, the issuer, the note insurer and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate Note Balance;

                  o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the servicing agreement which continues unremedied for thirty days after the giving of written notice of the failure to the servicer by the indenture trustee, the issuer or the note insurer or to the servicer, the issuer, the note insurer and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate Note Balance;

                  o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations;

                  o any failure of the servicer to make any principal and interest Advance as required that is not remedied one business day after the related servicer remittance date; and

                  o the occurrence of certain loss and delinquency triggers in the insurance agreement.

                  A termination event under the servicing agreement will be deemed to occur if the delinquency or loss experience of the mortgage pool exceeds certain levels specified in the servicing agreement.


SERVICING OBLIGATIONS; LIMITATION ON RESIGNATION OF THE SERVICER

                  The servicer may resign from its obligations and duties under the servicing agreement only upon a determination that its duties are no longer permissible under applicable law or with the prior written consent of the note insurer. If the indenture trustee terminates the rights and obligations of the servicer due to a servicer event of default, the indenture trustee shall become the servicer under the servicing agreement. If the indenture trustee is unwilling or unable to so act, or if the note insurer or the noteholders evidencing at least 51% of the aggregate Note Balances of both classes of notes so request, the indenture trustee will appoint a successor, which proposed successor must be an established mortgage loan servicing institution acceptable to the note insurer and each rating agency. No such resignation or appointment of successor will become effective until the indenture trustee or a successor servicer has assumed the servicer's responsibilities.


TERMINATION

                  The obligations created by the servicing agreement will terminate upon payment to the noteholders of all amounts held in the note account required to be paid to the noteholders, following the earlier of:

                  o the final payment or other liquidation of the last mortgage loan remaining in the trust or the disposition of all Properties acquired by foreclosure or deed in lieu of foreclosure and

                  o the purchase of all of the assets of the trust by the servicer or the note insurer when the outstanding aggregate Note Balance of the notes is less than 10% of the aggregate Note Balance of the notes as of the closing date.

The exercise of the right to purchase the assets of the trust will effect early retirement of the notes. The note insurer will have the right to consent to any optional redemption, if the redemption would result in a draw under the financial guaranty insurance policy.

                  In general, any such purchase of mortgage loans and property acquired in respect of the mortgage loans will be made at a price equal to the sum of the stated principal balance of each outstanding mortgage loan as of the day of the repurchase, plus accrued interest at the coupon rate, to the first day of the month of the purchase, plus any unreimbursed P&I Advances and servicing advances.

          THE NOTE INSURER AND THE FINANCIAL GUARANTY INSURANCE POLICY

                  The following information has been supplied by Ambac Assurance Corporation for inclusion in this prospectus supplement. No representation is made by the sponsor, the servicer, the subservicer, Meritage or the underwriter or any of their affiliates as to the accuracy or completeness of this information.

THE NOTE INSURER

                  Ambac Assurance Corporation, the note insurer, is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The note insurer primarily insures newly issued municipal and structured finance obligations. The note insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc., a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc. have each assigned a triple-A financial strength rating to the note insurer.

                  The consolidated financial statements of the note insurer and subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 30, 1999; Securities and Exchange Commission File No. 1-10777) and the unaudited consolidated financial statements of the note insurer and subsidiaries as of September 30, 1999 and for the periods ending September 30, 1999 and September 30, 1998, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1999 (which was filed with the Securities and Exchange Commission on November 12, 1999) are incorporated by reference into this prospectus supplement and are deemed to constitute a part of this prospectus supplement. Any statement contained in a document incorporated by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained by reference in this prospectus supplement also modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

                  All financial statements of the note insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes are deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of the financial statements.

CAPITALIZATION

                  The following table sets forth the capitalization of the note insurer as of December 31, 1996, December 31, 1997, December 31, 1998 and September 30, 1999, respectively, in conformity with generally accepted accounting principles.


                                                                                                       SEPTEMBER 30,
                                                     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,        1999
                                                         1996             1997             1998         (UNAUDITED)
                                                    ---------------  --------------   --------------  ---------------
Unearned premiums..............................     $           995  $       1,184    $        1,303  $         1,376
Other liabilities..............................                 259            562               548              465
                                                    ---------------  --------------   --------------  ---------------
Total liabilities..............................     $          1254  $       1,746    $        1,851  $         1,841
                                                    ===============  ==============   ==============  ===============
Stockholder's equity:(1)
   Common stock................................     $            82  $          82    $           82  $            82
   Additional paid-in capital..................                 515            521               541              643
   Accumulated other comprehensive income (loss)                 66            118               138             (23)
   Retained earnings...........................                 992          1,180             1,405            1,600
                                                    ---------------  --------------   --------------  ---------------
Total stockholder's equity.....................               1,655          1,901             2,166            2,302
                                                    ---------------  --------------   --------------  ---------------
Total liabilities and stockholder's equity.....     $         2,909  $       3,647  $          4,017  $         4,143
                                                    =============== ===============   ==============  ===============

(1) Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the note insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the note insurer's financial position or results of operations.

                  For additional financial information concerning the note insurer, see the audited and unaudited financial statements of the note insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the note insurer incorporated by reference in this prospectus supplement and copies of the note insurer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the note insurer. The address of the note insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004, (212) 668-0340.

                  The note insurer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the note insurer and presented under the heading "THE NOTE INSURER AND THE FINANCIAL GUARANTY INSURANCE POLICY" and in the financial statements incorporated in this prospectus supplement by reference.


THE FINANCIAL GUARANTY INSURANCE POLICY

                  The note insurer will issue a financial guaranty insurance policy for the notes. This policy unconditionally guarantees the payment of Insured Amounts and Preference Amounts on the notes. The note insurer will make each required payment of an Insured Amount to the indenture trustee on the later of (1) the business day immediately preceding the payment date the Insured Amount is distributable to the holders under the indenture, and (2) the business day next following the day the note insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the indenture trustee, specifying that an Insured Amount is due and payable in accordance with the terms of the policy. The note insurer will make each required payment of a Preference Amount on the payment date next following receipt on a business day of a certified copy of a final non-appealable order requiring the return of a Preference Amount, and such other documentation as is reasonably required by the note insurer, such documentation being in a form satisfactory to the note insurer, PROVIDED that if such documents are received after 12:00 noon New York City time on such business day, they will be deemed to be received on the following business day.

                  The note insurer's obligation under the policy will be discharged to the extent that funds are received by the indenture trustee for distribution to the holders, whether or not those funds are properly distributed by the indenture trustee.

                  For purposes of the policy, HOLDER as to a particular note, does not and may not include the issuer, the servicer, the sponsor or Meritage.

                  The note insurer only insures the timely receipt of interest on the notes, calculated at the Note Interest Rate, the amount of any Overcollateralization Deficit, payable on each payment date on the notes and the principal balance of the notes on the final scheduled payment date. The policy will not cover the Available Funds Cap Carry-Forward Amount, a shortfall in interest as a result of prepayment or shortfalls resulting from the Soldiers' and Sailors' Civil Relief Act of 1940, nor does the policy guarantee to the holders of the notes any particular rate of principal payment. The policy expires and terminates without any action on the part of the note insurer or any other person on the date that is one year and one day following the date on which the notes have been paid in full.

                  To the extent that the note insurer makes Insured Payments, either directly or indirectly (as by paying through the indenture trustee), to the related holders, the note insurer will be subrogated to the rights of such holders with respect to such Insured Payments and shall be deemed to the extent of the payments so made to be a registered holder of the notes for purposes of payment.

                  Payments under the policy will be made only at the time set forth in the policy. No accelerated payments shall be made under the policy regardless of any acceleration of any of the Notes, unless such accelerated payments are made at the sole option of the note insurer.

                  The policy is non-cancelable.

                  The policy will be issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

                  IN THE EVENT THAT THE INSURER WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION, ESTABLISHED UNDER THE LAWS OF THE STATE OF CALIFORNIA.

                  THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

DRAWINGS UNDER THE POLICY

                  On each available funds determination date the indenture trustee shall determine, for the next payment date, the Total Available Funds to be on deposit in the note account on that payment date, excluding the amounts of the servicing fee, the indenture trustee fee, the owner trustee fee, and the premium payable to the note insurer. In relation to each payment date, the AVAILABLE FUNDS DETERMINATION DATE is the third business day next preceding that payment date or any earlier day that shall be agreed to by the note insurer and the indenture trustee.

                  If an Insured Amount is due, the indenture trustee shall complete a telephone or telegraphic notice, promptly confirmed in writing by telecopy, the original of which is subsequently delivered by registered or certified mail, and submit the notice to the note insurer no later than 12:00 noon New York City time on the third business day preceding the payment date as a claim for an Insured Amount in an amount equal to the Deficiency Amount.

                              ERISA CONSIDERATIONS

                  Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan as well as individual retirement accounts and certain types of Keogh Plans from engaging in certain transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code with respect to the benefit plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for those persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Employee plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA; however, the plans may be subject to comparable restrictions under federal, state or local law.

                  References in this section to sections of the Code are references to the Internal Revenue Code of 1986, as amended.

                  Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of the trust were deemed to be plan assets of a benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an equity interest in the trust and none of the exceptions contained in this regulation were applicable. An equity interest is defined under this regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The notes should be treated as indebtedness without substantial equity features for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses.

                  Without regard to whether the notes are treated as an equity interest for purposes of determining whether the assets of the trust constitute plan assets, the acquisition or holding of the notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to the benefit plan. In this case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; Prohibited Transaction Class Exemption 96-23, regarding transactions by in-house asset managers; and Prohibited Transaction Class Exemption 84-14, regarding transactions by qualified professional assets managers. Each investor using the assets of a benefit plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a prohibited transaction class exemption issued by the United States Department of Labor.

                  Any benefit plan fiduciary considering the purchase of a note should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each benefit plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan's investment portfolio. Purchasers of the notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), which ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances. See "ERISA Considerations" in the Prospectus.

                  The sale of notes to a benefit plan is in no respect a representation by the sponsor or the underwriter that this investment meets all relevant legal requirements with respect to investments by benefit plans generally or any particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

                                 USE OF PROCEEDS

                  The issuer intends to use the net proceeds to be received from the sale of the notes to acquire the mortgage loans from the sponsor and to pay other expenses associated with the pooling of the mortgage loans and the issuance of the notes.

                         LEGAL INVESTMENT CONSIDERATIONS

                  The notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.
See "LEGAL INVESTMENT" in the Prospectus.

                                  UNDERWRITING

                  The notes will be purchased by First Union Securities, Inc., the UNDERWRITER, from the issuer and will be offered by the underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Under the terms set forth in the underwriting agreement, dated as of the date of this prospectus supplement, the sponsor has agreed to cause the issuer to sell, and the underwriter has agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase the entire principal amount of the notes.

                  The underwriter has informed the sponsor that it proposes to offer the notes for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The underwriter may effect such transactions by selling the notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. In connection with the sale of the notes, the underwriter may be deemed to have received compensation from the sponsor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                  The sponsor and Meritage have agreed to indemnify the underwriter against certain liabilities including liabilities under the Securities Act.

                  The sponsor has been advised by the underwriter that the underwriter intends to make a market in the notes, as permitted by applicable laws and regulations and subject to the provisions of Rule 104 of Regulation M. The underwriter is not obligated, however, to make a market in the notes and such market-making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

                  The underwriter, or affiliates of the underwriter, provide warehouse financing facilities to RBMG, Meritage and the company.

                  All of the mortgage loans included in the trust will have been acquired in a privately negotiated transaction with Meritage.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus. The discussion herein and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.


TREATMENT OF THE NOTES

                  The sponsor, the servicer and the trust agree, and the holders of the notes will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, special tax counsel to the sponsor, is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness, and not as an ownership interest in the mortgage loans, or an equity interest in the trust, or in a separate association taxable as a corporation or other taxable entity. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- DEBT SECURITIES" in the accompanying prospectus.

                  If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to holders of the notes and principal payments on a note will be treated as a return of capital to the extent of the holder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the trust, will report to the holders of the notes of record and the IRS the amount of interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

                  POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF THE NOTES. Although, as described above, it is the opinion of tax counsel that for federal income tax purposes, the notes will be characterized as indebtedness, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, holders of the notes would likely be treated as owning an interest in a partnership and not an interest in an association, or a publicly traded partnership, taxable as a corporation or a taxable mortgage pool. If the holders of the notes were treated as owning an equity interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deduction for a holder of a note would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the notes as indebtedness for federal income tax purposes, none of the servicer, the indenture trustee or the owner trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons are strongly encouraged to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes.

                  SPECIAL TAX ATTRIBUTES. The notes will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Code or "[l]oans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

                  DISCOUNT AND PREMIUM. The notes will be variable-rate debt instruments. It is not anticipated that the notes will be issued with any original issue discount. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- DISCOUNT AND PREMIUM -- ORIGINAL ISSUE DISCOUNT" in the accompanying prospectus. The prepayment assumption for each class of notes that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 100% of the related prepayment assumption. SEE "CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS" in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its remaining stated redemption price at maturity may be subject to the "market discount" rules of the Code. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- DISCOUNT AND PREMIUM -- MARKET DISCOUNT" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its remaining stated redemption price at maturity may be subject to the "market premium" rules of the Code. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- DISCOUNT AND PREMIUM -- SECURITIES PURCHASED AT A PREMIUM" in the accompanying prospectus.

                  SALE OR REDEMPTION OF THE NOTES. If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- DEBT SECURITIES -- SALE OR EXCHANGe" in the accompanying prospectus.

                  OTHER MATTERS. For a discussion of backup withholding and taxation of foreign investors in the notes, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES -- BACKUP WITHHOLDING" anD " --FOREIGN INVESTORS -- GRANtor TRUST SECURITIES AND REMIC REGULAR INTERESTS" in the accompanying prospectus.

                  The IRS has issued new withholding regulations which make certain modifications to withholding, backup withholding and information reporting rules. The withholding regulations attempt to unify certification requirements and modify certain reliance standards. The withholding regulations will generally be effective for payments made after December 31, 2000, although taxpayers may begin compliance with the withholding regulations immediately. Withholding Forms W-8 and 1001 are valid only until December 31, 2000, although the new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. Prospective investors are encouraged to consult their own tax advisors regarding the withholding regulations.


TREATMENT OF THE TRUST

                  Tax counsel is of the opinion that the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

                                   STATE TAXES

                  The sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state. Investors considering an investment in the notes may wish to consult their own tax advisors regarding the tax consequences.

                  Investors may wish to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the notes.

                                     EXPERTS

                  The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference into this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference into this prospectus supplement, and upon the authority of KPMG LLP as experts in accounting and auditing.

                                  LEGAL MATTERS

                  Certain legal matters will be passed upon for the originator and the servicer by Jordan D. Dorchuck, Esq., Corporate Senior Vice President, Corporate General Counsel & Director of Legal Services of Resource Bancshares Mortgage Group, Inc., and by Kirkpatrick & Lockhart LLP, New York, New York. Dewey Ballantine LLP, New York, New York or Dewey Ballantine LLP, Washington, D.C., will act as counsel for the underwriter, the sponsor and the issuer and will pass upon federal income tax matters for the issuer.

                               RATING OF THE NOTES

                  It is a condition to the issuance of the notes that the class A-1 notes shall be rated "Aaa" by Moody's and "AAA" by Standard & Poor's and the class A-2 notes be rated "Aaa" by Moody's and "AAA" by S&P.

                  Explanations of the significance of such ratings may be obtained from Moody's at 99 Church Street, New York, New York 10007, and Standard & Poor's at 25 Broadway, New York, New York 10004.

                  The ratings on the notes are based in substantial part on the ability of the note insurer to pay claims. Any changes in the ratings of the note insurer by the rating agencies may result in a change in the ratings of the notes.

                  The ratings assigned to the notes do not represent any assessment of the likelihood or rate of prepayments and do not address the possibility that noteholders might suffer a lower than anticipated yield.

                  There is no assurance that any rating assigned to the notes will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of the ratings may have an adverse effect on the market price or liquidity of the notes.

                  The ratings of the notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

                  There can be no assurances as to whether any other rating agency will rate either class of the notes, or, if one does, what rating will be assigned by such other rating agency. A rating on a class of the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the applicable class of notes by Moody's or Standard & Poor's.

                                    GLOSSARY

                  The following terms have the meanings given below when used in this prospectus supplement.

                  ADMINISTRATIVE FEE AMOUNT, with respect to any payment date, the sum of the servicing fee, the owner trustee fee, the indenture trustee fee, and the note insurer premium relating to such payment date and allocable to such group.

                  AVAILABLE FUNDS, with respect to a group and any payment date, will consist of the sum of the following amounts, together with amounts withdrawn from the reserve account for the benefit of such group on such payment date:

                  o all scheduled payments of interest received with respect to the mortgage loans in such group and due during the related due period and all other interest payments on or in respect of the mortgage loans in such group received by or on behalf of the servicer during the related collection period, net of amounts representing interest accrued on such mortgage loans in respect of any period prior to the cut-off date, plus any compensating interest payments made by the servicer in respect of the related mortgage loans and any net income from related REO properties for such collection period;

                  o all scheduled payments of principal received with respect to the mortgage loans in such group and due during the related due period and all other principal payments (including principal prepayments, but excluding amounts described elsewhere in this definition) received or deemed to be received during the related collection period in respect of the mortgage loans in such group;

                  o   all insurance proceeds;

                  o the aggregate of any other proceeds received by the servicer during the related collection period in connection with the liquidation of any mortgaged property securing a mortgage loan in that group, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise, including any insurance proceeds to the extent not duplicative of amounts in the preceding clause, after deducting unreimbursed P&I Advances, servicing advances and expenses incurred by the servicer in connection with the liquidation of that mortgage loan;

                  o the aggregate of the amounts received in respect of any mortgage loans in such group that are required or permitted to be repurchased, released, removed or substituted by any of Meritage, the company, the sponsor, RBMG, Funding Co., the servicer, the note insurer or the issuer during the related collection period as described in "--ASSIGNMENT OF MORTGAGE LOANs" and "SERVICING OF THE MORTGAGE LOANS" in this prospectus supplement, to the extent such amounts are received by the indenture trustee on or before the related servicer remittance date;

                  o the amount of any P&I Advances with respect to such group made for such payment date;

                  o the amount of any payments received with respect to such group for such payment date under the cap agreement held by the indenture trustee; and

                  o the aggregate of amounts deposited in the related note account by the issuer, the servicer or the note insurer, as the case may be, during such collection period in connection with redemption of the notes as described under "--REDEMPTION OF THE NOTEs" in this prospectus supplement.

                  LESS

                  o the Administrative Fee Amount for such group in respect of such payment date,

                  o P&I Advances and servicing advances (for such group previously made that are reimbursable to the servicer (other than those included in liquidation expenses for any liquidated mortgage loan in such group and already reimbursed from the related Liquidation Proceeds) in such collection period to the extent permitted by the servicing agreement and other amounts for which the indenture trustee, the servicer and the issuer are permitted to be reimbursed,

                  o the aggregate amounts deposited into the collection account or into the related note account and allocable to the related group that may not be withdrawn from the collection account pursuant to a final and nonappealable order of a United States Bankruptcy Court of competent jurisdiction imposing a stay pursuant to section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such payment date and received by the indenture trustee that are recoverable and sought to be recovered from the issuer as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) in accordance with a final nonappealable order of a court of competent jurisdiction and

                  o any other costs, expenses, liabilities and losses borne by the trust, which are not otherwise reimbursable to the trust.

                  AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT for a class of notes and any payment date, the shortfall which arises as a result of the Available Funds Cap Rate limiting the related Note Interest Rate because the rate set by the related Available Funds Cap Rate is less than the interest rate based on one-month LIBOR on the notes for each interest period after the initial interest period. If this occurs, and if the amount of any resulting shortfall is not covered by payments of Excess Cash from the other group, the shortfall will be carried forward and be due and payable on the following payment date and shall accrue interest, at the Note Interest rate, until paid.

                  AVAILABLE FUNDS CAP RATE for a class of notes and any payment date is a rate per annum equal to the fraction, expressed as a percentage the numerator of which is an amount equal to:

                  o 1/12 of the aggregate scheduled principal balance of the then outstanding mortgage loans and REO properties in the related group multiplied by the weighted average of the Expense Adjusted Coupon Rates on the then outstanding mortgage loans and REO properties in the related group

                  MINUS

                  o the amount of the note insurer premium allocable to the related group for such payment date,

and the denominator of which is an amount equal to:

                  o the then outstanding aggregate Note Balance of the related class multiplied by

                  o the actual number of days elapsed in the related interest period divided by 360.

                  COLLECTION PERIOD, with respect to any payment date and a mortgage loan, means the calendar month preceding the month in which such payment date occurs (or, in the case of the first payment date after a mortgage loan constitutes part of the trust, during the period beginning on the day following the cut-off date through and including the last day of the month prior to the month in which the payment date occurs).

                  DEFICIENCY AMOUNT means, for any payment date, the excess, if any, of Required Distributions over the Net Available Funds.

                  DUE PERIOD, with respect to any payment date, means the period commencing on the second day of the calendar month preceding the calendar month in which such payment date occurs (or with respect to the first payment date after a mortgage loan constitutes part of the trust, commencing on the day following the cut-off date for each mortgage loan) and ending on the first day of the calendar month in which such payment date occurs.

                  EXCESS CASH with respect to a group on any payment date will be equal to Available Funds for such group and payment date, reduced by the sum of:

                  o any amounts payable to the note insurer for insured payments with respect to either group paid on prior payment dates and not yet reimbursed and for any unpaid note insurer premiums for such group on prior payment dates (in each case with interest at the late payment rate as defined and set forth in the insurance agreement) (and such amounts with respect to the other group, to the extent not completely covered by the Available Funds for the other group) and other amounts payable to the note insurer,

                  o the note interest for the related class and payment date (and the portion of Note Interest with respect to the other group, to the extent not completely covered by Available Funds for the other group),

                  o any amounts payable for any Overcollateralization Deficit for either class, and

                  o the Monthly Principal for the related class and payment date.

                  EXPENSE ADJUSTED COUPON RATE on any mortgage loan is equal to the then applicable coupon rate on the mortgage loan minus the sum of:

                  o   the Minimum Spread

                  o   the Servicing Fee Rate and

                  o   the indenture trustee fee rate.

                  INDENTURE TRUSTEE FEE, the amount payable monthly on each payment date to the indenture trustee, which shall be equal to one-twelfth of 0.015% of the related mortgage group balance.

                  INSURANCE PROCEEDS means, with respect to a group and any payment date, the aggregate of any proceeds from or in respect of any policy of insurance covering a mortgaged property securing a mortgage loan in that group that are received during the related collection period and applied by the servicer to reduce the stated principal balance of that mortgage loan; these proceeds will not include any amounts applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with applicable law, the servicer's customary servicing procedures or the terms of the mortgage loan.

                  INSURED AMOUNTS shall mean, with respect to any payment date, any Deficiency Amount for such payment date.

                  INSURED PAYMENTS shall mean, the aggregate amount actually paid by the note insurer to the indenture trustee in respect of (i) Insured Amounts for a payment date and (ii) Preference Amounts for any given business day.

                  LIQUIDATED MORTGAGE LOAN means, as to any payment date, any mortgage loan as to which the servicer has determined during the related collection period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such mortgage loan have been recovered.

                  LIQUIDATION PROCEEDS mean those items described in the fourth clause of the definition of Available Funds before the deduction of unreimbursed P&I Advances, servicing advances and expenses incurred by the servicer in connection with the liquidation of the mortgage loan.

                  MINIMUM SPREAD: For any payment date occurring from the closing date through and including the twelfth payment date, the Minimum Spread is equal to 0.00% per annum; for any payment date occurring after the twelfth payment date the Minimum Spread is equal to 0.50% per annum.

                  MONTHLY PRINCIPAL for each class of notes and any payment date will be an amount equal to the lesser of the following two amounts reduced by the excess, if any, of the current amount of overcollateralization over the required level of overcollateralization for that class of notes and that payment date:

                  o the excess of Available Funds in the related note account over the amounts payable to the note insurer and to the class A-1 or class A-2 noteholders under the first two headings under "Payments, on the Notes" with, respect to such class, and

                  o the aggregate of all scheduled payments of principal received or advanced with respect to the mortgage loans in the related group and due during the related due period and all other amounts collected, received or otherwise recovered in respect of principal on such mortgage loans, including principal prepayments, but not including payments ahead during or in respect of the related collection period, and the aggregate of the amounts allocable to principal paid to the indenture trustee for deposit in the related note account on the related servicer remittance date by the issuer, the sponsor, the company, Funding Co., the servicer, the note insurer or Meritage in connection with a repurchase, release, removal or substitution of any mortgage loans in the related group pursuant to the indenture.

                  MORTGAGE GROUP BALANCE is the outstanding aggregate stated principal balance of the mortgage loans in the related group as of the first day of the related due period.

                  MORTGAGE POOL BALANCE is the outstanding aggregate stated principal balance of the mortgage loans in group I and group II as of the first day of the related due period.

                  NET AVAILABLE FUNDS is for any payment date, the Total Available Funds, less the servicing fees, indenture trustee's fees, the owner trustee's fees and the premiums due to the note insurer on that payment date.

                  NET LIQUIDATION PROCEEDS mean those items described in the fourth clause of the definition of Available Funds;

                  NOTE BALANCE with respect to the class A-1 or class A-2 notes will be equal, as of any payment date, to the original Note Balance of such class less all Monthly Principal and Excess Cash paid to the related noteholders on previous payment dates to reduce the Note Balance of such class (exclusive, for the sole purpose of effecting the note insurer's subrogation rights, of payments made by the note insurer in respect of any Overcollateralization Deficit related to such class of notes and such payment date under the financial guaranty insurance policy, except to the extent reimbursed to the note insurer pursuant to the indenture).

                  NOTE INTEREST for a class of notes and any payment date will be an amount equal to interest accrued during the related interest period at the
Note Interest Rate on the related Note Balance as of the preceding payment date (after giving effect to the payment, if any, in reduction of principal made on such notes on such preceding payment date), less the amount of any shortfalls in interest resulting from prepayments and application of the Soldiers' and Sailors' Civil Relief Act of 1940 with respect to mortgage loans in the related group.

                  NOTE INTEREST RATE will be, with respect to the class A-1 notes, for the initial interest period a per annum rate equal to one-month LIBOR (set two business days prior to the closing date) plus 0.35%, and for each subsequent interest period a per annum rate equal to the lesser of:

                  o for each interest period ending on or prior to the redemption date, one-month LIBOR plus 0.35%, and for each interest period after that date, one-month LIBOR plus 0.70%, and

                  o   the related Available Funds Cap Rate;

                  and, with respect to the class A-2 notes, for the initial interest period a per annum rate equal to one-month LIBOR (set two business days prior to the closing date) plus 0.38%, and for each subsequent interest period, per annum rate equal to the lesser of:

                  o for each interest period ending on or prior to the redemption date, one-month LIBOR plus 0.38%, and for each interest period after that date, one-month LIBOR plus 0.76% and

                  o   the related Available Funds Cap Rate.

                  OVERCOLLATERALIZATION AMOUNT with respect to a class of notes and any payment date is the amount, if any, by which the aggregate Stated Principal Balance of the Mortgage Loans in the related group as of the end of the related Due Period exceeds the Note Balance of the related class of notes as of such payment date after taking into account payments of Monthly Principal, disregarding any permitted reduction in Monthly Principal due to an overcollateralization surplus, made on that payment date.

                  OVERCOLLATERALIZATION DEFICIT for any payment date and any class is the amount, if any, by which the related Note Balance, after taking into account all payments to be made on the payment date in reduction of the Note Balance, including any Excess Cash payments related to each class, exceeds the aggregate stated principal balance of the mortgage loans in the related group as of the end of the applicable due period.

                  P&I ADVANCES mean all payments of principal and interest, net of the servicing fee, that were due during the related due period on the mortgage loans and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on REO Property.

                  PERMITTED INVESTMENTS generally means the following:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States of America, Fannie Mae, Freddie Mac, the Federal Home Loan Banks or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

                  (b)    o     demand and time deposits in, certificates of
                               deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the indenture trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days, and

                         o any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

                  (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by S&P and rated "A2" or higher by Moody's; PROVIDED, HOWEVER, that collateral transferred pursuant to such repurchase obligation must:

                  o   be of the type described in clause (a) above and must:

                  o be valued daily at current market price plus accrued interest,

                  o pursuant to such valuation, be equal, at all times, to at least 105% of the cash transferred by the indenture trustee in exchange for the collateral and

                  o be delivered to the indenture trustee or, if the indenture trustee is supplying the collateral, an agent for the indenture trustee, in a manner to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America which has a long-term unsecured debt rating in the highest available rating category of each of the rating agencies at the time of the investment;

                  (e) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the rating agencies at the time of the investment;

                  (f) a guaranteed investment contract approved by each of the rating agencies and the note insurer and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the rating agencies at the time of the investment;

                  (g) money market funds having ratings in one of the two highest available rating categories of S&P and Moody's at the time of the investment which invest only in other Permitted Investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth in this prospectus supplement), including money market funds of the indenture trustee and any such funds that are managed by the indenture trustee or its affiliates or for which the indenture trustee or any affiliate acts as advisor as long as the money market funds satisfy the criteria of this subparagraph (g); and

                  (h) any investment approved in writing by the note insurer with written evidence that such investment will not result in a downgrading or withdrawal of the rating of the notes by either S&P or Moody's.

                  PREFERENCE AMOUNT means any payment of principal or interest on a note which has become due and payable and which is made to an owner of a note by or on behalf of the indenture trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

                  PRINCIPAL PREPAYMENT means any mortgagor payment or other recovery in respect of principal on a mortgage loan, including Net Liquidation Proceeds and insurance proceeds, allocable to principal), which, in the case of a mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that is accompanied by instructions from the related mortgagor directing the servicer to apply such payment to the principal balance of such mortgage loan currently.

                  REALIZED LOSS is the deficiency which arises when any mortgage loan becomes a Liquidated Mortgage Loan during the prior collection period and the Net Liquidation Proceeds obtained and allocated to principal are less than the Stated Principal Balance of the mortgage loan.

                  REO PROPERTY means a mortgaged property acquired by foreclosure or deed in lieu of foreclosure.

                  REQUIRED DISTRIBUTIONS means, with respect to (1) any payment date occurring prior to the payment date in December 2030, the Note Interest less the amount of any Available Funds Cap Carry-Forward Amounts; (2) any Overcollateralization Deficit after application of Total Available Funds from both groups; and (3) the final scheduled payment date, the aggregate outstanding principal balance, if any, of the notes, after giving effect to all other payments of principal on the notes on that payment date.

                  SERVICING FEE RATE, for any payment date, is equal to 0.44% per annum; PROVIDED, HOWEVER, that if necessary to obtain the appointment of a successor servicer or successor subservicers, the Servicing Fee Rate may increase up to 0.50% per annum. The payment of any increased servicing fee would reduce the amount of Excess Cash.

                  SERVICER REMITTANCE DATE, with respect to any payment date,
3.00 p.m. New York time on the 18th day of the calendar month in which that payment date occurs or, if the 18th day is not a business day, the next business day after the 18th.

                  STATED PRINCIPAL BALANCE, with respect to any mortgage loan, as of any date of determination, is equal to the scheduled principal balance of that mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, reduced by the sum of the principal portion of each monthly payment due on such mortgage loan subsequent to the cut-off date received by the indenture trustee or advanced to the indenture trustee, reduced by all other amounts allocable to principal that have been received by the indenture trustee with respect to such mortgage loan on or before such date, and as further reduced to the extent that any Realized Loss on that mortgage loan has been allocated to such mortgage loan on or before the date of determination.

                  TOTAL AVAILABLE FUNDS, as to any payment date and with respect to either class of notes, is the sum of:

                  o   Available Funds for the related group,

                  o Available Funds for the unrelated group which are available for payment of Note Interest or Overcollateralization Deficit, and

                  o   amounts in the reserve account.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                  Except in limited circumstances, the globally offered notes, referred to as the GLOBAL SECURITIES, will be available only in book-entry form. Investors in the global securities may hold such global securities through DTC, Cedelbank or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

                  Secondary market trading between investors holding global securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice which is seven calendar day settlement.

                  Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

                  Secondary cross-market trading between participants of Cedelbank or Euroclear and participants holding notes will be effected on a delivery-against-payment basis through the relevant depositaries of Cedelbank and Euroclear and as participants.

                  Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

                  All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their relevant depositaries, which in turn will hold such positions in accounts as participants.

                  Investors selecting to hold their global securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

                  Investors electing to hold their global securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

                  Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                  TRADING BETWEEN PARTICIPANTS. Secondary market trading between participants will be settled using the procedures applicable to prior asset-backed note issues in same-day funds.

                  TRADING BETWEEN CEDELBANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

                  TRADING BETWEEN DTC SELLER AND CEDELBANK OR EUROCLEAR PARTICIPANTS. When global securities are to be transferred from the account of a participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back- valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

                  Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the global securities are credited to their accounts one day later.

                  As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they clear the overdraft when the global securities are credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

                  Because the settlement is taking place during New York business hours, participants can employ their usual procedures for sending global securities to the respective European Depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the participants a cross-market transaction will settle no differently than a trade between two participants.

                  TRADING BETWEEN CEDELBANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the relevant depositary, as appropriate, to deliver the global securities to the participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

                  Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  o borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  o borrowing the global securities in the U.S. from a participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

                  o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

                  A beneficial owner of securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

                  o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

                  o the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

                  The IRS recently issued withholding regulations, which make certain modifications to withholding, backup withholding and information reporting rules. The withholding regulations attempt to unify certification requirements and modify certain reliance standards. The withholding regulations will generally be effective for payments made after December 31, 2000, although taxpayers may begin compliance with the withholding regulations immediately.

                  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the securities.

                  EXEMPTION FOR NON-U.S. PERSONS

                  Under the existing rules, beneficial owners of global securities that are non-U.S. persons, as defined below, can obtain a complete exemption from the withholding tax by filing a signed Form W-8, Certificate of Foreign Status. Under the withholding regulations, a non-U.S. person may claim beneficial owner status by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The old Form W-8 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of the change.

        EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME

                  Under the existing rules, a non-U.S. person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States. Under the withholding regulations, a non-U.S. person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. The old Form 4224 is valid until the earlier of (i) one year beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

   EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES

                  Under the existing rules, non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Ownership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Under the withholding regulations, a non-U.S. person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The old Form 1001 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

                  EXEMPTION FOR U.S. PERSONS-FORM W-9

                  U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

                  U.S. FEDERAL INCOME TAX REPORTING PROCEDURE

                  Under the existing rules, the Owner of a global security or his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. The withholding regulations revise the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, withholding for payments made after December 31, 2000. Each foreign holder of securities should consult its own tax advisor regarding compliance with these procedures under the withholding regulations.

                  A U.S. PERSON is:

                  o   a citizen or resident of the United States;

                  o a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision of the United States;

                  o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

                  o a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

                  A NON-U.S. PERSON is any person who is not a U.S. person.


PROSPECTUS
----------------------------------------------------------------------------------------------------------------------------

RESIDENTIAL ASSET FUNDING CORPORATION                                                ASSET-BACKED SECURITIES
SPONSOR                                                                              ISSUABLE IN SERIES
----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------


  YOU SHOULD READ THE SECTION ENTITLED                    THE SECURITIES
  "RISK FACTORS" STARTING ON PAGE 3 OF
  THIS PROSPECTUS AND CONSIDER THESE                      o     will be issued from time to time in series,
  FACTORS BEFORE MAKING A DECISION TO
  INVEST IN THE SECURITIES.                               o     will consist of either asset-backed
                                                                certificates or asset-backed notes,

                                                          o     will be issued by a trust or other special
  Retain this prospectus for future                             purpose entity established by the sponsor,
  reference.  This prospectus may not
  be used to consummate sales of                          o     will be backed by one or more pools of mortgage
  securities unless accompanied by the                          loans or manufactured housing contracts held
  prospectus supplement relating to                             by the issuer, and
  the offering of the securities.
                                                          o     may have one or more forms of credit enhancement,
                                                                such as insurance policies or reserve funds.



--------------------------------------------





                NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                           FIRST UNION CAPITAL MARKETS

                The date of this prospectus is September 9, 1999

                                TABLE OF CONTENTS


SUMMARY OF PROSPECTUS.....................................................1


RISK FACTORS..............................................................3


THE SPONSOR...............................................................6


USE OF PROCEEDS...........................................................6


DESCRIPTION OF THE SECURITIES.............................................6

   PAYMENTS OF INTEREST...................................................7
   PAYMENTS OF PRINCIPAL..................................................7
   FINAL SCHEDULED DISTRIBUTION DATE......................................7
   OPTIONAL REDEMPTION, PURCHASE OR TERMINATION...........................8
   MANDATORY TERMINATION; AUCTION SALE....................................8
   DEFEASANCE.............................................................8
   WEIGHTED AVERAGE LIFE OF THE SECURITIES................................8
   FORM OF SECURITIES.....................................................9

THE TRUST FUNDS..........................................................11

   THE MORTGAGE LOANS....................................................12
   THE CONTRACTS.........................................................15
   PRIVATE SECURITIES....................................................16
   ACCOUNTS..............................................................18
   COLLECTION AND DISTRIBUTION ACCOUNTS..................................18
   PRE-FUNDING ACCOUNT...................................................18

CREDIT ENHANCEMENT.......................................................19

   SUBORDINATE SECURITIES................................................19
   INSURANCE.............................................................19
   RESERVE FUNDS.........................................................20
   MINIMUM PRINCIPAL PAYMENT AGREEMENT...................................20
   DEPOSIT AGREEMENT.....................................................21
   DERIVATIVE CONTRACTS..................................................21

SERVICING................................................................21

   COLLECTION PROCEDURES; ESCROW ACCOUNTS................................21
   DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT...............21
   ADVANCES AND LIMITATIONS THEREON......................................23
   MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES......23
   REALIZATION UPON DEFAULTED MORTGAGE LOANS.............................24
   ENFORCEMENT OF DUE-ON-SALE CLAUSES....................................25
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES........................25
   EVIDENCE AS TO COMPLIANCE.............................................26
   MATTERS REGARDING THE SERVICER........................................26

THE AGREEMENTS...........................................................27

   ASSIGNMENT OF PRIMARY ASSETS..........................................27

   REPORTS TO HOLDERS....................................................29
   EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT.......................30
   THE TRUSTEE...........................................................31
   DUTIES OF THE TRUSTEE.................................................32
   RESIGNATION OF TRUSTEE................................................32
   AMENDMENT OF AGREEMENT................................................32
   VOTING RIGHTS.........................................................33
   LIST OF HOLDERS.......................................................33
   REMIC ADMINISTRATOR...................................................33
   TERMINATION...........................................................33

LEGAL ASPECTS OF LOANS...................................................33

   MORTGAGE LOANS........................................................33
   CONTRACTS.............................................................40
   SECURITY INTERESTS IN THE MANUFACTURED HOMES..........................40
   ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES...............42
   CONSUMER PROTECTION LAWS..............................................42
   TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE"
     CLAUSES.............................................................42
   APPLICABILITY OF USURY LAWS...........................................43
   FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS.....................43
   SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940.......................43

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................44

   GRANTOR TRUST SECURITIES..............................................44
   REMIC SECURITIES......................................................46
   DEBT SECURITIES.......................................................53
   PARTNERSHIP INTERESTS.................................................53
   FASIT SECURITIES......................................................55
   DISCOUNT AND PREMIUM..................................................58
   BACKUP WITHHOLDING....................................................61
   FOREIGN INVESTORS.....................................................61

STATE TAX CONSIDERATIONS.................................................63


ERISA CONSIDERATIONS.....................................................63

   CERTIFICATES..........................................................64
   NOTES.................................................................65
   CONSULTATION WITH COUNSEL.............................................66

LEGAL INVESTMENT.........................................................66


AVAILABLE INFORMATION....................................................66


INCORPORATION OF DOCUMENTS BY REFERENCE..................................67


PLAN OF DISTRIBUTION.....................................................67


LEGAL MATTERS............................................................67


FINANCIAL INFORMATION....................................................67

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.


THE SPONSOR

     Residential Asset Funding Corporation will act as the sponsor of the issuers, meaning that it will establish the issuers and cause them to issue the securities. The principal executive address of the sponsor are located at 301 South College Street, Charlotte, North Carolina 28202-6001, telephone no. (714) 373 -6611.

SECURITIES OFFERED

     Each class of securities will consist of one or more classes of ownership securities or debt securities. Ownership securities represent beneficial ownership interests in the assets held by the issuer. Ownership securities will be issued in the form of certificates. Debt securities represent indebtedness secured by the assets of the issuer. Debt securities will be issued in the form of notes.

     Each series of securities will be issued in one or more classes, one or more of which may be classes of:

     o     fixed-rate securities,

     o     adjustable-rate securities,

     o     compound-interest or accrual securities,

     o     planned-amortization-class securities,

     o     principal-only securities,

     o     interest-only securities,

     o     participating securities,

     o     senior securities, or

     o     subordinated securities.

     The interest rate, principal balance, notional balance, minimum denomination and form of each class of securities will be described in the accompanying prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.

THE LOANS

     Each issuer will hold one or more pools of loans, which may include:

     o mortgage loans or manufactured housing contracts secured by one-to-four family residential properties and/or manufactured homes,

     o mortgage loans secured by security interests in shares issued by private, non-profit cooperative housing corporations,

     o     mortgage loans secured by junior liens on the mortgaged properties,

     o mortgage loans with loan-to-value ratios in excess of the appraised value of the mortgaged property,

     o     home improvement retail installment contracts,

     o     revolving home equity lines of credit, and

     o     private securities backed by mortgage loans or contracts.

     The sponsor will direct the issuer to acquire the loans from affiliated originators, unaffiliated originators or warehouse trusts created by the sponsor or an affiliate to finance the origination of loans.

DISTRIBUTIONS ON THE SECURITIES

     Owners of securities will be entitled to receive payments in the manner described in the accompanying prospectus supplement, which will specify:

     o whether distributions will be made monthly, quarterly, semi-annually or at other intervals and dates,

     o the amount allocable to payments of principal and interest on any distribution date, and

     o whether distributions will be made on a pro rata, random lot, or other basis.

CREDIT ENHANCEMENT

     A series of securities, or classes within a series, may have the benefit of one or more types of credit enhancement, including:

     o the use of excess interest to cover losses and to create over-collateralization,

     o the subordination of distributions on the lower classes to the distributions on more senior classes,

     o the allocation of losses on the underlying loans to the lower classes, and

     o the use of cross support, reserve funds, financial guarantee insurance policies, guarantees and letters of credit.

     The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.

REDEMPTION OR REPURCHASE OF SECURITIES

     One or more classes of securities may be redeemed or repurchased in whole or in part at the times described in the prospectus supplement and at a price at least equal to the amount necessary to pay all principal and interest on the redeemed classes.

LEGAL INVESTMENT

     The accompanying prospectus supplement will state whether or not the securities will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984.

ERISA LIMITATIONS

     Employee benefit plans should carefully review with their own legal advisors whether the purchase or holding of the securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES

     Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute one of the following for federal income tax purposes:

     o     interests in a trust treated as a grantor trust,

     o "regular interests" or "residual interests" in a trust treated as one or more "real estate mortgage investment conduits",

     o     debt issued by the issuer,

     o     interests in an issuer which is treated as a partnership, or

     o "regular interests", "high-yield interests" or "ownership interests" in a trust treated as one or more "financial asset securitization investment trusts".

RATINGS

     The securities offered by this prospectus and the accompanying prospectus supplement will be rated at the time of issuance in one of the four highest rating categories by at least one statistical rating organization.

                                  RISK FACTORS

         You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

YOUR INVESTMENT IN ANY SECURITY MAY BE AN ILLIQUID INVESTMENT; YOU SHOULD BE PREPARED TO HOLD YOUR SECURITY TO MATURITY.

         A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. We neither expect to list the securities on any securities exchange nor to have the securities quoted in the automated quotation system of a registered securities association.

         Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

THE ASSETS OF THE TRUST FUND WILL BE LIMITED AND, IF THE ASSETS BECOME INSUFFICIENT TO SERVICE THE SECURITIES, LOSSES MAY RESULT.

         The securities will be payable solely from the assets of the trust fund. Neither the sponsor nor any other person will be obligated to make payments to the security holders, except to the extent of any credit enhancement as specifically provided in the prospectus supplement. Consequently, security holders must rely solely upon payments from the trust fund for the payment of principal and interest on the securities.

AS A RESULT OF PREPAYMENT ON THE LOANS OR EARLY REDEMPTION OF THE SECURITIES, YOU COULD BE FULLY PAID SIGNIFICANTLY EARLIER THAN WOULD OTHERWISE BE THE CASE, WHICH MAY ADVERSELY AFFECT THE YIELD TO MATURITY ON YOUR SECURITIES.

         The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The yield to maturity on interest-only securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the loans.

         The underlying loans may be prepaid in full or in part at any time, although prepayment may require the borrower to pay of a prepayment penalty or premium. These penalties will generally not be property of the issuer, and will not be available to fund distributions owing to you. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust fund will experience.

         Prepayments may result from mandatory prepayments relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers, including payments in connection with refinancings, sales of mortgaged properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from the issuer of loans or the payment of substitution adjustments will have the same effect on the securities as a prepayment of the loans.

         One or more classes of securities of any series may be subject to optional or mandatory redemption or auction sale in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the underlying loans or the securities is less than a specified amount. You will bear the risk of reinvesting unscheduled distributions resulting from redemption.

         Any of the foregoing principal prepayments may adversely affect the yield to maturity of the prepaid securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these prepayments at a yield equaling or exceeding the yield on your securities.

CREDIT ENHANCEMENT, EVEN IF PROVIDED, WILL IN ANY EVENT BE LIMITED IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS ON YOUR INVESTMENT.

         Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the underlying loans and, in most cases, will reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Generally, credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES ON THE LOANS.

         An investment in the securities, which are backed by residential real estate loans, may be affected by a decline in real estate values. A decline could be caused by a general decline in the real estate market, the borrower's failure to maintain the property or a natural disaster, among other things. If property values were to decline, the rates of delinquencies and foreclosures may rise, thereby increasing the likelihood of loss. If these losses are not covered by any credit enhancement, you will bear all risk of these losses and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted loans.

FORECLOSURE OF MORTGAGED PROPERTIES INVOLVES DELAYS AND EXPENSE AND COULD CAUSE LOSSES ON THE LOANS.

         Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, which will reduce the amount of the net recovery by the trust.

ENVIRONMENTAL CONDITIONS ON THE MORTGAGED PROPERTY MAY GIVE RISE TO LIABILITY FOR THE ISSUER.

         Real property pledged as security to a lender may be subject to environmental risks which could cause losses on your securities. Under the laws of some states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against the property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also will increase its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property.

STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON THE LOANS.

         Residential mortgage lending is highly regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuer, as the owner of the loan, to damages and administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

THE SOLDIERS' AND SAILORS' CIVIL RELIEF ACT MAY LIMIT THE ABILITY TO COLLECT ON THE LOANS.

         The terms of the Soldiers' and Sailors' Civil Relief Act of 1940, or similar state legislation, benefit mortgagors who enter military service after the origination of his or her loan, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty. These mortgagors may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The implementation of the Soldiers' and Sailors' Civil Relief Act could have an adverse effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these loans.

         In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor's period of active duty status. Thus, in the event that these loans go into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

RATINGS ARE NOT RECOMMENDATIONS; THE RATINGS ASSIGNED TO YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN.

         Each series of securities will be rated in one of the four highest rating categories by the rating agency. Any rating would be based on, among other things, the adequacy of the value of the assets and any credit enhancement. A rating is not a recommendation to purchase, hold or sell securities, because as it does not address market price or suitability for a particular investor.

         The ratings assigned to the securities will be based on, among other things, the adequacy of the value of the trust fund and any credit enhancement. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt.

ERISA MAY RESTRICT THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SECURITIES.

         Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of benefit plans. Due to the complexity of regulations that govern benefit plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of securities.

                                   THE SPONSOR

         The sponsor, Residential Asset Funding Corporation, was incorporated in the State of North Carolina. in December 1997, and is a wholly-owned subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The sponsor's principal executive offices are located at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630. Its telephone number is (704) 373-6611.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each series of securities will be applied to one or more of the following purposes: to acquire the primary assets, to repay indebtedness which has been incurred to obtain funds to acquire the primary assets, to establish any reserve funds described in the prospectus supplement and to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement, if any. The acquisition of the primary assets for a series may be effected by an exchange of securities with the seller of the primary assets. The seller may agree to reimburse the sponsor for fees and expenses of the sponsor incurred in connection with the offering of the securities.



                          DESCRIPTION OF THE SECURITIES

         The sponsor may offer from time to time the securities, which may be asset-backed notes or certificates, in one or more series.

         The certificates of a series will evidence undivided interests in assets deposited into a trust fund. The notes of a series will represent indebtedness secured by the trust fund. A series may consist of both notes and certificates.

         Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, variable interest securities, pac securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinate securities.

         If a series includes multiple classes, the amount, percentage and timing of distributions of principal, interest or both to each class may vary and one or more classes' right to distributions of principal, interest or both may be subordinated to other classes. The primary assets and other assets comprising the trust fund may be divided into one or more groups and one or more classes may evidence beneficial ownership of or be secured by the corresponding group.

         The trustee, or a paying agent on its behalf, will make payments of principal of and interest on the securities. Interest on and principal of the securities of a series will be payable on each distribution date at the times, at the rates, in the amounts and in the order of priority described in the prospectus supplement. Payments will be made by check mailed to holders of record at their addresses appearing on the security register. Payments may be made, however, by wire transfer, at the expense of the holder requesting payment by wire transfer, in circumstances described in the prospectus supplement. Final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. The trustee will mail notice of the final payment on a security to the holder of the security before the distribution date on which the trustee expects to make the final principal payment.

PAYMENTS OF INTEREST

         The interest-bearing securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described in, the prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans and/or as prepayments occur on the loans. Principal-only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities of the series on which principal is then payable, as described in the prospectus supplement. Principal payments will be allocated among the classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

         The rate of principal payments of each class may depend principally upon the rate of payment, including prepayments, on the primary assets. A rate of prepayment lower or higher than anticipated will affect the yield on the securities of a series in the manner described under "--Weighted Average Life of the Securities." Under limited circumstances, a series of securities may be subject to termination or redemption. See " --Optional Redemption, Purchase or Termination" below.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date on each class of securities is the date no later than which the principal balance is expected to be reduced to zero, calculated on the basis of the assumptions described in the prospectus supplement. The final scheduled distribution date will be specified in the prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

         Furthermore, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience of a series. See "--Weighted Average Life of the Securities" below.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         One or more classes of securities of any series may be subject to optional redemption or repurchase, in whole or in part, on any distribution date by the seller, servicer or credit enhancer or an affiliate thereof. Redemption or repurchase may occur on or after a specified date, or on or after the time as the aggregate outstanding principal amount of the securities or primary assets, is less than a percentage not to exceed 20% of the initial aggregate principal balance of the securities or primary assets. The redemption, purchase or repurchase price may not be less than an amount necessary to pay all principal and interest on the securities outstanding. If we have made a REMIC election, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under section 860F of the Internal Revenue Code. The risk of reinvesting unscheduled distributions resulting form prepayments of the securities will be borne by the holders. Neither the trust nor the holders will have any continuing liability under an optional redemption or repurchase.

MANDATORY TERMINATION; AUCTION SALE

         The trustee, the servicer or the seller may be required to effect early retirement of a series of securities by auction sale. Within a period following the failure of the holder of the optional termination right to exercise its right, the required party shall solicit bids for the purchase of all primary assets remaining in the trust. In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the loans. A satisfactory bid will not be less than an amount necessary to pay all principal and interest on the notes. If satisfactory bids are not received, the required party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. The sale and consequent termination of the trust must constitute a "qualified liquidation" of each REMIC.

DEFEASANCE

         The indenture may provide that a trust fund may be discharged through defeasance. In a defeasance, a party will deposit with the trustee money and/or direct obligations of or obligations guaranteed by the United States of America which will provide money in an amount sufficient to pay each installment of interest and, on the final scheduled distribution date, principal on the notes. In the event of any defeasance and discharge of notes, note holders would be able to look only to the deposited money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

         "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under primary assets included in the trust fund for a series is paid. Repayment may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans or underlying loans relating to the private securities, as applicable, included in the trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the mortgage loans or underlying loans either from time to time or over the lives of the loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans. If any loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments.

FORM OF SECURITIES

         The securities in each series will either be issued as physical certificates or in book-entry form. Physical certificates in fully registered form will be transferable and exchangeable at the corporate trust office of the registrar of the securities named in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other government charge.

         Securities issued in book-entry form will be registered in the name of Cede & Co., the nominee of the Depository Trust Company. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Under a book-entry format, holders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of the securities registered in the name of Cede & Co., as nominee of DTC, may do so only through participants and indirect participants. In addition, the holders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Under a book-entry format, holders will receive payments after each distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each distribution date, DTC will forward payments to its participants, which thereafter will be required to forward payments to indirect participants or holders. Unless and until physical securities are issued, it is anticipated that the only holder will be Cede & Co., as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as holders under the agreements. The beneficial holders will only be permitted to exercise the rights of holders under the agreements indirectly through DTC and its participants who in turn will exercise their rights through DTC.

         DTC is required to make book-entry transfers of securities among participants and is required to receive and transmit payments of principal of and interest on the securities. Participants and indirect participants with which holders have securities accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective holders. Accordingly, although holders will not process securities, the rules provide a mechanism by which holders will receive distributions and will be able to transfer their interests.

         Unless and until physical certificates are issued, holders who are not participants may transfer ownership of securities only through participants by instructing participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of securities, which account is maintained with their respective participants. In accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing holders.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a holder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise act as the owner of the securities may be limited due to the lack of a physical certificate.

         DTC in general advises that it will take any action permitted to be taken by a holder under an agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, DTC in general advises that it will take actions on behalf of specified percentages of the holders only at the direction of participants whose holdings include current principal amounts of outstanding securities that satisfy the specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding securities to the extent that actions are taken on behalf of participants whose holdings include current principal amounts of outstanding securities.

         Any securities initially registered as physical certificates in the name of Cede & Co., as nominee of DTC, will be issued in fully registered, certificated form to holders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in the agreements and the prospectus supplement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities representing the securities and instruction for re-registration, the trustee will take the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of physical certificates as holders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to holders. The final distribution of any security, whether physical certificates or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the securities on the final distribution date at the office or agency specified in the notice of final payment to holders.

                                 THE TRUST FUNDS

         Each trust fund will include assets originated or acquired by the seller or sellers specified in the prospectus supplement composed of:

     o primary assets, which may include one or more pools of (1) mortgage loans that are secured by mortgages or deeds of trust on residential properties, (2) manufactured housing conditional sale contracts and installment agreements that are secured by manufactured homes, and
           (3) securities backed or secured by loans,

     o all monies due on the loans net, if and as provided in the prospectus supplement, of amounts payable to the servicer of the loans,

     o funds on deposit in any pre-funding and capitalized interest accounts,

     o reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support,

     o any mortgaged property acquired by foreclosure or deed in lieu of foreclosure or repossession,

     o     any manufactured home acquired by repossession and

     o any amount on deposit in the collection account or distribution account.

         The mortgage loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a mortgaged property, which may be subordinated to one or more senior liens on the mortgaged property. The contracts will be secured by security interests taken in the manufactured homes.

         A maximum of 5%, by initial principal balance, of the aggregate primary assets that are included in a trust fund at the closing date will deviate from the characteristics that are described in the prospectus supplement.

         The securities will be non-recourse obligations secured by the trust fund. Holders of a series of notes may only proceed against the collateral securing the notes in the case of a default and may not proceed against any assets of the sponsor or the trust fund not pledged to secure the notes.

         The primary assets for a series will be acquired by the trust fund from the seller, or may be acquired in the open market or in privately negotiated transactions. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the prospectus supplement, under a servicing agreement between the trust fund and servicer.

         "Agreement" means, as to a series of certificates, the pooling and servicing agreement or trust agreement, and as to a series of notes, the indenture and the servicing agreement, as the context requires.

         A trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement.

         Prior to the initial offering of a series of securities, the trust fund will have no assets or liabilities. We do not expect any trust fund to engage in any activities other than acquiring, managing and holding the trust assets and the proceeds thereof, issuing securities and making distributions thereon. No trust fund will have any significant source of capital other than its assets and any credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of mortgage loans, contracts and private securities. Some of the loans may be delinquent, although the loans that are delinquent as of the cut-off date will not exceed 10% of the initial aggregate principal balance of the primary assets for that series. The following is a brief description of the loans we expect to be include as trust property.

THE MORTGAGE LOANS

         MORTGAGE LOANS. The primary assets for a series may consist, in whole or in part, of mortgage loans secured by mortgages on one- to four-family residential housing, including condominium units and cooperative dwellings which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the prospectus supplement.

         The mortgage loans may be either "closed-end" loans, which do not permit the borrower to obtain the proceeds of future advances, or "open-end" loans structured as lines of credit, which permit the borrower, subject to a maximum dollar amount, to obtain more than one advance of proceeds. The mortgage loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the mortgage loans included in the trust for a series of securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method. When a full principal prepayment is paid on a mortgage loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of prepayment, at a daily interest rate that is applied to the principal amount of the mortgage loan so prepaid.

         PAYMENT TERMS. The payment terms of the mortgage loans to be included in a trust for a series will be described in the prospectus supplement and may include any of the following features of combinations thereof or other features described in the prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under specified circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for periods and under circumstances specified in the prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time of for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

     o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for specified periods. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or transfer of the mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

         AMORTIZATION OF THE MORTGAGE LOANS. The mortgage loans will provide for payments that are allocated to principal and interest according to either the actuarial method, the simple interest method or the "Rule of 78s" method. The prospectus supplement will state whether any of the mortgage loans will provide for deferred interest or negative amortization.

         An actuarial mortgage loan provides for payments in level monthly installments except, in the case of a balloon loan, the final payment, consisting of interest equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with the remainder of the payment applied to principal.

         A simple interest mortgage loan provides for the amortization of the amount financed under the mortgage loan over a series of equal monthly payments except, in the case of a balloon loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan being multiplied by the stated loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if the payment is made on its scheduled due date.

         Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

         Some mortgage loans may be insured under the Federal Housing Authority Title I credit insurance program created under sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I program, the Federal Housing Authority is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I program operates as a coinsurance program in which the Federal Housing Authority insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's Federal Housing Authority insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The mortgaged properties will include single family property, which is one-to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The prospectus supplement will specify whether or not mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of mortgage loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either (1) the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records. To the extent specified in the prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

         The initial combined loan-to-value ratio of a mortgage loan is computed in the manner described in the prospectus supplement, taking into account the amounts of any senior loans.

         ADDITIONAL INFORMATION. The selection criteria for the mortgage loans, including loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

         The trust fund may include mortgage loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The trust fund may include mortgage loans that do not have a specified stated maturity.

         The prospectus supplement for a series for which the primary assets include mortgage loans will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

     o     the aggregate unpaid principal balance;

     o the range and weighted average loan rate, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

     o     the range and average outstanding principal balance;

     o the weighted average original and remaining term-to-stated maturity and the range of original and remaining terms-to-stated maturity, if applicable;

     o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios;

     o the percentage of mortgage loans that accrue interest at adjustable or fixed interest rates;

     o     the geographic distribution of the mortgaged properties;

     o the percentage of mortgage loans that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

     o     the lien priority;

     o     year of origination; and

     o the delinquency status, including the duration and history of delinquencies and the percentage of delinquent mortgage loans.

         The prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans for a series.

THE CONTRACTS

         CONTRACTS. Each pool of contracts in a trust fund will consist of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the seller. Each contract will be secured by manufactured homes, each of which will be located in any of the fifty states or the District of Columbia. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate. The seller of the contracts may retain a portion of the interest payments, called a "fixed retained yield." If the seller retains a fixed retained yield, the trust will be entitled to payments on the contracts after payment of the fixed retained yield.

         Manufactured homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the contract.

         ADDITIONAL INFORMATION. The prospectus supplement for a series for which the primary assets include contracts will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

     o     the initial aggregate principal balance;

     o     the range of original terms to maturity;

     o     the weighted average remaining term to stated maturity;

     o     the earliest and latest origination dates;

     o     the range of contract rates and net contract rates;

     o     the weighted average net contract rate;

     o     the geographic distribution of manufactured homes;

     o the percentage of any contracts which are secured by manufactured homes which have become permanently affixed to real estate;

     o the percentage of the contracts representing the refinancing of existing indebtedness;

     o     the range of loan-to-value ratios and

     o the highest outstanding principal balance at origination of any contract.

         The contracts in a trust fund will generally have monthly payments due on the first of each month and will be fully-amortizing contracts. Contracts may have due dates which occur on a date other than the first of each month. The contract pools may include adjustable rate contracts that provide for payment adjustments to be made less frequently than adjustments in the contract rates. Each adjustment in the contract rate which is not made at the time of a corresponding adjustment in payments, and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor, will result in a change in the rate of amortization of the contract. Moreover, payment adjustments on the contracts may be subject to limitations, as specified in the prospectus supplement, which may also affect the rate of amortization on the contract. As a result, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the contract. In any such month, no principal would be payable on the contract, and if the accrued interest exceeded the scheduled monthly payment, the excess interest due would become "deferred interest that is added to the principal balance of the contract. Deferred interest will bear interest at the contract rate until paid. If the limitations prevent the payments from being sufficient to amortize fully the contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on the stated maturity date.

PRIVATE SECURITIES

         Primary assets for a series may consist, in whole or in part, of "private securities" which include pass-through certificates representing beneficial interests in underlying loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. Private securities may have previously been offered to the public and not purchased as part of the original distribution or may be acquired in a private transaction. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and private securities themselves will not be so insured or guaranteed.

         Private securities will have been issued under a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into the underlying agreement with the underlying trustee. The underlying trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the underlying servicer.

         The sponsor of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to trusts, and selling beneficial interests in trusts. The underlying sponsor may be an affiliate of the sponsor. The obligations of the underlying sponsor will generally be limited to representations and warranties as to the assets conveyed by it to the trust.

Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private securities on the dates specified in the prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the underlying trustee or the underlying servicer. The underlying sponsor or the underlying servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the prospectus supplement.

         The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Underlying loans will be secured by mortgages on mortgaged properties.

         CREDIT SUPPORT RELATING TO PRIVATE SECURITIES. Credit support in the form of reserve funds, subordination of other private securities issued under the underlying agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the rating agency that rated the private securities.

         ADDITIONAL INFORMATION. The prospectus supplement for a series for which the primary assets include private securities will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

     o     the aggregate approximate principal amount and type;

     o     the maximum original term-to-stated maturity;

     o     the weighted average term-to-stated maturity;

     o     the pass-through or certificate rate or ranges thereof;

     o the underlying sponsor, the underlying servicer and the underlying trustee;

     o characteristics of credit support relating to the underlying loans or to the private securities;

     o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities;

     o the terms on which underlying loans may be substituted for those originally underlying the private securities;

     and, as to the underlying loans, the following:

     o the payment features, including whether the underlying loans are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

     o the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity;

     o     the servicing fee or range of servicing fees;

     o     the minimum and maximum stated maturities at origination;

     o     the lien priority; and

     o     the delinquency status and year of origination.

ACCOUNTS

         Each trust fund will include one or more accounts. Each account will either be an account maintained at a depository institution, the long-term unsecured debt obligations of which are satisfactory to each rating agency or an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each rating agency.

         The trustee may invest the funds in the accounts in eligible investments maturing, with exceptions, not later than the day preceding the date funds are due to be distributed. Eligible investments include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agencies rating the securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established in the name of the trustee for receipt of all amounts received from the primary assets. Amounts on deposit in the collection account and amounts available from any credit enhancement will be deposited in a distribution account, which will also be established in the name of the trustee, for distribution to the holders.

PRE-FUNDING ACCOUNT

         A trust fund may include a "pre-funding account." On the closing date, the "pre-funded amount," which is a portion of the proceeds of the sale of the securities of a series, will be deposited in the pre-funding account and may be used to acquire additional primary assets during a specified "pre-funding period." If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, it will be applied in the manner specified in the prospectus supplement to prepay the notes and/or the certificates of the applicable series.

     If a pre-funding account is established:

     o     the pre-funding period will not exceed 1 year from the closing date,

     o the additional primary assets to be acquired during the pre-funding period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the primary assets included in the trust fund on the closing date, subject to the exceptions stated in the prospectus supplement,

     o the pre-funding amount will not exceed 50% of the principal amount of the securities issued and

     o prior to the investment of the pre-funded amount in additional primary assets, the pre-funded amount will be invested in one or more eligible investments.

         If a pre-funding account is established, a "capitalized interest account" may be established and maintained with the trustee. On the closing date, funds will be deposited in the capitalized interest account and used to fund any shortfall in the interest accrued on the securities and fees or expenses during the pre-funding period. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary to fund any shortfall will be distributed to the person specified in the prospectus supplement.

         If a trust fund includes a pre-funding account and the principal balance of additional primary assets delivered to the trust fund during the pre-funding period is less than the original pre-funded amount, the securityholders will receive a prepayment of principal to the extent described in the prospectus supplement. Any principal prepayment may adversely affect the yield to maturity of the applicable securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest a prepayment at yields equaling or exceeding the yields on the securities. It is possible that the yield on any reinvestment will be lower, and may be significantly lower, than the yield on the securities.

                               CREDIT ENHANCEMENT

         The sponsor may obtain credit enhancement, which may include an irrevocable letter of credit, surety bond or insurance policy, issue subordinate securities or obtain any other form of credit enhancement or combination thereof in favor of the trustee on behalf of the holders of a series or designated classes of a series from an institution or by other means. The credit enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions described in the prospectus supplement. Credit enhancement for a series may include one or more of the following forms, or another form specified in the prospectus supplement. Credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATE SECURITIES

         Credit enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series.

INSURANCE

         Credit enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets.

         POOL INSURANCE POLICY. The pool insurance policy will cover, subject to the limitations described in a prospectus supplement, losses resulting from defaults, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy.

         SPECIAL HAZARD INSURANCE POLICY. A special hazard insurance policy typically provides that, where there has been damage to mortgaged property securing a defaulted or foreclosed mortgage loan or the manufactured home underlying a contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the mortgaged property or manufactured home or (2) upon transfer of the mortgaged property or manufactured home to the special hazard insurer, the unpaid principal balance of the loan at the time of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be correspondingly reduced, less any net proceeds from the sale of the mortgaged property or manufactured home. Any amount paid as the cost of repair of a mortgaged property or manufactured home will reduce coverage by the amount paid. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, except under specified circumstances, nuclear reaction, if the mortgaged property is in a federally designated flood area, flood, chemical contamination and related other risks.

         Restoration of the mortgaged property or replacement of the manufactured home with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the mortgaged property be restored or manufactured home replaced before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan. The payment described under (2) above will render unnecessary presentation of a claim for the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the loan plus accrued interest and expenses will not affect the total insurance proceeds paid to security holders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property or manufactured home at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to the assigned value, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the assigned value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of the Loans." The sponsor may obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the federal bankruptcy code. The bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by a bankruptcy court of the principal amount of a loan and will cover unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

RESERVE FUNDS

         The sponsor may deposit into one or more funds to be established with the trustee as part of the trust fund or for the benefit of any credit enhancer, cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series. In the alternative or in addition to an initial deposit, a reserve fund may be funded over time through application of all or a portion of the excess cash flow from the primary assets, to the extent described in the prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any credit enhancer or for any other purpose.

         The trustee will invest amounts deposited in a reserve fund in eligible investments.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         The sponsor may enter into a minimum principal payment agreement with an entity specified in the prospectus supplement. The entity would provide payments on the securities of a series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets are not sufficient to make payments on the securities.

DEPOSIT AGREEMENT

         The sponsor and the trustee for a series may enter into a deposit agreement with the entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that it, together with income thereon, can be applied to future distributions on one or more classes of securities.

DERIVATIVE CONTRACTS

         A trust may hold an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. These derivative contracts may provide the trust with additional amounts which will be available to pay interest on the securities, to build up overcollateralization, or both.

                                    SERVICING

         The following summaries describe material provisions in the servicing agreements common to each series of securities. The summaries do not purport to be complete and are subject to and qualified by reference to the provisions of the servicing agreements and the prospectus supplements. Where particular provisions or terms used in the servicing agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the servicing agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on a loan and to the extent provided in the servicing agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the scheduled payments are due on the loan.

         The servicer, to the extent permitted by law and required by the underlying loan documents, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the mortgaged property or manufactured home and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         The servicer will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the cut-off date but received by the servicer on or before the closing date. Thereafter, the servicer will, within two business days after receipt, the deposit into the collection account the following:

     o All payments on account of principal, including prepayments, on the primary assets;

     o All payments on account of interest on the primary assets after deducting, if permitted by the servicing agreement, the servicing fee;

     o All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than liquidation proceeds, which are amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise under law, exclusive of, if permitted by the servicing agreement, the servicing fee;

     o All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the obligor;

     o     All amounts from any reserve fund;

     o     All advances made by the servicer; and

     o All repurchase prices of any primary assets repurchased by the sponsor, the servicer or the seller.

         The servicer may be permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

     o to reimburse itself for advances made by it; the servicer's right to reimburse itself is limited to amounts received from particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the mortgaged property or manufactured home, which represent late recoveries of scheduled payments respecting which any advance was made;

     o to the extent provided in the servicing agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from late recoveries or proceeds from the particular loan;

     o to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged mortgaged property or manufactured home and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after reimbursement exceed the outstanding principal balance of the loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the loan;

     o in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the servicing agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the servicing agreement;

     o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it;

     o to pay to the applicable person with respect to each "REO property," a primary asset or mortgaged property acquired through or in lieu of foreclosure acquired in respect thereof that has been repurchased or removed from the trust fund by the sponsor, the servicer or the seller, all amounts received thereon and not distributed as of the date on which the repurchase price was determined;

     o to make payments to the trustee for deposit into the distribution account, if any, or for remittance to the holders in the amounts and in the manner provided for in the servicing agreement; and

     o     to clear and terminate the collection account.

         In addition, the servicer may withdraw at any time from the collection account any amount inadvertently deposited in the collection account.

ADVANCES AND LIMITATIONS THEREON

         The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer will be obligated to make advances, and the obligation may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         STANDARD HAZARD INSURANCE; FLOOD INSURANCE. The prospectus supplement will specify the extent to which the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the mortgaged property or manufactured home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the mortgaged property or manufactured home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover mortgaged properties and manufactured homes located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of common kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a mortgaged property securing a mortgage loan is located in a flood area identified by the Department of Housing and Urban

Development under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the mortgaged property, to the extent available.

         The standard hazard insurance policies covering mortgaged properties securing mortgage loans or manufactured home securing a contract typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the mortgaged property or manufactured home, including the improvements on any mortgaged property or manufactured home, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(1) the actual cash value, which is the replacement cost less physical depreciation, of the mortgaged property or manufactured home, including the improvements, if any, damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the mortgaged property or manufactured home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans and manufactured homes declines as the principal balances owing thereon decrease, and since the value of the mortgaged properties or manufactured home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected mortgaged property or manufactured home.

         Generally, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the loan. The servicer may also maintain on REO property that secured a defaulted mortgage loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property, other than under any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

         In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties or the manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, repossession or other conversion, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the mortgaged property or manufactured home unless it determines that (1) the restoration, repossession or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (2) its expenses will be recoverable either through liquidation proceeds or the proceeds of insurance. In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within two years after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the sponsor will be required to do so.

         The servicer may arrange with the obligor on a defaulted loan a modification of the loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions in the servicing agreement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When any mortgaged property is about to be conveyed by the obligor, the servicer may, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the mortgage loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the mortgaged property has been or is about to be conveyed, under which the assuming person becomes liable under the mortgage loan and under which the original obligor is released from liability and the assuming person is substituted as the obligor and becomes liable under the mortgage loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a mortgage loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to a periodic servicing fee as servicing compensation in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable, as specified in the prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of mortgaged property in connection with defaulted mortgage loans or manufactured homes in connection with a defaulted contract, as will be further specified in the prospectus supplement.

         The servicer may pay expenses incurred in connection with the servicing of the mortgage loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to holders.

         When an obligor makes a principal prepayment in full between due dates on the loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee for a month, a shortfall to holders may occur.

         The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The holders will suffer no loss by reason of reimbursement of expenses if expenses are covered under insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other credit enhancement. The servicer is generally also entitled to reimbursement from the collection account for advances.

         The prospectus supplement will describe the priority of the servicer's right, which is typically senior in priority, to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, with respect to the rights of the holders.

EVIDENCE AS TO COMPLIANCE

         Each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that it has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of its examination, it is of the opinion that the servicing has been conducted in compliance with the servicing agreement, except for any exceptions that it believes to be immaterial and any other exceptions identified in the statement.

         The servicer for each series will also provide to the trustee an annual statement to the effect that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding calendar year.

MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the prospectus supplement. The servicer may be an affiliate of the sponsor and may have other business relationships with the sponsor and its affiliates.

         If an event of default occurs under a servicing agreement, the servicer may be replaced by the trustee or a successor servicer. These events of default and the rights of the trustee upon a default under the servicing agreement will be substantially similar to those described under "The Agreements-- Events of Default; Rights Upon Events of Default-- Servicing Agreement."

         The servicing agreement will specify the circumstances under which the servicer may assign its rights and delegate its duties and obligations thereunder for each series, which generally will require that the successor servicer accepting the assignment or delegation:

     o     services similar loans in the ordinary course of its business;

     o     is reasonably satisfactory to the trustee;

     o     has a net worth of not less than a minimum amount;

     o would not cause the securities to be qualified, downgraded or withdrawn and

     o executes and delivers to the trustee an agreement under which it assumes the obligations to act as servicer.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the above criteria. However, the assigning servicer will remain liable for the servicing obligations under the servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the servicing agreement provided that the successor or surviving entity meets the above requirements for a successor servicer.

         The servicer, and its directors, officers, employees and agents, will not be responsible for any action taken or for failing to take any action in good faith under the servicing agreement, or for errors in judgment. However, neither the servicer nor its directors, officers, employees and agents will be protected against any breach of warranty or representations or the failure to perform its obligations in compliance with the specified standard of care, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties. Each servicing agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the servicer may be entitled to be reimbursed for the legal expenses and costs of the action out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

         At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the trust fund all right, title and interest of the seller in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the prospectus supplement, except for any interests in the trust fund retained by the seller, the sponsor or its affiliate. The trustee will, concurrently with the assignment, execute and deliver the securities.

         ASSIGNMENT OF MORTGAGE LOANS. The seller will, as to each mortgage loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original mortgage was delivered to the recording office, and an assignment of the mortgage in recordable form. The trustee or the custodian will hold these documents in trust for the benefit of these holders.

         The seller will cause assignments to the trustee of the mortgages to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required. If the seller does not cause assignments to be recorded, the agreement may require the seller to repurchase from the trustee the affected mortgage loans, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation constitutes the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         ASSIGNMENT OF CONTRACTS. The seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the sponsor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment, the trustee's interest in contracts could be defeated.

         ASSIGNMENT OF PRIVATE SECURITIES. The sponsor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. See "The Trust Funds--Private Securities."

         Each loan will be identified in a schedule appearing as an exhibit to the agreements. The schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any; if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. If any document required to be in the file relating to the primary assets is found by the trustee within a specified period to be defective in any material respect and the seller does not cure the defect within a specified period, the seller will repurchase the affected primary asset.

         The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. However, (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Any substitute primary asset will have, on the date of substitution,
(1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, (2) an interest rate not less than the interest rate of the deleted primary asset, (3) a remaining term-to-stated maturity not greater than that of the deleted primary asset, and will comply with all of the representations and warranties in the applicable agreement as of the date of substitution.

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

         The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of the representations and warranties in all material respects within the specified time period after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         No security holder, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the majority holders have made written request upon the trustee to institute a proceeding and have offered to the trustee reasonable indemnity, and the trustee has failed to do so within a specified period.

REPORTS TO HOLDERS

         The trustee or other entity specified in the prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o the amount of principal distributed to the security holders and the outstanding principal balance of the securities following the distribution;

         o the amount of interest distributed to the security holders and the current interest on the securities;

         o the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to security holders;

         o the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o the amount received from credit enhancement, and the remaining amount available under any credit enhancement;

         o     the amount of any payment delinquencies on the primary assets;
               and

         o the book value of any primary assets or mortgaged properties acquired through or in lieu of foreclosure acquired by the trust fund.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish to each holder of record at any time during the calendar year the information specified in the agreements to enable holders to prepare their tax returns. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicing of the mortgage loans. See "Servicing --Evidence as to Compliance."

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

         A series of securities or one or more classes of the series may be issued in book-entry form. In that event, owners of beneficial interests in the securities will not be considered holders and will not receive the reports directly from the trustee. The trustee will forward reports only to the entity or its nominee which is the registered holder of the global certificate which evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with their practices and procedures.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         SERVICING AGREEMENT. Events of default under each servicing agreement generally include:

         o any failure by the servicer to deposit any required amounts in the collection account, which failure continues unremedied for a specified period after the giving of written notice of the failure to the servicer,

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable servicing agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than a specified percentage of the aggregate voting rights of the securities for that series, and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         The servicing agreement will specify the circumstances under which the trustee of the holders of securities may remove the servicer upon the occurrence and continuance of an event of default thereunder relating to the servicing of loans, other than its right to recovery of other expenses and amounts advanced under the terms of the servicing agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the servicing agreement.

         In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable servicing agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee and the other servicing compensation.

         During the continuance of any event of default of a servicer, the trustee will have the right to protect and enforce the rights of the holders, and the majority holders may direct the time, method and place of conducting any proceeding for exercising any trust power. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

         INDENTURE. Events of default under the indenture for each series of notes may include:

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

         o a default in the payment of any principal or interest on any note, which continues for a specified period of time;

         o failure to perform any other covenant of the issuer in the indenture which continues for a specified period of time after notice is given;

         o any representation or warranty made by the issuer in the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within a specified period of time after notice is given; or

         o events of bankruptcy, insolvency, receivership or liquidation of the issuer.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the outstanding notes may declare the notes to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the majority holders.

         If, following an event of default with respect to any series of notes, the notes have been declared due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral and to continue to apply distributions as if there had been no acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have otherwise become due. In addition, the trustee may not sell or otherwise liquidate the collateral following an event of default other than a default in the payment of any principal or interest on any note of the series for a specified period, unless the all of the holders consent to the sale, the proceeds of the sale are sufficient to pay in full the principal and interest due on the notes or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due, and the trustee obtains the consent of the holders of a specified amount of the notes.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a payment default, the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the holders may be less than would otherwise be the case.

         If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

         If an event of default shall occur and be continuing, the trustee will not be obligated to exercise any rights or powers under the indenture at the request of the holders, unless the holders provide security satisfactory to the trustee against the expenses and liabilities which might be incurred by it. The majority holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy or exercising any power conferred on the trustee with respect to the notes. The majority holders may waive the default, except a default in the payment of principal or interest or a default caused by a breach of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected note holders.

THE TRUSTEE

         The prospectus supplement will identify the trustee for the series. The trustee may have normal banking relationships with the sponsor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF THE TRUSTEE

         The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any primary asset or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or the servicer under the agreement.

         The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The trustee may, upon written notice to the sponsor, resign at any time, in which event the sponsor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time (1) if the trustee ceases to be eligible to continue as a trustee under the agreement, (2) if the trustee becomes insolvent or (3) by the majority holders. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

         Each agreement may be amended by the parties to the agreement, without notice to or consent of the holders, to correct any ambiguity or any defective provisions, to supplement any provision, or to comply with any requirements imposed by the Internal Revenue Code. Any amendment will not adversely affect in any material respect the interests of any holders.

         Each agreement may also be amended by the parties with the consent of a specified percentage of the holders, for the purpose of adding, changing or eliminating any provision of the agreement. No amendment may reduce or delay the payments on any security without the consent of the holder of the security.

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

VOTING RIGHTS

         The prospectus supplement will state the method of determining allocation of voting rights with respect to a series.

LIST OF HOLDERS

         No agreement will provide for the holding of any annual or other meeting of holders.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the sponsor.

TERMINATION

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts payable to them after the final payment or liquidation of the primary assets and the disposition of all foreclosure property or the sale by the trustee of the primary assets. For a description of the ways in which securities may be retired early, see "Description of the Securities--Optional Redemption, Purchase or Termination" and "--Mandatory Termination; Auction Sale."

         For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination.

         INDENTURE. The indenture will be discharged with respect to a series of notes upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series. See "Description of the Securities--Defeasance."

                             LEGAL ASPECTS OF LOANS

         The following discussion contains summaries of legal aspects of loans, which are general in nature. Because these legal aspects are to a degree governed by state law, the summaries do not purport to be complete, reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the mortgage loans are situated.

MORTGAGE LOANS

         The mortgage loans will be represented by a note and an accompanying mortgage. The borrower is personally liable to repay the indebtedness evidenced by the mortgage loan under the note. The mortgage creates a lien on the related mortgaged property to secure the indebtedness.

         ENFORCEMENT OF THE NOTE. Under the note, the borrower is personally liable to repay the indebtedness evidenced by the mortgage loan. In some states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with

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

respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the note.

         Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which a deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default on a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

         Court with federal bankruptcy jurisdiction also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Some states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lender have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

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

         Tax liens arising under the Internal Revenue Code may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

         SECURITY INTERESTS -- REAL ESTATE MORTGAGES. The mortgage loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the mortgaged property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the mortgaged property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the mortgaged property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         FORECLOSURE ON MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a

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

notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property and sent to all parties having an interest of record in the mortgaged property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct warranting a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty third party purchasers have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at a foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender's investment in the mortgaged property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

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

         RIGHTS OF REDEMPTION. In some states, after sale under a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the mortgaged property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem mortgaged property after a trustee's sale under a deed of trust.

         JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES. The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the mortgaged property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the mortgaged property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in any order as the mortgagee may determine. Thus, in the event improvements on the mortgaged property are damaged or destroyed by fire or other casualty, or in the event the mortgaged property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the mortgaged property and, when due, all encumbrances, charges and liens on the mortgaged property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the mortgaged property, to maintain and repair the mortgaged property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the mortgaged property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is sometimes given the right to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

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

         DUE-ON-SALE CLAUSES IN MORTGAGE LOANS. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real mortgaged property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, with exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses in window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable if resulting from the bankruptcy proceeding.

         ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

         EQUITABLE LIMITATIONS ON REMEDIES. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the mortgaged property or the borrower's execution of secondary financing affecting the mortgaged property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A

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

mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the loans.

         APPLICABILITY OF USURY LAWS. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to specified types of residential first loans originated by specified lenders after March 31, 1980. Similar federal statutes were in effect with respect to loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of a state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

         SECURITY INTERESTS IN PERSONAL PROPERTY AND FIXTURES. A portion of each mortgaged property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related mortgage loan were applied to property improvements, although any mortgaged property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Those purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the personal property must generally be perfected by a timely fixture filing. In general, a security interest does not exist in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

         ENFORCEMENT OF SECURITY INTEREST IN PERSONAL PROPERTY. So long as the personal property has not become subject to the real estate law, a creditor can repossess the property securing a contract by voluntary surrender, by "self-help" repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. Most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. Most states also require that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

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

CONTRACTS

         As a result of the assignment of the contracts to the trustee, the trust fund will succeed collectively to all of the rights and will assume the obligations of the obligee under the contracts. Each contract evidences both the obligor's obligation to repay the loan, and the grant of a security interest in the manufactured home.
Aspects of both features of the contracts are described more fully below.

         The contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. The Uniform Commercial Code treats the sale of chattel paper in a manner similar to perfection of a security interest in chattel paper. The seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the sponsor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The manufactured homes securing the contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection is governed by the Uniform Commercial Code. The servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the servicer fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, the trustee may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the Uniform Commercial Code or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the Uniform Commercial Code, and the notation of the security interest on the certificate of title or the filing of a financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the issuer. With respect to a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The servicer will represent that at the date of the initial issuance of the related securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the contracts.

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

         The sponsor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the holders. Neither the sponsor nor the trustee will amend the certificates of title to identify the trustee or the trust fund as the new secured party, and neither the sponsor nor the servicer will deliver the securities of title to the trustee or note thereon the interest of the trustee. Accordingly, the servicer, or the seller, continues to be named as the secured party on the certificate of title relating to the manufactured homes. In many states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the sponsor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest in the manufactured home might not be effective or perfected or that, in the absence of notation or delivery to the trustee, the assignment of the security interest in the manufactured home might not be effective against creditors of the servicer (or the seller) or a trustee in bankruptcy of the servicer, or the seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the servicer, or the seller, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the holders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the holders could be released.

         In the event that the owner of a manufactured home moves it to a state other than the state in which that manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the servicer takes steps to effect the re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the trustee, or its custodian, must surrender possession of the certificate of title or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the servicing agreement, the servicer is obligated to take steps as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest. The seller will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, those liens could arise at any time during the term of a contract. No notice will be given to the trustee or holders in the event that a lien arises.

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

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

         The servicer on behalf of the trustee, to the extent required by the related servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The Uniform Commercial Code and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of the repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before those proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing that debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

         The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.

         In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 generally

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

preempts state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes, with some exemptions and conditions. Consequently, in some states the servicer may be prohibited from enforcing a "due-on-sale" clause in the contracts.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on specified kinds of manufactured housing. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The seller will represent that all of the contracts comply with applicable usury law.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         The holder of any contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related contract and may be unable to collect amounts still due under the contract. The successful assertion of that claim constitutes a breach of a representation or warranty of the person specified in the prospectus supplement, and the holders would suffer a loss only to the extent that (1) the person breached its obligation to repurchase the contract in the event an obligor is successful in asserting the claim, and (2) the person, the servicer or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the holders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from those manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and (3) may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment

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

schedule readjusted for a period of time after the completion of military service. However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in a trust fund for a series is relieved under the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the sponsor nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the securities. References in this section to "sections" and the "code" refer to the Internal Revenue Code of 1986.

         The following discussion addresses securities of five general types:

         o securities representing interests in a grantor trust which the sponsor will covenant not to elect to have treated as a REMIC or a FASIT;

         o securities representing interests in a trust, or a portion thereof, which the sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G;

         o securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

         o securities representing interests in a trust that is intended to be treated as a partnership under the code; and

         o securities representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L.

         The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

         The Taxpayer Relief Act of 1997 adds provisions to the code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

GRANTOR TRUST SECURITIES

         With respect to each series of grantor trust securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the related grantor trust will be classified as a

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

grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

         For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest security." A grantor trust security representing ownership of all or a portion of the difference between interest paid on the loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to the grantor trust will be referred to as a "grantor trust strip security."

TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES

         Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities) and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286. Accordingly, that beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See "--Discount and Premium," below.

         Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of that security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (ii) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

SALES OF GRANTOR TRUST SECURITIES

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

         Any gain or loss recognized on the sale of a grantor trust security (equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c). The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

GRANTOR TRUST REPORTING

         The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master servicer, the trustee will furnish to each beneficial owner during the year any customary factual information that the Master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC SECURITIES

         If provided in a prospectus supplement, an election will be made to treat a trust as a REMIC. With respect to each series of securities for which that election is made, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the pooling and servicing agreement, the trust will be treated as a REMIC for federal income tax purposes. A trust for which a REMIC election is made will be referred to in this prospectus as a "REMIC trust." The securities of each class will be designated as "regular interests" in the REMIC trust except that a separate class will be designated as the "residual interest" in the REMIC trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute a REMIC regular security or a REMIC residual security. The opinion shall be attached on Form 8-K to be filed with the securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the securities and Exchange Commission as a post-effective amendment to the prospectus.

         A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the mortgage loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While material provisions of the REMIC regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

SPECIAL TAX ATTRIBUTES

         REMIC regular securities and REMIC residual securities will be "regular or residual interests in a REMIC" within the meaning of section
7701(a)(19)(C)(xi) and "real estate assets" within the meaning of section 856(c)(5)(A). If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3)) then the portion of the

REMIC regular securities and REMIC residual securities that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular securities and REMIC residual securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) , subject to the same limitation as described in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust fund will include, in addition to the mortgage loans, payments on the mortgage loans held pending distribution on the REMIC regular securities and REMIC residual securities and any reinvestment income thereon. REMIC regular securities and REMIC residual securities held by a financial institution to which section 585, 586 or 593 applies will be treated as evidences of indebtedness for purposes of section 582(c)(1). REMIC regular securities will also be qualified mortgages with respect to other REMICs.

TAXATION OF BENEFICIAL OWNERS OF REMIC REGULAR SECURITIES

         Except as indicated below in this federal income tax discussion, the REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the settlement date and not as ownership interests in the REMIC trust or its assets. Beneficial owners of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to those securities under an accrual method. For additional tax consequences relating to REMIC regular securities purchased at a discount or with premium, see "--Discount and Premium," below.

TAXATION OF BENEFICIAL OWNERS OF REMIC RESIDUAL SECURITIES

         DAILY PORTIONS. Except as indicated below, a beneficial owner of a REMIC residual security for a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the beneficial owners of residual securities (on that day) in accordance with their percentage interests on that day. Any amount included in the gross income or allowed as a loss of any beneficial owner of a residual security by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each beneficial owner of a REMIC residual security report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual security may have received full payment of the stated interest and principal on its REMIC residual security.

         The trustee will provide to beneficial owners of REMIC residual securities of each series of securities (i) any information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the securities of the series that may be required under the code.

         TAXABLE INCOME OR NET LOSS OF A REMIC TRUST. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) ) on the REMIC regular securities (but not the REMIC

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

residual securities), even though REMIC regular securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC trust as it accrues under a constant yield method, taking into account the "prepayment assumption" (as defined in the prospectus supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular securities and REMIC residual securities in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular securities or REMIC residual securities has not been sold to the public, then the fair market value of all the REMIC regular securities or REMIC residual securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2). Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 will not be applied at the REMIC trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular securities and REMIC residual securities are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) ) will be treated as ordinary gain or loss.

         A beneficial owner of a REMIC residual security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular securities are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the REMIC regular securities exceeds the REMIC trust's deduction for unaccrued original issue discount relating to the REMIC regular securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, may increase over time as the earlier classes of REMIC regular securities are paid, whereas interest income with respect to any given mortgage loan expressed as a percentage of the outstanding principal amount of that mortgage loan, will remain constant over time.

         BASIS RULES AND DISTRIBUTIONS. A beneficial owner of a REMIC residual security has an initial basis in its security equal to the amount paid for that REMIC residual security. That basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to the REMIC residual security. A distribution on a REMIC residual security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner's basis in the REMIC residual security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC residual security, shall be treated as gain from the sale of the REMIC residual security.

         A beneficial owner of a REMIC residual security is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the beneficial owner's adjusted basis in its REMIC residual security as of the close of the calendar quarter (determined without regard to the net

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

loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual security are subject to special tax rules. With respect to a beneficial owner of a REMIC residual security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during a quarter that the REMIC residual security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC residual securities was sold. The federal long-term rate is a blend of current yields on treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, beneficial owners of REMIC residual securities with excess inclusion income cannot offset that income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511 ), an excess inclusion of a beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 ), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC regulations indicate that if a beneficial owner of a REMIC residual security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain this rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no similar rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC residual securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to REMIC residual securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) , excluding any net capital gain) will be allocated among the shareholders of that trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and cooperatives that hold a REMIC residual security.

         PASS-THROUGH OF SERVICING AND GUARANTY FEES TO INDIVIDUALS. A beneficial owner of a REMIC residual security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that those fees, along with some of the beneficial owner's other miscellaneous itemized deductions exceed 2% of the beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC residual security may not be able to deduct any portion of the fees in computing a beneficial owner's alternative minimum tax liability. A beneficial owner's share of the fees will generally be determined by (i) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on that day.

TAXES ON A REMIC TRUST

         PROHIBITED TRANSACTIONS. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         CONTRIBUTIONS TO A REMIC AFTER THE STARTUP DAY. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the settlement date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by treasury regulations.

         NET INCOME FROM FORECLOSURE PROPERTY. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

SALES OF REMIC SECURITIES

         Except as provided below, if a REMIC regular residual security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of that security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to the security and reduced by distributions on that security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to the security. See "--Discount and Premium." The adjusted basis of a REMIC residual security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) , any gain or loss will be capital gain or loss, provided the security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221.

         Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC regular security had

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

income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on treasury securities) as of the date of purchase over (ii) the amount actually includible in the beneficial owner's income. In addition, gain recognized on a sale by a beneficial owner of a REMIC regular security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period a security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a beneficial owner of a REMIC residual security sells its REMIC residual security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) ) comparable to a residual interest in a REMIC. That disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by treasury regulations, no such regulations have yet been published.

         TRANSFERS OF REMIC RESIDUAL SECURITIES. Section 860E(e) imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC residual security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, cooperatives, and nominees) that owns a REMIC residual security if the pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by purchase, by default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in the entity are not held by disqualified organizations and (ii) information necessary for the application of the REMIC tax will be made available. Restrictions on the transfer of a REMIC residual security and other provisions that are intended to meet this requirement are described in the pooling and servicing agreement, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual security. In addition, a pass-through entity (including a nominee) that holds a REMIC residual security may be subject to additional taxes if a disqualified organization is a record-holder of an interest in that entity. A transferor of a REMIC residual security (or an agent of a transferee of a REMIC residual security, as the case may be) will be relieved of that tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no tax will be imposed on a pass-through entity for a period with respect to an interest in that entity is owned by a disqualified organization if (i) the record-holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false.

         The Taxpayer Relief Act of 1997 adds provisions to the code that will apply to an "electing large partnership." If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e). An exception to this tax, otherwise available to a pass-through entity

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

that is furnished with affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

         Under the REMIC regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--grantor trust securities and REMIC regular securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC residual security is no less than the product of the present value of the "anticipated excess inclusions" with respect to that security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC residual security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

         The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC residual security should consult with their own tax advisors for further information regarding the transfers.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. For purposes of the administrative provisions , each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information required by treasury regulations and, with respect to beneficial owners of REMIC residual securities in a REMIC trust, information necessary to compute the daily portions of the taxable income (or net loss) of the REMIC trust for each day during the year. The trustee will also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual security or in a fiduciary capacity. Each beneficial owner of a REMIC residual security, by the acceptance of its REMIC residual security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each beneficial owner of a REMIC residual security is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

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

TERMINATION

         In general, no special tax consequences will apply to a beneficial owner of a REMIC regular security upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last mortgage loan remaining in the trust fund. If a beneficial owner of a REMIC residual security's adjusted basis in its REMIC residual security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual security is entitled to a loss equal to the amount of that excess.

DEBT SECURITIES

         With respect to each series of debt securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the securities will be classified as debt secured by the related loans. Consequently, the debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "--Discount and Premium," below.

SPECIAL TAX ATTRIBUTES

         As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, debt securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in debt securities.

SALE OR EXCHANGE

         If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for financial institutions subject to section 582(c) , any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset (within the meaning of section 1221 ), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

PARTNERSHIP INTERESTS

         With respect to each series of partnership interests, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the loans.

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

SPECIAL TAX ATTRIBUTES

         As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, partnership interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in partnership interests.

TAXATION OF BENEFICIAL OWNERS OF PARTNERSHIP INTERESTS

         If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, treasury regulations and the partnership agreement (here, the trust agreement and related documents).

         The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying mortgage loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

         The trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. (See "Backup Withholding" and "Foreign Investors" below).

         Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the code.

         Under section 708 , the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

SALE OR EXCHANGE OF PARTNERSHIP INTERESTS

         Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner of a partnership interest's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income (includible in income) and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold (rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest).

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

         Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754.

PARTNERSHIP REPORTING MATTERS

         The Owner trustee is required to (i) keep complete and accurate books of the trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and (iii) report each beneficial owner of a partnership interest's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interests must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all the inconsistencies.

         Under section 6031 , any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. Required information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items note related to the income and losses of the trust.

FASIT SECURITIES

         If provided in a prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a). With respect to each series of securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the pooling and servicing agreement, the trust will be treated as a FASIT

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for federal income tax purposes. A trust for which a FASIT election is made will be referred to in this prospectus as a "FASIT trust." The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT regular security) or an ownership interest (a FASIT Ownership security). The opinion shall be attached on Form 8-K to be filed with the securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the securities and Exchange Commission as a post-effective amendment to the prospectus.

SPECIAL TAX ATTRIBUTES

         FASIT securities held by a real estate investment trust will constitute "real estate assets" within the meaning of sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT regular securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT trust and the income thereon would be so treated. FASIT regular securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT trust or the income thereon qualify for the foregoing treatments, the FASIT regular securities will qualify for the corresponding status in their entirety. For purposes of section 856(c)(5)(A), payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular securities should qualify for that treatment. FASIT regular securities held by a regulated investment company will not constitute "government securities" within the meaning of section 851(b)(4)(A)(i). FASIT regular securities held by financial institutions will constitute an "evidence of indebtedness" within the meaning of section 582(c)(1).

TAXATION OF BENEFICIAL OWNERS OF FASIT REGULAR SECURITIES

         A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by those beneficial owners. See discussion of "Discount and Premium" below.

         In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements of the code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "startup day," which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions, sections 860H through 860L, also require the FASIT

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

ownership interest and "high-yield regular interests" to be held only by fully taxable domestic corporations.

         Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the sponsor had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

         The various interests in a FASIT also must meet additional requirements. All of the interests in a FASIT must be either one or more classes of regular interests or a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (2) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,
(3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in section 1274(d). In order to meet the 30 year maturity requirement, the FASIT regular securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT regular securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (1), (2) (4) or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements for status as a FASIT during any taxable year, the code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities, such as the trust fund, may be treated as a separate association taxable as a corporation, and the FASIT regular securities may be treated as equity interests in that association. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

TAXES ON A FASIT TRUST

         Income from "prohibited transactions" by a FASIT are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage,
(b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on these transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT residual security.

         DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

DISCOUNT AND PREMIUM

         A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and some grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method;
(2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security (or upon a sale of a security); and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

ORIGINAL ISSUE DISCOUNT

         In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the settlement date to the first distribution date.

         Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the settlement date until the date on which each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

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

         Section 1272(a)(6) contains special original issue discount rules directly applicable to REMIC securities and debt securities. The Taxpayer Relief Act of 1997 extends application of section 1272(a)(6) to the grantor trust securities for tax years beginning after August 5, 1997. Under these rules, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the prepayment assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

         Section 1272(a)(6)(B)(iii) requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

         Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of no longer than one year either (1) beginning on a distribution date or, in the case of the first accrual period, the settlement date, and ending on the day before the next distribution date or
(2) beginning on the next day following a distribution date and ending on the next distribution date.

         Under section 1272(a)(6), the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of (A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to that security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset

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

subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

         A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to that security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

MARKET DISCOUNT

         A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent that the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. With respect to securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either
(1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a security will be considered to be zero if that discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to that distribution will be recognized.

SECURITIES PURCHASED AT A PREMIUM

         A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased that "premium security" at a premium. The purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) , to treat the premium as an "amortizable bond premium." If a beneficial owner makes that election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a distribution date will be reduced by the portion of the premium allocable to each period based on the plan's yield to maturity. The premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds

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

thereafter acquired by it, and is irrevocable without the consent of the IRS. If the election is not made, (1) the beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the plan and, when each principal distribution is received, a loss equal to the premium allocated to that distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the plan.

         Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding some securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that a security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In that event, section 1272(a)(6) would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2). Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of these securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

SPECIAL ELECTION

         For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

         Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 at a rate of 31% if recipients of the distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

         The Internal Revenue Service recently issued final withholding regulations, that change the rules relating to presumptions currently available relating to information reporting and backup withholding. The withholding regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The withholding regulations are effective January 1, 2001, although valid withholding certificates that are held on December 31, 2000 remain valid until the earlier of December 31, 2001 or the due date of expiration of the certificate under the rules as currently in effect.

FOREIGN INVESTORS

         The withholding regulations would require, in the case of securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships.

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

Non-U.S. Persons should consult their own tax advisors regarding the application to them of the withholding regulations.

GRANTOR TRUST SECURITIES AND REMIC REGULAR SECURITIES

         Distributions made on a grantor trust security, Debt security or a REMIC regular security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of that beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives a statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C).

REMIC RESIDUAL SECURITIES AND FASIT OWNERSHIP SECURITIES

         Amounts distributed to a beneficial owner of a REMIC residual security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary treasury regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual security or a FASIT ownership security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust securities, debt securities and REMIC regular securities, as described above, but only to the extent that the obligations directly underlying the REMIC or FASIT trust that issued the REMIC residual security or FASIT ownership security, e.g., mortgage loans or regular interests in another REMIC or FASIT, were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC residual securities--Excess Inclusions."

PARTNERSHIP INTERESTS

         Depending upon the particular terms of the trust agreement and servicing agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for those purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in those cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

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

FASIT REGULAR SECURITIES

         "High-yield" FASIT regular securities may not be sold to or beneficially owned by non-U.S. Persons. Any such purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to the high-yield FASIT regular securities for federal income tax purposes. The pooling and servicing agreement will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and section 4975 of the Internal Revenue Code prohibit a "plan," which is a pension, profit sharing or other employee benefit plan and individual retirement arrangements from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Internal Revenue Code also prohibit generally actions involving conflicts of interest by persons who are fiduciaries of those plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for those persons. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any plan which is qualified and exempt from taxation under section 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules of section 503 of the Internal Revenue Code.

         Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan, including an individual retirement arrangement, that purchased securities. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan, including individual retirement arrangements, subject to section 406 of ERISA or section 4975 of the Internal Revenue Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

         The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of section 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA and the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the underwriter exemptions. The underwriter exemptions will only be available for securities that are certificates.

         Among the conditions that must be satisfied in order for the underwriter exemptions to apply to offered certificates are the following:

         o the acquisition of the certificates by a plan is on terms, including the price for the certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

         o the rights and interests evidenced by the certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         o the certificates acquired by the plan have received a rating at the time of the acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's Investors Service, Duff & Phelps Credit Rating Co. or Fitch Investors Service;

         o the trustee is not an affiliate of any other member of the restricted group, as defined below)

         o the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor in exchange for the assignment of the loans to the trust estate represents not more than the fair market value of the loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses;

         o the plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

         o in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

         The trust estate must also meet the following requirements:

         o the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

         o certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's Investors Service, Fitch Investors Service or Duff & Phelps Credit Rating Co. for at least one year prior to the plan's acquisition of certificates; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year prior to the plan's acquisition of certificates.

         Moreover, the underwriter exemptions provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; although, among other requirements, (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group; (2) the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (3) the plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan with respect to which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The underwriter exemptions do not apply to plans sponsored by the "restricted group," which is the sponsor, the underwriters, the trustee, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of the parties.

         In addition to the underwriter exemptions, the Department of Labor has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

         The underwriter exemptions will not be available for securities that are notes. Under the "plan assets regulation" issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An "equity interest" is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Internal Revenue Code. If the notes are treated as indebtedness without substantial equity features, the trust's assets would not be deemed assets of a plan. However, in that case, the acquisition or holding of the notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction, if the acquisition and holding of notes by or on behalf of a plan was deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60, regarding transactions entered into by insurance company general accounts; and PTCE 96-23, regarding transactions effected by "in-house asset managers". Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

         The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

         In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes.

                                LEGAL INVESTMENT

         The related prospectus supplement will describe whether or not the securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              AVAILABLE INFORMATION

         The sponsor has filed a registration statement with respect to the securities with the Securities and Exchange Commission. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the agreements, but do not contain all of the information in the registration statement. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the sponsor, that file electronically with the Securities and Exchange Commission.

         Each trust fund will be required to file reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. The sponsor intends to cause each trust fund to suspend filing the reports if and when the reports are no longer required under said act.

         No person has been authorized to give any information or to make any representation other than those contained in this prospectus and any prospectus supplement and you must not rely upon such information or representations. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby and thereby nor an offer of the securities to any person in any state or other jurisdiction in which that offer would be unlawful. You should not assume that information in this prospectus is correct as of any time subsequent to its date.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         All documents that we subsequently file with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus shall be incorporated by reference in this prospectus and be a part of this prospectus. Any statement contained in a document incorporated by reference shall be modified or superseded if a statement contained in this prospectus, the prospectus supplement or in any other document subsequently incorporated by reference modifies or replaces that statement.

         The sponsor will provide without charge, on request of each person to whom this prospectus is delivered, a copy of any of the documents that are incorporated by reference in this prospectus. Requests should be directed to the sponsor at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630, telephone no. (704) 374- 4868.

                              PLAN OF DISTRIBUTION

         The sponsor may offer each series of securities through First Union Capital Markets, a division of Wheat First Securities, Inc. or one or more other firms that may be designated at the time of each offering of the securities. The participation of First Union in any offering will comply with Schedule E to the bylaws of the National Association of Securities Dealers, Inc. The prospectus supplement will describe the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the sponsor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series will be stated in the prospectus supplement. First Union is an affiliate of the sponsor.

                                  LEGAL MATTERS

         Dewey Ballantine LLP, New York, New York, or any other counsel identified in the prospectus supplement, will pass upon legal matters for the sponsor.

                              FINANCIAL INFORMATION

         The sponsor has determined that its financial statements are not material to the offering made hereby.

         A new trust will be formed to own the primary assets and to issue each series of securities. Each new trust will have no assets or obligations prior to the issuance of the securities and will not engage in any activities other than those described in this prospectus. Accordingly, no financial statements with respect to the trusts will be included in this prospectus or any prospectus supplement.

         A prospectus supplement and the related Form 8-K may contain financial statements of any credit enhancer.

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                                  $125,000,000




                  RBMG FUNDING CO. MORTGAGE LOAN TRUST 1999-2
                       ASSET-BACKED NOTES, SERIES 1999-2




                                   RBMG, INC.
                                    SERVICER



                     RESIDENTIAL ASSET FUNDING CORPORATION
                                    SPONSOR



                 --------------------------------------------
                             PROSPECTUS SUPPLEMENT
                 --------------------------------------------
                             FIRST UNION SECURITIES


                                  UNDERWRITER



                               November 18, 1999


We suggest that you rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.


We are not offering the securities offered hereby in any state where the offer is not permitted.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the securities offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.



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